UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AEROJET ROCKETDYNE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION

comprised of the following individuals

speaking individually and not as or on behalf of the company:

GAIL BAKER

MARION C. BLAKEY

MAJ. GEN. CHARLES F. BOLDEN, USMC (RET.)

GENERAL KEVIN P. CHILTON, USAF (RET.)

THOMAS A. CORCORAN

EILEEN P. DRAKE

DEBORAH LEE JAMES

GENERAL LANCE W. LORD, USAF (RET.)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Committee for Aerojet Rocketdyne Shareholders and Value Maximization (the “Committee”) is disclosing the transcript of the May 24, 2022 trial proceedings in In re Aerojet Rocketdyne Holdings, Inc., C.A. No. 2022-0127-LWW, as additional soliciting materials.

Shareholders with questions can contact our solicitor: D.F. King & Co., (212) 269-5550 (collect) or via e-mail at AJRD@dfking.com.

Important Information

This document is being sent by members of the Committee in their individual capacity, and not on or behalf of Aerojet Rocketdyne Holdings, Inc (the “Company”). No Company resources were used in connection with these materials. On May 3, 2022, Eileen P. Drake and the other members of the Committee For Aerojet Rocketdyne Shareholders and Value Maximization filed a definitive solicitation statement with the Securities and Exchange Commission in connection with the solicitation of agent designations to call a special meeting of stockholders of the Company.

Contact:

D.F. King & Co., Inc.

Edward T. McCarthy / Tom Germinario

AJRD@dfking.com

Committee’s Website:

https://maximizeajrdvalue.com

367

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE AEROJET ROCKETDYNE	: C.A. No.
HOLDINGS, INC.	: 2022-0127-LWW

Chancery Courtroom No. 12B

Leonard L. Williams Justice Center

500 North King Street

Wilmington, Delaware

Tuesday, May 24, 2022

9:15 a.m.

BEFORE: HON. LORI W. WILL, Vice Chancellor

TRIAL TRANSCRIPT – VOLUME II

CHANCERY COURT REPORTERS

Leonard L. Williams Justice Center

500 North King Street - Suite 11400

Wilmington, Delaware 19801

(302) 255-0526

368

APPEARANCES:

A. THOMPSON BAYLISS, ESQ.

MICHAEL A. BARLOW, ESQ.

ELIEZER Y. FEINSTEIN,, ESQ.

FLORENTINA D. FIELD, ESQ.

SAMUEL D. CORDLE, ESQ.

CALEB VOLZ, ESQ.

Abrams & Bayliss LLP

-and-

R. BRIAN TIMMONS, ESQ.

of the California Bar

Quinn Emanuel Urquhart & Sullivan, LLP

-and-

ELLISON WARD MERKEL, ESQ.

K. MCKENZIE ANDERSON, ESQ.

of the New York Bar

Quinn Emanuel Urquhart & Sullivan, LLP

-and-

JOSEPH MARGOLIES, ESQ.

of the Illinois Bar

Quinn Emanuel Urquhart & Sullivan, LLP

for Plaintiff Warren G. Licktenstein

PETER J. WALSH, JR., ESQ.

MATTHEW F. DAVIS, ESQ.

LAURA G. READINGER, ESQ.

ABRAHAM C. SCHNEIDER, ESQ.

PATRICK A. LOCKWOOD, ESQ.

Potter, Anderson & Corroon LLP

for Plaintiffs James R. Henderson, Audrey A. McNiff, and Martin Turchin

RAYMOND J. DiCAMILLO, ESQ.

KEVIN M. GALLAGHER, ESQ.

DANIEL E. KAPROW, ESQ.

CAROLINE M. McDONOUGH, ESQ.

Richards, Layton & Finger, PA

-and-

DAVID J. MARGULES, ESQ.

ELIZABETH A. SLOAN, ESQ.

BRITTANY M. GIUSINI, ESQ.

Ballard Spahr LLP

-and-

Appearances Cont’d ...

CHANCERY COURT REPORTERS

369

... Appearances Cont’d

TERENCE GRUGAN, ESQ.

of the Pennsylvania Bar

Ballard Spahr LLP

-and-

MARK A. KIRSCH, ESQ.

ADAM H. OFFENHARTZ, ESQ.

DANA E. SHERMAN, ESQ.

of the New York Bar

Gibson, Dunn & Crutcher LLP

-and-

BRIAN M. LUTZ, ESQ.

COLIN B. DAVIS, ESQ.

KATIE BEAUDIN, ESQ.

of the California Bar

Gibson, Dunn & Crutcher LLP

-and-

JEFFREY S. ROSENBERG, ESQ.

of the District of Columbia Bar

Gibson, Dunn & Crutcher LLP

for Eileen P. Drake, Thomas A. Corcoran, Kevin P. Chilton, and Lance W. Lord

ALBERT H. MANWARING, IV, ESQ.

Morris James LLP

for Nominal Party Aerojet Rocketdyne Holdings, Inc.

GARRETT B. MORITZ, ESQ. (Via Zoom)

BENJAMIN Z. GROSSBERG, ESQ.

Ross Aronstam & Moritz LLP

for Mr. Boehle

CHANCERY COURT REPORTERS

K. Chilton - Direct	370

THE COURT: Good morning.

VARIOUS COUNSEL: Good morning, Your Honor.

THE COURT: Nice to see you all again. I read your submissions last night. It sounds as though we have nothing we need to talk about right now. Thank you for that. If it comes up during the day, we can revisit. Any other housekeeping matters that we should attend to before we resume?

ATTORNEY BAYLISS: Nothing from our side. Thank you, Your Honor.

THE COURT: Thank you.

ATTORNEY DICAMILLO: Nothing from our side, Your Honor.

THE COURT: Thank you. You may proceed.

KEVIN CHILTON, having previously been duly affirmed, was examined and testified as follows:

DIRECT EXAMINATION (Cont’d)

BY ATTORNEY BEAUDIN:

Q.    Good morning, General Chilton.

A.    Good morning.

Q.    Yesterday we discussed your service in the Air Force. Correct?

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A.    Yes.

Q.    And during your time in the Air Force you were a test pilot?

A.    Yes.

Q.    And you also testified yesterday you spent 11 years of your career in the Air Force detailed to NASA?

A.    Yes.

Q.    During your time as an astronaut, did you participate in any space missions?

A.    I did. I’ve been on three space shuttle missions: the maiden voyage of the Endeavour in 1992 as a pilot, I flew the Endeavour in ‘94 as a pilot, and I commanded Atlantis in 1996.

Q.    Yesterday you mentioned a letter provided to Mr. Lichtenstein in September of 2021 following allegations made by Ms. Drake.

Do you remember that?

A.    One more time, please.

Q.    Sure. You mentioned a letter yesterday that was provided to Mr. Lichtenstein in September 2021 following allegations made by Ms. Drake. Right?

A.    Yes. That was a letter from the six

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independent directors.

Q.    Let’s take a look at Joint Exhibit 88. And that will show up on your screen there, General Chilton.

Who asked the general counsel to draft this letter?

A.    The committee.

Q.    And who —

A.    My recollection is we asked them to do it.

Q.    And who were the members of the committee?

A.    It was Ms. McNiff, Mr. Henderson, Mr. Turchin, myself, General Lord, and Mr. Corcoran.

Q.    And did the nonmanagement directors meet and discuss these issues before Mr. Kampani drafted the letter?

A.    That’s my recollection. And with counsel.

Q.    And did the nonmanagement directors unanimously determine that a guidance memo should be sent to Mr. Lichtenstein?

A.    I believe that’s true.

Q.    Did this letter accurately reflect the

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views of the nonmanagement directors at that meeting?

A.    Yes.

Q.    And was there anything in this memo that you did not agree with?

A.    No.

Q.    General Chilton, yesterday we also discussed the notice of nomination delivered to the board by Steel Partners in January of this year. Correct?

A.    Yes.

Q.    And did you know that Steel Partners would be nominating a slate of directors that included new directors not on the Aerojet board before you received that notice?

A.    I did not.

Q.    Did Mr. Lichtenstein tell you that he was going to submit a Steel Partners slate?

A.    No.

Q.    And before Steel Partners submitted the slate, did Mr. Turchin tell you that he had agreed to be on that alternative slate?

A.    I don’t recall that.

Q.    Before Steel Partners submitted the slate, did Ms. McNiff tell you that she had agreed to

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be on that alternative slate?

A.    Now, I can definitively say none of the three, Mr. Henderson, Ms. McNiff, nor Mr. Turchin, mentioned anything about being on an alternative slate.

Q.    Were you surprised when you received the Steel Partners notice of nomination?

A.    I was.

Q.    Did you understand at this time that there was a deadline by which the shareholders had to nominate their slate?

A.    By this time, I’m not sure. But I do recall I had a conversation, and it was probably in the week leading — that week leading up to when the slate came out. I asked again — I was on telephonically. I was trying to understand what the rush was to have this discussion about a slate before our February meeting, which would have seemed to have been the normal time to do it.

And I don’t recall who explained to me that with a — that the linkage of when someone can submit an outside slate, that date was linked to the date of the shareholder meeting. And so there was a — and so as I started to think about that, I asked,

CHANCERY COURT REPORTERS

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well, who has control over when the shareholder meeting is? And the answer was, we do, the board. Well, why don’t we move the shareholder meeting so that we can complete the investigation that’s ongoing, the six independents through Sarah Coyne, which she was conducting for us, come to conclusions on that, then to a normal nom-gov process for our slate development, and give the shareholders, not — any shareholder, an opportunity to submit a slate, another slate, an external slate.

And that’s the way I thought it should have been done at that point, given that everyone was saying we had to do this quickly. Not everyone. The notion was that’s why this alternative slate was being pushed forward by Steel Partners, because there was a deadline coming up.

Q.    And you mentioned this was on a telephone conversation. Who was on that phone call?

A.    My recollection, at least the six of us were. I think it was during that week of 24 to 28 February, when we were all kind of trying to figure out, why are we seeing a proposed slate outside the normal board process. What’s going on? I think it was that week and one of those calls that I asked that

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question.

Q.    And this was in January of 2022?

A.    January.

Q.    And when you say the six of us, you mean the nonmanagement directors?

A.    Yes. At least we were talking about it. I can’t recall if anyone else was on that call. The only reason, it may have been during executive session, but I don’t recall.

Q.    And in your view, would that have made sense, to move that date to allow the investigation to conclude?

A.    Yes. That’s what I thought was the proper way to do this. And I thought, also, I was concerned that any shareholder would be able to submit an alternative slate to whatever nom and gov came up with. And that was important to me too. Not just Steel.

Q.    And did you understand that other directors opposed moving that date?

A.    I don’t know that — I don’t recall. I just know that we didn’t do it. You know, the push was just continued forward.

Q.    Yesterday you testified about a call

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you had with Mr. Lichtenstein after the February 1st press release that disclosed the investigation. Is that correct?

A.    After the — yes.

Q.    And you testified that you felt like a gun was being held to your head.

Do you recall that?

A.    Right.

Q.    What did you mean by that?

A.    We were being put into a corner where we had no other choice, and none of the things that I had suggested were accepted. And it was just like they felt like you either do this or there’s going to be a slate. And the slate we were asked — the agreement we were asked to vote on seemed to me to lock in his position on the board, which I didn’t think was the correct thing to do for the shareholders.

Also, probably not in that context of that question, we seemed to have also been in a position where it was going to be very difficult for a normal process through nom and gov to go forward and produce a company slate.

Q.    And why?

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A.    Well, we were restricted from talking to the outside investors about this. We were restricted — we were going to have to fund it, essentially, out of our own personal funds to get the legal help we needed and everything that you would need to do to put a slate together. And the three of us didn’t feel like we had those resources to be able to go forward and do that.

Q.    And who is the three of you?

A.    General Lord, myself, and Mr. Henderson. That’s the way I felt.

Q.    Did you say Mr. Henderson?

A.    I’m sorry, Mr. Corcoran. I’m sorry.

Q.    General Chilton, as a four-star general, a former commander of the U.S. Strategic Command, a member of multiple public company boards and well-known not-for-profit boards, do you always strive to govern yourself in accordance with the law?

A.    I do.

Q.    Do you always strive to uphold your duties and your obligations?

A.    I do.

Q.    Mr. Lichtenstein, Ms. McNiff, Mr. Henderson, and Mr. Turchin filed this lawsuit

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against you and your fellow directors not on their slate. Correct?

A.    Correct.

Q.    And they’ve accused you and your fellow directors of acting unlawfully. Correct?

A.    They have.

Q.    Of violating court orders?

A.    Yes.

Q.    General Chilton, is there any question in your mind that you at all times did what you believed was in the best interest of Aerojet and its stockholders?

A.    There is no doubt in my mind I always did that. Foremost in my thoughts.

Q.    Any question in your mind that you at all times acted consistent with your duties as a director in the company?

A.    No.

Q.    Any question in your mind that at all times you acted consistent with the law and orders of this Court?

A.    I absolutely followed the TRO of this Court.

ATTORNEY BEAUDIN: Thank you, General

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K. Chilton - Cross	380

Chilton. Pass the witness.

THE COURT: Mr. Bayliss.

ATTORNEY BAYLISS: Thank you, Your Honor.

CROSS-EXAMINATION

BY ATTORNEY BAYLISS:

Q.    Good to see you again, General.

A.    Good morning. Good to see you, Mr. Bayliss, in the flesh as opposed to on a TV screen.

Q.    Your testimony yesterday inspired me to do some late-night reading about the Air Force. And I read a paper authored by a major in the United States Air Force named Edwin Swedberg.

Have you ever heard of Mr. Swedberg?

A.    I have not.

Q.    The thesis, or paper, was entitled “The Effect on Operational and Tactical Surprise by U.S. Military Forces Due to the Proliferation of Unclassified Satellite Imaging Systems.”

Ever heard of that paper?

A.    I have not read that paper.

Q.    You are familiar with the concept of tactical surprise, aren’t you?

CHANCERY COURT REPORTERS

K. Chilton - Cross	381

A.    I am.

Q.    Major Swedberg’s thesis analyzes how surprise acts as a force multiplier.

A.    Yes.

Q.    Are you familiar with the concept of a force multiplier?

A.    I am.

Q.    Surprise can have a major impact on an opponent. Correct?

A.    Yes, it can.

Q.    It can create confusion. Right?

A.    Yes, it can.

Q.    It can create disarray. Correct?

A.    Yes, it can.

Q.    It can give one side a significant advantage. Right?

A.    Yes. That’s the intent.

Q.    Could you turn in your binder to JX 0241, please.

A.    I’m sorry, 0241?

Q.    Yes, sir.

A.    Thank you. I’m there. Thank you.

Q.    This is the press release that was issued on February 1st, 2022. Correct?

CHANCERY COURT REPORTERS

K. Chilton - Cross	382

A.    It is.

Q.    This is the press release that half the board didn’t know about before it was issued. Correct?

A.    That’s correct.

Q.    This is the press release that half the nonmanagement committee didn’t know about until it was issued. Correct?

A.    That’s correct.

Q.    This was a surprise to your fellow directors. Correct?

A.    I suspect it was.

Q.    You authorized this press release without your fellow directors knowing about it. Correct?

A.    We authorized this press release with advice of counsel and with the intention that it was the right thing to do for our shareholders, yes.

Q.    You authorized this press release without your fellow directors knowing about it. Correct?

A.    Without three directors knowing about it, yes.

Q.    You participated in the drafting of

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this press release without your fellow directors knowing about it. Correct?

A.    In the editing of it, yes.

Q.    Let’s go to JX 208, please.

A.    Okay. I’m there.

Q.    This is an email from you, dated January 31, 2022, to General Lord. Correct?

A.    Yes.

Q.    And you enclose a draft of the surprise press release. Correct?

A.    Yes.

Q.    And below, you’re enclosing a thread from Jeff Wolters, the lawyer for the nonmanagement committee, to Mr. Corcoran, General Lord, and you. Right?

A.    That’s correct. That’s what this is.

Q.    And the other members of the nonmanagement committee never knew about this. Correct?

A.    To my knowledge, no.

Q.    There’s a text box in the middle of the page that says “Withheld for Privilege.”

Do you see that?

A.    I do.

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Q.    And then if you turn to where the press release would be, the attachment, it also says “Withheld for Privilege.” Correct?

A.    I do.

Q.    Did you hear your lawyers yesterday saying that the privilege had been waived?

A.    I’m not — I don’t understand the question with regard to this.

Q.    This document is still redacted for privilege, isn’t it, General?

A.    I don’t know. I’ve never seen — I don’t know what this means, but I’ll take your word for it, Mr. Bayliss.

Q.    I can’t ask about it, and you can’t tell me about it, because it’s redacted. Is that correct?

A.    If that’s what it means, then I’ll follow those rules.

Q.    You testified yesterday that the purpose of the press release was to inform the stockholders of facts that they should know.

Do I have that right?

A.    Yes. I thought it was important to — and our duty to advise the shareholders on what was

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happening.

Q.    But that actually wasn’t the purpose of the press release, was it, General?

A.    No, that was the purpose.

Q.    Well, the whole point of the press release was to put pressure on Mr. Lichtenstein. Correct?

A.    No.

Q.    Let’s look at JX 0161.

A.    Let’s see. I have 0014. Did you say 0161?

Q.    Correct.

A.    Okay. I’m in the wrong area. Found it. Thanks.

Q.    This is an email from Joseph Gromacki at Jenner dated January 28, 2022. Correct?

A.    Yes.

Q.    And it’s to Arjun Kampani, the company’s general counsel. Right?

A.    It is.

Q.    I’d like to draw your attention down to the last line of the first paragraph.

Do you see where it says “Also, FYI ...”?

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A.    I’m going to read the whole thing to myself. This is the first time I’ve seen it.

I see that last sentence, and I’ve read the email now. Thank you.

Q.    The sentence reads, in part, “I am working on a draft disclosure that could put pressure on Warren and team. Will send out later.”

Do you see that?

A.    I do see that sentence, yes.

Q.    And then Mr. Gromacki did, in fact, draft the press release. Correct?

A.    He did. I don’t know if that’s what he’s referring to here.

Q.    Let’s look at JX 0179. This is Mr. Gromacki again. Correct?

A.    It is.

Q.    And he encloses a first draft of the surprise press release. Correct?

A.    I see there is mention of attachment of a press release, yes.

Q.    The text reads, “Further to our discussion this afternoon, attached is a draft press release for your review and consideration. This may be too much, but I think we should be focused on what

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we might be willing to disclose in order to put pressure on WL ....”

Do you see that?

A.    I do.

Q.    “WL” is Warren Lichtenstein. Right?

A.    I believe that’s true, yes.

Q.    I don’t see anything in this email about how the stockholders need to know about a confidential investigation. Do you?

A.    I don’t see it in this email.

Q.    In fact, the company hadn’t disclosed the investigation to Lockheed, had it?

A.    No, I don’t believe we had.

Q.    And if anything material was happening at the company, it had to be disclosed to Lockheed because the company was in a merger agreement. Correct?

A.    Yes. But under advice of counsel, we were told we didn’t have to.

Q.    Because it wasn’t material. Correct?

A.    I don’t recall the rationale.

Q.    Let’s look at JX 209 next.

A.    Okay. I’m there.

Q.    Do you see that this is an email from

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Jim Moloney at Gibson Dunn, dated January 31st?

A.    I do.

Q.    Do you see that right in the middle of the page there is an email from Arjun Kampani dated January 30 at 5:42 p.m.?

A.    I see it.

Q.    The text says, “FYI - ask them to retract the notice or we tell them [that] Warren is under investigation.”

Do you see that?

A.    I do.

Q.    That’s a reference to Steel. Ask Steel to retract the notice of nomination or we tell the stockholders that Warren is under investigation. Right?

A.    I see what it says, yes.

Q.    Isn’t that corporate blackmail, General?

A.    I’m not an expert in those areas, and I’m not witting — I was not witting to these emails until right now. And in my discussions and editing of the press release on the day that we did that, it was, as I mentioned earlier, the intention of serving the shareholders.

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Q.    General, you testified yesterday about integrity first. Right?

A.    Yes.

Q.    Corporate blackmail is not consistent with integrity first, is it, General?

A.    Any kind of blackmail is not in line with integrity.

Q.    General, you talked about a gun being held to your head. Correct?

A.    Yes.

Q.    ”[A]sk them to retract the notice or we tell them Warren is under investigation.” Which way is the gun pointing, General?

A.    As I said, I had not seen these emails before. I have no opinion at this point.

Q.    General, you were involved in the process of drafting the press release. Right?

A.    The process of editing it.

Q.    You were involved in several strategy calls about the press release. Correct?

A.    At least one, before it went out.

Q.    Let’s look at JX 0199.

A.    I’m there.

Q.    This is from Mr. Gromacki, the author

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of the press release. Correct?

A.    I recognize Mr. Gromacki, yes.

Q.    January 31st, after he’s already discussed the purpose of the press release is to put pressure on Warren. Right? And —

A.    It doesn’t — okay. In the — you’re referencing the previous email?

Q.    The text of the email reads, “All: Attached is a clean copy of the draft press release. I attempted to incorporate the feedback of the independent directors during the call this evening.”

Do you see that?

A.    Yes.

Q.    That’s a reference to you and General Lord and Mr. Corcoran. Correct?

A.    Correct. That would have been the session where we edited it.

Q.    And let’s look at JX 0232 as well.

A.    I’m there, sir.

Q.    This is a February 1st email thread. It encloses an email from Arjun Kampani, the company’s general counsel. Right?

A.    Yes.

Q.    The one who suggested the threat.

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Correct?

A.    (No audible response.)

Q.    The text reads, “Joanne - Please set [] up a status call for 5:45pm [Eastern Time] with this group (including Eileen and Tom Corcoran, General Lord and General Chilton) ....”

Do you see that?

A.    I do.

Q.    This is the call in which you and others authorized the press release. Right?

A.    I don’t recall if this was the actual call or if we had done it before, after making our edits.

Q.    The press release was put up on the screen. Everyone had an opportunity to look at it and authorize it before it was issued. Correct?

A.    That’s true. I’m sorry. If you mean did I have a chance to see the incorporated edits before it went out, that’s correct.

Q.    On February 2nd, the SEC filings went out. Correct?

A.    Yes. I believe that’s the correct date.

Q.    Not authorized by the board. Correct?

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A.    By the whole board, no.

Q.    Not authorized by the nonmanagement committee. Correct?

A.    By the six — if you mean by the six independent directors, that’s correct.

Q.    They were kept secret from your fellow directors until they were issued. Right?

A.    I don’t believe that was the intent.

Q.    The intent was to put pressure on Steel. Right?

A.    No. Not my intent.

Q.    Mr. Lichtenstein asked for an explanation, didn’t he?

A.    I’m sorry. At what point? And could you give me some more context for that question.

Q.    Let’s look at JX 271, please.

A.    Okay. I’m there.

Q.    This is an email from Mr. Lichtenstein dated February 2, 2022, at 2:06 p.m.

Do you see that?

A.    I do.

Q.    The text — this is to the entire board. Well, excuse me, this is to Mr. Kampani, the company’s general counsel, but it ccs the entire

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board. Correct?

A.    I see that, thank you.

Q.    It reads, “Arjun: As you know, at 10:39 a.m. on February 1, [    ], I sent an email reminding you that any press releases or other public disclosures by, for or in the name of the Company should be provided to all Board members so that they may review and provide any comments ....”

Do you see that?

A.    I do.

Q.    And then a little later on, the text reads, “At approximately 5:09 p.m., on February 1, 2022, someone issued a press release in the name of the Company, and it has now made corresponding SEC filings. The board did not authorize the press release. In fact, it was not even provided to the board in advance. Who drafted it? Who authorized it? What advisors were involved? What officers were involved? Why was the board kept in the dark?”

Do you see that?

A.    I do see that.

Q.    These are questions from a director. Right?

A.    From the chairman.

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Q.    From the executive chairman. Right?

A.    Correct.

Q.    He was entitled to answers. Correct?

A.    I would think that would be the polite thing to do.

Q.    It would be the right thing to do. Correct?

A.    In my view, when a chairman asks a question, yes.

Q.    No one answered Mr. Lichtenstein, did they, General?

A.    I don’t know if Mr. Kampani answered or not. It was to him.

Q.    No one was willing to take responsibility for the press release or the SEC filings. Correct?

A.    I take responsibility for editing it and approving it.

Q.    You were cc’d on this email. You didn’t answer it, did you?

A.    I did not. It was directed to Mr. Kampani. These are legal questions that I thought should be answered by him.

Q.    At the bottom of the email,

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Mr. Lichtenstein writes, “In the meantime, I call upon my fellow directors to confirm their agreement that no one should be issuing press releases or making other filings on behalf of the Company without proper authority ....”

Do you see that?

A.    I do.

Q.    He’s calling upon you, General, and you did not answer.

A.    Right. We’d been advised by counsel as early as the 31st that because of the slate, that they had conflicted themselves. And that would have included Mr. Lichtenstein. And, actually, we were — I don’t recall if it was exactly then; it may have been — advised not to communicate with them.

But that’s not why I didn’t answer the first one. It’s because it wasn’t addressed to me.

Q.    General, if the whole purpose of the press release and the SEC filings was to disclose material information that the stockholders needed to know, couldn’t someone have just responded to Mr. Lichtenstein and explained that?

A.    I don’t know the answer to that.

Q.    Meanwhile, Ms. Drake was emailing the

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company’s stockholders, calling attention to the press release. Correct?

A.    I don’t recall that. It’s possible.

Q.    She reached out to BlackRock with a copy of the press release or directing them to a copy of the press release. Correct?

A.    I don’t recall that.

Q.    She reached out to Vanguard to direct them to the press release. Right?

A.    I don’t recall that.

Q.    She reached out to GAMCO?

A.    I don’t recall that.

Q.    She reached out to a number of other investors too. Isn’t that right, General?

A.    I was not aware.

Q.    And she specifically called out the investigation that had been unilaterally disclosed. Correct?

A.    I don’t know what was in her correspondence.

Q.    That’s a good way to get a jump in a proxy contest, isn’t it, General?

A.    There was no intention, in my mind, to get a jump in the proxy contest. In fact, at this

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time, I didn’t think there would be a proxy contest. It looked like we were being maneuvered into having only one slate, and that was the Steel slate. And I didn’t think that was right for the shareholders.

Q.    General, stockholders can submit nominations for election. Correct?

A.    That’s true.

Q.    Any stockholder could have done that. Correct?

A.    And I support that.

Q.    On February 3rd, Randy Mastro at Gibson Dunn wrote a letter purportedly on behalf of the company accusing half the board of breach of fiduciary duty. Correct?

A.    I believe that’s correct.

Q.    Mr. Mastro didn’t have board authorization, did he?

A.    He had — well, again, we felt the other members of the board were conflicted, so this would have been without their coordination on that.

Q.    It was kept a secret from them. Right?

A.    I don’t know that it was kept a secret, but I don’t know if they were witting or not

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of that work.

Q.    Mr. Mastro did not have board or committee authorization. Correct?

A.    To draft and file that complaint?

Q.    The letter.

A.    The letter. Can I see the letter? It may help.

Q.    Sure.

A.    Thanks.

Q.    It’s JX 0287.

A.    Thank you.

Q.    It’s on page 3, General.

A.    I’m sorry. I’m on page 1. Thank you. That’s the attachment. Page 1 is the email. Okay. Thanks.

Q.    You’ve seen it before, haven’t you, General?

A.    I’m trying to recall.

Q.    You had the opportunity to see it and comment on it. Right?

A.    I’m trying to recall if I did.

Q.    It wasn’t authorized by the board?

A.    I don’t know.

Q.    And it wasn’t authorized by a

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committee?

A.    I don’t know that, but I — I’m trying to recall if I’ve even seen this before. Thank you.

Q.    We can move on.

A.    Okay.

Q.    You testified yesterday about how you believe that the board should have formed a special committee.

Do I have that right?

A.    Is this in regards to the investigation or in regards to the —

Q.    In connection with the potential proxy contest.

A.    Yes. That was a resolution that we put forward for the meeting where two opposing resolutions came to a vote.

Q.    Let’s look at JX 0638.

A.    38?

Q.    Yes.

A.    Okay. I’m there, sir.

Q.    I’d like to draw your attention to the bottom, which is on page 3, because it’s an email thread. So I’ll start with the earliest email.

A.    That would be the bottom of 3?

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Q.    Correct.

A.    I’m there.

Q.    Do you see that there’s — it’s dial-in information, and then the email above that is from — or maybe it’s a calendar invite from Daryl Baldemor?

A.    I see it, dial Daryl Baldemor.

Q.    The text reads, “Hello All, A Board Meeting is scheduled for February 2, [    ] at 4:30pm [    ]/7:30[    ] [Eastern]. WebEx information can be found below. This meeting has been called by Mr. Corcoran, General Chilton, and General Lord.”

Do you see that?

A.    I do.

Q.    You called a board meeting for February 2nd at 7:30 p.m. Eastern. Correct?

A.    That’s what it says we did, yes.

Q.    And the purpose was to discuss the adoption of resolutions creating a special committee. Correct?

A.    I don’t recall. Is that in the string as well?

Q.    Why don’t we keep going, and we’ll get there.

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Do you see that on page 2, Camille Murray responds and says, “Hi Daryl, Can we please change this call to 4:00PM [Eastern] ...?

“Warren is not available at 7:30PM [Eastern]”?

A.    I do.

Q.    And then Mr. Baldemor reports to Mr. Kampani about Mr. Lichtenstein’s unavailability for the board meeting.

Do you see that?

A.    I see that.

Q.    And then up at the top, Mr. Gallardo from Gibson Dunn says, “Have the other 3 directors confirmed they are available at that time?”

Do you see that?

A.    I do.

Q.    And then now we’re on to the first page of the document. At the bottom is an email from Jeff Wolters from Morris Nichols.

Do you see that?

A.    I do.

Q.    And he writes, “I am speaking with counsel to the 3 directors on warrens slate at 10. Will say that purpose of board meeting is to establish

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independent committee to deal with proxy contest, and that the three on the slate need to support it.”

Do you see that?

A.    I do.

Q.    “Company should circulate the resos so directors can’t say they didn’t have time.”

Do you see that?

A.    I do.

Q.    So Jeff Wolters, who is a lawyer for six directors, is working with the company to persuade three of his clients to appear at a board meeting to adopt resolutions. Correct?

A.    I don’t know what his intentions were here. I can read what I’m seeing. This was the first time I’m seeing this. I was not witting of this email.

Q.    And he’s suggesting that the company should circulate the resolutions so the directors can’t say they didn’t have time to see the resolutions in advance. Correct?

A.    That’s what it says.

Q.    And, of course, Mr. Lichtenstein was unavailable for the board meeting. Right?

A.    On the proposed date.

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Q.    Which meant that if all the other directors arrived, then there could be a four-to-three vote to adopt the special committee resolutions. Correct?

A.    That was never discussed or intended. What we were struggling with was how to go forward with the three directors who we did not believe were conflicted to continue to run the company.

Q.    Let’s look at JX 0261.

A.    Okay. I’m there.

Q.    This is an email from Mr. Kampani dated February 2nd. Correct?

A.    Yes.

Q.    And the text at the top said — well, sorry, the email at the bottom is an email from Mr. Lichtenstein again explaining that he’s unavailable for the 7:30 Eastern meeting.

Do you see that?

A.    I do.

Q.    And then Mr. Kampani writes in response, “Tom, General Lord, General Chilton and Eileen, I spoke with Jeff, Eduardo and Jim and we believe it is important to keep the meeting tonight. We would like to pass the simple set of resolutions

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that Jeff has put together (attached) allowing the four of you to operate in light of the proxy contest.”

Do you see that?

A.    And this is — I do. Yes.

Q.    The plan was to convene the board meeting and vote resolutions four to three that would allow the four of you to operate in light of the proxy contest. Correct?

A.    I never participated in any kind of discussion that would lead that as to being an approach we were trying to take.

Q.    The resolutions that would have been adopted would have allowed the four of you to operate using company resources in the proxy contest. Correct?

A.    That’s correct. And that’s the resolution that was voted down on, I think, two days later.

Q.    The meeting didn’t occur, but only because Mr. Turchin, Mr. Henderson, and Ms. McNiff decided not to appear. Correct?

A.    I don’t know — I just know the meeting didn’t occur.

Q.    And then the next day, Gibson Dunn

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accused those directors of breaching their fiduciary duties by failing to appear at the board meeting and permit the resolutions to be voted for four-three. Correct?

A.    I don’t recall that.

Q.    That was the whole point of the Gibson Dunn letter, wasn’t it?

A.    No. Not in my view.

Q.    The Gibson Dunn letter does accuse Mr. Turchin, Mr. Henderson, and Ms. McNiff of breaching their fiduciary duties by failing to appear at a February 2nd board meeting. Correct?

A.    Can you show me that?

Q.    Why don’t we move on. We’ve already looked at that letter.

A.    Thank you.

Q.    We talked about the January 24th board meeting. Right? You testified about it on direct.

A.    January 24th. Yes.

Q.    Mr. Lichtenstein proposed a slate of seven directors. Right?

A.    Right. And I believe that was a Friday. Is that correct?

Q.    I don’t know the answer to that,

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General, but I’m afraid it wasn’t.

A.    Okay. Don’t mean to quiz you.

Q.    All the incumbents would be on the slate except Mr. Corcoran. Right?

A.    Oh, okay. I remember now. I believe that was a Monday. Yeah. Thank you.

Q.    That sounds right.

A.    Yeah.

Q.    So Mr. Lichtenstein proposed a slate of seven directors, everyone except Mr. Corcoran?

A.    I recall. Yes, sir.

Q.    Who had expressed that he would not stand for reelection for personal reasons. Correct?

A.    I know that — what I know is that, and this was with conversations with Tom, was that he had considered not standing for reelection. I somewhat remember there was a discussion about, well, if this is a decision, do we need to put out an 8-K? But the conclusion was, no, that no 8-K is required because it hadn’t been a formal decision. And then subsequently Mr. Corcoran reversed his feelings, I guess, and decided that, no, he would want to stay on the board. That’s my recollection.

Q.    Let’s focus just on January 4th for a

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moment.

You agree, don’t you, that nobody —

A.    I’m sorry, January 24th?

Q.    January 24th.

A.    Thank you.

Q.    You agree, don’t you, that Mr. Lichtenstein said nothing about the investigation. Correct?

A.    At that meeting? I don’t recall him saying anything about the investigation.

Q.    He never demanded that the investigation stop at the January 24th board meeting?

A.    I don’t recall him ever demanding the investigation stop.

Q.    The only person who raised the investigation on January 24th was Mr. Corcoran, who indicated that he wanted to make sure that he stayed to see it through. Correct?

A.    He said those words. I’m not sure if it was said on that date.

Q.    Now, you testified this morning, and yesterday as well, that the correct approach would have just been to wait to decide on a company slate until the investigation had concluded. Correct?

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A.    Yes. I thought we had the power and we should — we could move the stockholder — shareholders meeting so it would allow time for the investigation to complete for the company to use a normal process through nom and gov to develop a slate and not set a deadline that would prevent either Steel or any other outside organization from presenting a slate so that the shareholders would have ability to vote on those options.

Q.    But you agree with me that there was a February 5th deadline in the company’s advance notice bylaw. Right?

A.    I agree. And, as I said, I subsequently learned we were in control of moving that.

Q.    But you had to put the meeting off to put that date off. Correct?

A.    That would have been the shareholders meeting on — in May that was scheduled, we would have had to move it and — so that we could complete the investigation and allow for the other things I just described.

Q.    Absent moving the stockholder meeting, Steel had to submit its nominations by February 5th.

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Right?

A.    I believe that’s correct.

Q.    And it did so on January 28th. Right?

A.    I believe that’s the correct date.

Q.    I think you described that as a gun being held to your head. But the notice of nominations was notice of a possible contested election. Right?

A.    I’m sorry. Say that again, please.

Q.    Well, the threat that you seem to be describing is the threat of a contested election.

Do I have that right?

A.    No. I don’t have a problem with a contested election. But I think having only one slate is not a contested election. And that’s what I felt we were being forced into.

Q.    Well, any other stockholder could submit a notice of nominations too. Right, General?

A.    That was the responsibility of the company to also present a slate.

Q.    Well, Steel wanted to avoid a contested election too. Right?

A.    I don’t know what Steel wanted.

Q.    Well, after they submitted their

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notice of nominations, they negotiated. Right?

A.    What time period are you talking about here? Would that have been the 31st? 30th, 31st?

Q.    Steel submits its notice of nominations on January 28th. Right?

A.    Right.

Q.    And then there’s negotiation to try to settle. Correct?

A.    There were discussions, I believe, on that Sunday, Monday.

Q.    And all of the directors agreed on a slate of seven. Correct?

A.    Yeah. Okay. So there was that, and also a caveat in there about being able to remove — that made it clear that there was an investigation and that the outcome of that could change that slate.

Q.    And there was a disagreement — everyone agreed on the slate. There was a disagreement on how to document it. Right?

A.    No. I think the ultimate disagreement was — my sense was that the other side did not want any mention of — wanted a signed agreement so that — this is my interpretation — so that regardless of the outcome of the investigation, seats would be secured

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for Steel Partners, to include for Mr. Lichtenstein.

Q.    So let’s talk about that for a moment.

The agreement that you talked about would have been a written agreement. Right?

A.    That’s what was offered.

Q.    Right. But nothing in that draft agreement constrained the investigation. Correct?

A.    No.

Q.    Nothing in that agreement prevented the board from stripping Mr. Lichtenstein of the executive chairman role if it later decided that was necessary. Correct?

A.    I don’t think it did.

Q.    Nothing in that agreement would have prevented the nonmanagement committee from taking any remedial steps that it determined to be necessary. Correct?

A.    Nothing in the written agreement.

Q.    Nothing prevented the board from later recommending against Mr. Lichtenstein’s reelection if it determined that was necessary. Correct?

A.    I believe that’s true.

Q.    Nothing in that agreement prevented any other stockholder from running a candidate against

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Mr. Lichtenstein.

A.    Yeah, I don’t know.

Q.    This litigation began on February 7th. Is that right?

A.    Which litigation? I’m sorry.

Q.    The litigation that is now being tried today.

A.    The one we’re having today?

Q.    Yes.

A.    I believe so. I’d have to —

Q.    Mr. Lichtenstein and the other directors on the Steel slate sought an injunction requiring the company to remain neutral. Right?

A.    Sought an injunction.

Q.    Yes.

A.    Yes.

Q.    Before the Court had the opportunity to rule on the plaintiffs’ application for a temporary restraining order, Gibson Dunn requested that the company pay it a $250,000 retainer. Right?

A.    I wasn’t witting of that.

Q.    The company paid Gibson Dunn a $250,000 retainer without board authorization. Right?

A.    I wasn’t witting of that.

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Q.    The Court ruled from the bench on February 15th. Right?

A.    I’m not sure of the date, but that was the final ruling from the Court.

Q.    The board met two days later, on February 17th. Correct?

A.    I’m just trying to piece together dates. We — I don’t recall. I’d have to see the calendar of the dates.

Q.    The independent directors discussed retaining neutral counsel for the company on February 17th. Right?

A.    I know it — I can’t put the date right in my mind. Sorry.

THE WITNESS: Was the 15th the date, Your Honor, that you submitted your ruling?

May I ask? I’m sorry. I don’t know how this goes.

THE COURT: It was.

THE WITNESS: I apologize. You know, if the dates matter, I just wanted to make sure I got it right.

Thank you, Your Honor.

A.    So I agree, the 15th is when we saw

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the final ruling from the Court. Right.

BY ATTORNEY BAYLISS:

Q.    General, February 15th was the date of the bench ruling on the temporary restraining order. Right?

A.    A “bench ruling” means?

Q.    I’ll move on.

Do you recall a meeting among the independent directors to discuss the retention of neutral counsel?

A.    Yes.

Q.    The independent directors discussed retaining Paul Weiss. Correct?

A.    Oh, okay, now you’ve refreshed my memory. This was — yeah, I recall this meeting.

Q.    The directors reached consensus that retaining Paul Weiss was a good idea. Right?

A.    Initially.

Q.    And then Ms. Drake intervened. Correct?

A.    We invited her in and asked her — to inform her that we thought it appropriate to have independent counsel. It would be a good idea. And the reason we did that is because Mr. Henderson had

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said he felt uncomfortable — this was after a 10-K discussion. He felt uncomfortable with -- that Mr. Kampani was perhaps not providing independent advice. And we all agreed we don’t want anybody feeling uncomfortable, so we talked about the possibility of getting an independent counsel. And then we brought Ms. Drake in to explain that to her. And that’s where we are right now.

Q.    Ms. Drake objected to the retention of neutral counsel. Right?

A.    She didn’t so much object to retention of neutral counsel. She was uncomfortable with it, I could tell. It was my assessment. But she wanted to understand what the terms were for this and how she would explain to her general counsel that — what this new individual’s roles and responsibilities would be, separate from his, which is to be an independent counsel and to work through that, make sure it was clear before we hired anybody.

Q.    Well, it was a little more than that, wasn’t it, General?

A.    That’s my recollection.

Q.    Well, let’s look at JX 0646.

A.    Just a minute. I’m sorry.

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Go ahead. I’m on that page.

Q.    General, do you see that JX 0646 is an email from Eileen Drake to Jim Moloney and others dated February 18th?

A.    I do.

Q.    So that’s a day after the independent directors met and discussed Paul Weiss, and then Ms. Drake raised some concerns. Correct?

A.    Yeah. I don’t think I had seen this before.

Q.    So the text reads, “Jim, On the call, can you help explain why Audrey’s proposal to [the] other board members yesterday of having an ‘independent’ Company GC (Paul Weiss) is a bad idea?”

Do you see that?

A.    I see that line, yes.

Q.    And her view was that independent counsel was essentially the fox watching the henhouse. Right?

A.    Where is that in the email? I’m sorry.

Q.    Well, let’s look at JX 0647 [sic].

A.    I’m there, sir.

Q.    This is an email from Ms. Drake dated

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February 18th as well, also to Mr. Moloney.

Do you see that?

A.    I do.

Q.    The text reads, “They might confuse this with ‘company Council’ as opposed to the 4 directors ‘council’ as outlined in [the] TRO. Audrey’s proposal is not that..... it’s the fox watching the henhouse.”

Do you see that?

A.    I do.

Q.    You realize that at this time, the Court had already indicated that the company should be neutral. Right?

A.    So it was after the Judge’s finding, yes.

Q.    I’ll move on, General.

On February 11th, Gibson Dunn filed a lawsuit on your behalf. Right?

A.    I think that was right, that date.

Q.    Not authorized by the board. Correct?

A.    Authorized by — not by all six — not all six independent directors.

Q.    And then Gibson Dunn signed up a joint representation agreement with the company as well.

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Right?

A.    And the date of that, again, was?

They did. No, they did. I just was wondering if the date was important. No, they did.

Q.    Without board authorization. Right?

A.    Without the consent of all six.

Q.    The joint representation agreement was signed by various people on different dates. Right?

A.    I don’t know that — I don’t know that they were. I know I signed it.

Q.    Well, you were here for the testimony yesterday. Right?

A.    Is that when you were querying Mr. Corcoran about when he signed? Yes.

Q.    You saw that. Right?

A.    Yes, I listened to that.

Q.    You saw the evidence indicating that the company didn’t sign the joint representation agreement until a day after the bench ruling on February 15th.

A.    I listened to that testimony.

Q.    So you agree that Mr. Kampani didn’t sign the joint representation agreement until the 16th. Right?

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A.    I don’t recall that part of the discussion.

Q.    But he left a signature line blank, so it wasn’t obvious from the face of the document that he signed it after the bench ruling. Correct?

A.    I don’t know that.

Q.    General, you’ve been an Aerojet director since 2018?

A.    The fall of 2018, yes.

Q.    So you’ve had to interact with — or you’ve had the opportunity to interact with the company’s employees?

A.    Some of them.

Q.    All right. Do you agree with me that one of the company’s greatest resources is its employees?

A.    Absolutely.

Q.    Do you agree with me that the time and effort of the company’s employees are a key resource?

A.    Yes.

Q.    Do you agree with me that the knowledge of the company’s employees is a key resource?

A.    Yes. And skill.

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Q.    And the company’s information is also a key resource. Right?

A.    What do you mean by “information”?

Q.    You agree with me that the company’s advisors are a key resource?

A.    That — yes.

Q.    The TRO was entered on February 23rd. Right?

A.    I thought it was February — a different date, but the TRO was entered on a said date. Yes.

Q.    The TRO prohibited either side from using company resources in the proxy contest. Correct?

A.    Correct.

Q.    Isn’t it true that Ms. Drake continued to rely on the company’s advisors after the TRO order was entered?

A.    I don’t know that the company resources were used.

Q.    Isn’t it true that Ms. Drake relied on the company’s employees to transfer her shares into record names so she could meet the company’s advance notice bylaw deadline as extended by the TRO?

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A.    I don’t know.

Q.    Isn’t it true that Ms. Drake relied on the company’s employees to help her assemble her nomination notice?

A.    I wasn’t witting of that at the time; and I don’t know if that is a violation of the TRO or not.

Q.    Isn’t it true that Ms. Drake continued to rely on the company’s employees to draft stockholder correspondence regarding the proxy contest?

A.    I don’t know.

Q.    Isn’t it true that Ms. Drake continued to rely on company employees to arrange calls with stockholders?

A.    I don’t know.

Q.    You say you don’t know, General, but I did ask you about a document that showed that at your deposition. Right?

A.    Well, I didn’t know at the time. You showed me documents that show that these things happened, so I was answering in the context of what I knew at the time. And I also answered that I didn’t know if these were in violation of the TRO, any of

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this.

Q.    General, let’s look at JX 470.

A.    I’m there.

Q.    Do you see this is a message from Dan Boehle dated March 1, 2022?

A.    I do.

Q.    He was the company’s chief financial officer. Correct?

A.    Yes, sir.

Q.    It’s an email to Ms. Drake that reads, “Hi Eileen, I would like to get this shareholder and Blackrock scheduled tomorrow so we can talk about your new slate.” Do you see that?

A.    I do.

Q.    “Are you ok with doing them tomorrow? Jennifer can work with Daryl to get them on your calendar.”

Do you see that?

A.    I do.

Q.    And Jennifer and Daryl are executive assistants at Aerojet. Right?

A.    Mm-hmm. Yes.

Q.    I asked you at your deposition how

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this was consistent with the TRO, and you couldn’t answer. Right?

A.    Well, I don’t know the legal matter here. I’m not an expert at this, as to whether or not this violates the TRO. I think that’s part of the reason we’re here today.

Q.    Sitting here today, you still can’t explain to me how this is consistent with the Court’s temporary restraining order. Correct?

A.    I can’t explain one way or the other.

Q.    Let’s look at JX 0421.

A.    0241?

Q.    0421.

A.    0421. Okay. I’m there.

Q.    Let’s look — I think the easiest thing to do is look at the very back of this document. Probably page 2 is the right place to start.

Do you see that that’s an email from Michael Titera at Gibson Dunn dated February 24, 2022?

A.    I do.

Q.    The text reads, “Dietrick/Tony: Can you send us the most recent D&O questionnaire responses? We’re trying to gather information needed for the nomination process, including trying to

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determine whether Eileen is a record holder. Alternatively, please let me know who I can reach out to in order to get these.”

Do you see that?

A.    I do.

Q.    And Mr. Dietrick [sic] is an associate general counsel at the company. Right?

A.    I’m sorry. I don’t remember the name.

Q.    He’s got an Aerojet email address.

A.    Oh, I see that, but I just don’t know Mr. Dietrick. I don’t recall meeting him.

Q.    And Tony Shin also has an Aerojet email address. Right?

A.    I see that.

Q.    And then the response from Mr. Dietrick reads, “Mike, so you just need the 4 for the Eileen related slate, correct?”

A.    I see that.

Q.    And then Mr. Moloney from gibson Dunn writes, “yes.” Do you see that?

A.    I do.

Q.    And then Michael Titera writes, “Though I’m checking with our litigators to confirm

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whether the other four directors’ questionnaires would be helpful for their purposes.”

Do you see that?

A.    Yes.

Q.    And then Dietrick Miller writes, “Mike, Attached are [the] responses for the CEO slate directors.”

Do you see all that?

A.    Yes.

Q.    You agree with me, don’t you, that Ms. Drake relied on the company’s employees and Gibson Dunn relied on the company’s employees to assemble candidate questionnaires for the proxy contest?

A.    This email string would indicate that.

ATTORNEY BAYLISS: Thank you, General. I don’t have any additional questions.

Thank you, Your Honor.

THE COURT: Thank you, Mr. Bayliss. Ms. Beaudin?

ATTORNEY BEAUDIN: No further questions, Your Honor.

THE COURT: General, I appreciate your testimony. You’re excused.

THE WITNESS: Thank you, Your Honor.

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(Witness excused.)

ATTORNEY DiCAMILLO: Good morning, Your Honor.

THE COURT: Good morning, Mr. DiCamillo.

ATTORNEY DiCAMILLO: Your Honor, may I remove my mask?

THE COURT: You may.

ATTORNEY DiCAMILLO: Defendants would call as their next witness Eileen Drake.

May we pass out witness binders, Your Honor?

THE COURT: You may. Thank you.

ATTORNEY DICAMILLO: Eileen Drake.

EILEEN DRAKE, having first been duly affirmed, was examined and testified as follows:

DIRECT EXAMINATION

ATTORNEY DICAMILLO: May I proceed, Your Honor?

THE COURT: You may. Thank you.

BY ATTORNEY DICAMILLO:

Q.    Good morning, Ms. Drake.

A.    Good morning.

Q.    Ms. Drake, are you currently employed?

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A.    Yes, I am.

Q.    By whom?

A.    Aerojet Rocketdyne.

Q.    What is your position with Aerojet Rocketdyne?

A.    I’m the CEO and the president.

Q.    Could you briefly describe your educational background?

A.    Sure. After high school, I received a Army four-year ROTC scholarship. I did my military studies at Fordham University. I then went on to flight training at Fort Rucker, Alabama, graduated as a distinguished military graduate in flight training. And then eventually, when I was with Ford Motor Company in Indianapolis, I got my MBA.

Q.    Could you briefly describe your employment background before joining Aerojet Rocketdyne?

A.    Sure. I spent eight years in the United States Army. I flew UH-1 helicopters, C-12 airplanes. Spent the last assignment as an airfield commander for Davison Army Airfield outside of D.C. I was also the Military District of Washington airspace coordinator.

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After that, I went on to Ford Motor Company. I spent about eight years at Ford. My last assignment was running their fuel systems division in Indianapolis, Indiana. Really, throughout Ford, my career was running factories, and that’s where I got my background in operations.

Then I went on to United Technologies for 11 years. Worked in many of the divisions at UTC. My last assignment, I was president of the APU business. And then I joined Aerojet Rocketdyne in 2015, and I’ve been the president and CEO for seven years.

Q.    Ms. Drake, do you serve on boards of directors?

A.    I do.

Q.    Which ones?

A.    So I serve on one publicly traded aerospace and defense company called Woodward. I’m on their org and comp committee. I chair the nom and gov committee. I’m on the board for the National Girl Scouts USA. I’m on the board of governors for the Aerospace Industries Association. And then I serve on the Users Advisory Group for the National Space Council that gives support and advice to the Vice

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President of the United States on space matters.

Q.    Ms. Drake, how did you come to join Aerojet Rocketdyne?

A.    I actually answered a call in 2014 from Russell Reynolds. Russell Reynolds is an executive search firm. And at the time, Mr. Lichtenstein had a search for a COO for Steel Partners, his company. I interviewed for that role. And then Mr. Lichtenstein asked me to meet with the board of directors of Aerojet Rocketdyne. At the time, it was called GenCorp.

I met with them, probably a couple of meetings after that, and then Mr. Lichtenstein said, instead of going to Steel Partners, I’d like you to go to Aerojet Rocketdyne first as a COO, because there was a current CEO there, with the understanding that the transition to CEO would be between 12 and 24 months.

Q.    Did you ultimately join Aerojet Rocketdyne?

A.    I did.

Q.    When was that?

A.    That was in March of 2015 as a COO.

Q.    How long were you the chief operating

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officer?

A.    I was the COO for about three months. Mr. Lichtenstein called me, I remember it was Easter Sunday, and he said, the board had met and they decided to accelerate my transition to CEO. And I became the CEO in June of 2015. CEO and president.

Q.    That was June of 2015, you said?

A.    Yes.

Q.    How has Aerojet Rocketdyne performed since you joined the company?

A.    I think quite well. In seven years, we have tripled the stock price. I am proud that we took a billion dollars of cost out of the business in restructuring the business. We grew it to a record high backlog, which means orders of $7 billion. We improved our margins from about 5 percent to 13 percent. So quite a bit of transformation over the seven years. And also, our total shareholder return is about 187 percent. And that outperforms our peers in the S&P by about 40 percent.

Q.    Ms. Drake, to whom do you report in your capacity as chief executive officer?

A.    I report to Mr. Lichtenstein, the executive chairman, and the board of directors.

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Q.    Do you have an employment agreement with Aerojet Rocketdyne?

A.    Yes, I do.

Q.    What position does the employment agreement govern?

A.    It governs my role as CEO.

Q.    Are you a member of the Aerojet Rocketdyne board of directors?

A.    Yes, I am.

Q.    Does your employment agreement address your responsibilities as a director?

A.    No, it doesn’t.

Q.    What are your responsibilities as a director?

A.    As a fellow director, I’m responsible for the fiduciary responsibilities in overlooking the company’s operations and also to make sure we’re doing the right things on behalf of the shareholders.

Q.    How many members are there currently on the board of directors?

A.    There are eight.

Q.    How many votes do you have as a director?

A.    Excuse me. Could you say that again?

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Q.    Sure. How many votes do you have as —

A.    I have one vote.

Q.    How many votes does Mr. Lichtenstein have?

A.    He has one vote.

Q.    How many votes do each of the other directors have?

A.    Everybody has one vote.

Q.    Do you report to Mr. Lichtenstein in your capacity as a director?

A.    No, I don’t. I report to the shareholders.

Q.    Ms. Drake, are you a lawyer?

A.    No, I’m not.

Q.    Do you have any legal training?

A.    No, I don’t.

Q.    Did you ever attend law school?

A.    No, I did not.

Q.    Does Aerojet Rocketdyne have an internal legal staff?

A.    Yes, we do.

Q.    During your tenure as chief executive officer of Aerojet Rocketdyne, has Aerojet Rocketdyne

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had occasion to engage outside counsel?

A.    Yes.

Q.    Who was responsible at Aerojet Rocketdyne for retaining outside counsel?

A.    That would be the general counsel, and that was Mr. Kampani.

Mr. Kampani resigned in April, just a few weeks ago, so now it would be the deputy GC, Joe Chontos, until we name a successor.

Q.    Ms. Drake, when did you first meet Mr. Lichtenstein?

A.    I believe it was in August of 2014.

Q.    Was it in connection with your interview for chief operating officer of Steel Partners?

A.    Yes.

Q.    Had you ever met Mr. Lichtenstein prior to that time?

A.    No, I don’t believe so.

Q.    After you joined Aerojet Rocketdyne, how would you describe your relationship with Mr. Lichtenstein?

A.    I would say it was good. We had a few speed bumps along the way, but I would say it was

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good.

Q.    Did that relationship ever change?

A.    It did.

Q.    How and when did it change?

A.    I would say it really started in July of 2020. And I would say it was really at the beginning of when we entered into negotiations with the Lockheed Martin transaction. And I would say it really started to change after we got our first — so when we negotiated the Lockheed Martin transaction, we had several different offers along the way until we settled in December at $56. But I would say it changed — the relationship changed when we got our first offer, written offer, from Lockheed Martin. And I believe that was for 47.50, $47.50.

Q.    And when did you receive that offer?

A.    That was in July of 2020.

Q.    How did your relationship with Mr. Lichtenstein change at that point when you received the initial offer from Lockheed Martin?

A.    It changed — Mr. Lichtenstein didn’t want to pursue the Lockheed Martin transaction. As a CEO, I’ve always been taught that if you get an offer from a company to purchase a company, you bring that

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to the board. He didn’t want me to bring it to the board of directors, and he really pushed me to pursue a different alternative. I didn’t believe that alternative was in the best interest of the shareholders.

And I would say July is when it was a turning point when Mr. Lichtenstein asked me and Paul Lundstrom, who was the CFO at the time, to come to his house, I believe it was a Sunday. And in that conversation, he said, so if I can convince the board to do — and the alternative — alternative was a Dutch tender offer. And he said, if I can convince the board to do the Dutch tender offer, do I need to find a new CEO and CFO?

Q.    So I want to ask you some follow-up questions about what you just testified to, Ms. Drake. But before I do that, did Mr. Lichtenstein vote in favor of the merger with Lockheed Martin in his capacity as director?

A.    He did when we did the final vote in December of 2020.

Q.    But I believe you testified he wasn’t supportive of the Lockheed Martin transaction. Is that correct?

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A.    He wasn’t supportive all the way up until the final vote.

Q.    Now, you mentioned that Mr. Lichtenstein did not want you to bring the initial offer to the board of directors.

What did you mean by that?

A.    He didn’t want me to tell the board that we received an offer from Lockheed Martin for 47.50 to buy the company.

Q.    Did you believe you had an obligation to tell the board of that offer?

A.    Yes, I did.

Q.    Did you, in fact, tell the board of that offer?

A.    Yes, I did.

Q.    You also mentioned that he proposed an alternative. What was the specific alternative that he was proposing?

A.    So at the time, it was called a Dutch tender offer. I didn’t know what a Dutch tender offer was, but the concept was I believe the stock price at that time, because it was just after COVID, so our stock price was down a little bit, I think it was around $38. And we had an offer in our hand from

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Lockheed Martin at 47.50. And Mr. Lichtenstein’s proposal was to do a Dutch tender offer to the shareholders, and I believe the price was in the low 40s.

I felt that it would be misleading the shareholders to do a tender offer below an offer that I had from Lockheed Martin and not disclose that nonpublic material information.

When I said that I was uncomfortable with that, then Mr. Lichtenstein introduced me to another word I had never heard of, which was called a big boy letter. And he said, well, we could do a big boy letter. And the concept of a big boy letter is you would give this letter to the shareholders and say, you know, we want to do a tender offer, and you’re taking — the shareholder would be taking the responsibility by signing this letter if the stock went up or the stock went down.

We still had issues with that, and I was conflicted. So we actually had to bring in attorneys to talk about how that concept or that alternative would be misleading the shareholders.

Q.    To whom did Mr. Lichtenstein propose the Dutch tender offer?

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A.    He talked about it with the full board at the board meeting.

Q.    And what was the board’s reaction to that proposal?

A.    I think most people didn’t understand what a Dutch tender offer was or the concept.

So at the time, we were working with Jenner & Block. That was our attorney for the M&A transaction. And Mr. Kampani, as a GC, brought Jenner & Block in to the board meeting to talk to them about how this wouldn’t be appropriate. And I believe at one time we also brought in Mr. Moloney from Gibson Dunn, who was our internal SEC advisor, to remind the board that this would be a bad decision.

Q.    Now, you mentioned you had various offers from Lockheed Martin before you reached the final deal with them of $56 per share. What kind of consideration were they offering? Was it cash or stock?

A.    Lockheed Martin always wanted to do a cash offer. They had a lot of cash. You know, most of our major shareholders, like a BlackRock or a Vanguard, would want cash because that’s what their investors would want. So it was very typical,

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especially in aerospace and defense transactions with a large prime like Lockheed Martin, for it to be an all-cash transaction.

Q.    Did Mr. Lichtenstein ever express a view about whether he was in favor of a cash or a stock transaction?

A.    Yes. He was very opposed to a cash transaction. He wanted an all-stock transaction.

Q.    Why did he want an all-stock transaction?

A.    Well, in an all-stock transaction, if you were to get Lockheed Martin stock instead of cash, you wouldn’t be paying taxes on a large profit you would make as a major shareholder if it was an all-cash deal.

Q.    Did Mr. Lichtenstein ever encourage you to negotiate for a stock transaction?

A.    Yes, constantly.

Q.    Did he offer you any incentives to negotiate for a stock transaction?

A.    Yes. He would call repeatedly and say, I want all stock. Do the math, Eileen, on what you’ll be paying on taxes personally.

He even called me one time and was

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pretty inappropriate, but he called me, I remember it was in October from a Dodgers game — that’s baseball, if anyone who is not from California — and said, Eileen, if you can get an all-stock deal, I’ll get you an Hermes Birkin bag. And I kind of chuckled it off, but it was a bit inappropriate.

Q.    For those of us who are not familiar with Hermes Birkin bags, can you tell us what that is.

A.    Sure. Perhaps every lady in this room knows. It’s a very expensive purse by a company called Hermes in Paris. You can’t just go into the store and buy one. It’s very special. And they can be between 100 and $200,000.

Q.    What was your view on the cash-stock question with respect to Lockheed Martin’s proposals?

A.    Excuse me, Ray. I’m not sure I understand.

Q.    Sure. Did you have a view as to what was best for the Aerojet Rocketdyne shareholders, cash or stock, from Lockheed Martin?

A.    Yes. In fact, we had two bankers at this point. We had Citibank, which is probably the number-one aerospace and defense investment bank, and we had Evercore, which is more of a boutique firm that

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Mr. Lichtenstein asked us to bring in.

Both of the investment bankers presented to the board of directors why a cash deal would be more — why the shareholders would be more in favor of that. And they actually had a slide in the board deck that showed that only one percent of our shareholders would most likely want an all-tax deal, and they listed Steel Partners there. And subsequently, Mr. Lichtenstein asked us to take that slide out of the board deck, but we didn’t.

Q.    You mentioned there were two advisors: Citicorp — I’m sorry — Citi and Evercore.

Why did you have two advisors?

A.    So we started with Citi, and the initial discussions with Lockheed Martin actually started I think the same week that the pandemic started, so it’s easy to remember. It was in March of 2020. And we brought in Citi. So we had been working with Citi all the way from March of 2020 to about September.

Citibank would — you do what’s called a valuation of the business, and it’s called a terminal value, where you kind of show what the value of the company is 10, 20 years out.

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Citibank’s valuation model actually was the same exact valuation that we came up with for the company, which meant that the company was worth between — I think they call it the football field was 52 to $57.

And Mr. Lichtenstein thought that we had coordinated with Citibank to be very aligned, and he wanted to bring in another bank for a third opinion or on second opinion.

We had a board meeting over it. We discussed it. I was very receptive to bringing in Evercore. I had never heard of them before. I don’t think we’ve ever done business with them. So we brought in Evercore. Specifically, Michael Price was the senior advisor, with his team. And we brought them in in September of 2020. I remember we had an all-day meeting. It was on a Saturday at the headquarters in El Segundo, California. It was my team, Mr. Lichtenstein, and Michael Price with his team.

They spent an entire day with us to go through a management review and to come up with their own valuation model for what the company was worth.

Q.    And what was Evercore’s conclusion?

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A.    Evercore’s conclusion, I mean, the football field might have went back and forth by about a dollar, but it was remarkably close to Citibank’s and Aerojet Rocketdyne’s valuation, so, again, between that 52 and 57 or $58.

Q.    And who suggested the retention of Evercore?

A.    Mr. Lichtenstein. I believe he knew Michael Price.

Q.    And what was Mr. Lichtenstein’s reaction to Evercore’s conclusions?

A.    He wasn’t happy with it. And it didn’t happen in that Saturday meeting. In that Saturday meeting — and I don’t know the exact date in September — but in that Saturday meeting is where we did the work. We did the presentations so that they could work it.

They flew back to New York. And then on that Sunday, we worked with Evercore on a Zoom, and they would walk through their numbers. But we would dial in Mr. Lichtenstein every other hour because he wanted an update.

When he saw that their number was pretty much in the same football field, he was irate.

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He accused them of giving us a valuation at any price. And then he also — because we were getting ready to present that following Monday — so this was Sunday -- to the board, because we were going to present up to the board what Evercore came up with as compared to Citi and Aerojet Rocketdyne, he asked Michael Price, and it was also -- Steve Edelman was a lead investment banker for Citi, and then Michael was a lead investment banker for Evercore — he asked them to change the model.

And the model is very complex, and really, my CFO and my senior VP of strategy worked the model, and they kind of presented it to me. And in the model, you have certain metrics. And it’s EBITDA, it’s weighted average cost of capital, different metrics. And if you change those metrics, you come out with a different valuation for the company. And Mr. Lichtenstein was asking them to manipulate those metrics, and they would have been nonstandard metrics.

And I think at one point, the model that he suggested would have showed the company was worth $149 for stock compared to our 52 to 57 or -8. Both bankers refused to do that. They said that they would never be able to get that through their fairness

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committee on how they valued that, and they refused to change the model.

Q.    Thank you, Ms. Drake.

We’ve been talking for the past few minutes about the change in your relationship with Mr. Lichtenstein. I want to read you something that plaintiffs have wrote about your relationship with Mr. Lichtenstein. And this comes from plaintiffs’ pretrial brief at page 8.

Plaintiffs’ counsel wrote, “The relationship between the two” — referring to you and Mr. Lichtenstein — “began to deteriorate when Drake threatened to resign in October 2020 and take the entire senior management team with her unless Lichtenstein relented.”

Is that statement true, Ms. Drake?

A.    No.

Q.    Did you threaten to resign in October 2020?

A.    No.

But could I tell you about the event that did occur in —

Q.    Certainly.

A.    So after this had occurred, and

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Mr. Lichtenstein was trying to get us to change the model, he also threatened my senior VP of business development that was really the lead on all of the presentations to the board. And I would say he was my copilot when it came to negotiating the transaction with Lockheed Martin.

Right before that October board meeting, Mr. Lichtenstein called Mr. Jones and threatened to terminate him if he kept those slides in the deck that I talked about, about taxes, about the valuation, about the synergistic opportunities we had with Lockheed Martin.

So I felt at this time, and this was the first time probably in my professional career, I had to go above my boss. So I went to the board in October, after all of these meetings that I had mentioned took place, and I said to the board, you know, this is a tough conversation. I’ve been asked to do things that I think will mislead the shareholders and mislead the board, both on this Dutch tender offer and on the misleading the board when it came to the actual value of the transaction.

In that meeting, I said, I am always going to do the right thing. I think there’s other

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employees that are beginning to get uncomfortable, meaning Mr. Jones, Mr. Boehle, my new CFO. I didn’t mention that in July, when I said that Paul Lundstrom, my CFO, and I had to go to Warren’s house where he said, do I need a CEO and CFO? Mr. Lundstrom resigned two weeks later. So Dan Boehle is my CFO now. He was my controller, and we promoted him.

So I mentioned in that meeting, I’m very uncomfortable with what he’s doing. I want you to be aware. This is very difficult for me to bring this to the board, but it’s getting to the point where I think the board needs to realize what’s going on; and the bankers are getting uncomfortable, and Greg Jones is getting very uncomfortable.

Subsequently, both investment bankers, Mr. Edelman and Mr. Price, asked to have an independent session with the independent board, and that’s the six board members without Mr. Lichtenstein and myself. They voiced their concern. They said they were not going to change their models. They wanted the board to know what was going on.

And also in that meeting, I know Mr. Jones asked to speak with the independent board members without me and Mr. Lichtenstein. And he had

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reported that Mr. Lichtenstein threatened to terminate him and that he was very uncomfortable with what was going on.

Q.    Did you threaten to resign in October of 2020?

A.    No, I did not.

Q.    Did you threaten to take your entire senior management team with you in October of 2020?

A.    No, I did not.

Q.    Did you ever threaten to resign?

A.    No.

Q.    Did you ever threaten to take your senior management team with you?

A.    With me where?

Q.    Did you ever threaten that the senior management team in its entirety was going to resign?

A.    No, sir.

THE COURT: Is this a good time to take our morning recess, Mr. DiCamillo?

ATTORNEY DICAMILLO: Certainly, Your Honor.

THE COURT: Why don’t we do that, and I’ll see you back in 15 minutes.

(Court in recess from 10:45 a.m. to 11:00 a.m.)

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(Resumed at 11:00 a.m.)

THE COURT: Please be seated. Mr. DiCamillo, you may proceed.

ATTORNEY DiCAMILLO: Thank you, Your Honor.

BY ATTORNEY DiCAMILLO:

Q.    Ms. Drake, do you have a witness binder there in front of you?

A.    Yes, I do.

Q.    I would ask you to take a look at Joint Exhibit 36, please.

A.    Yes. It’s a memorandum for record that I wrote on May 10, 2021, to Mr. Kampani, the general counsel.

Q.    Why did you send this memo?

A.    I thought it was important to document. I had never been excused by from a board meeting by a fellow director, by Mr. Turchin; as well as at the conclusion of this meeting, Mr. Corcoran called me and said that he had taken the assignment out of this executive session to ask me if I would remain with the company as the CEO if the Lockheed Martin transaction didn’t go through. I thought that was a pretty unusual ask, and it concerned me, and I

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thought it was important to document that with Arjun.

Q.    Let’s take a look at a few of the things that you wrote in this memo.

If we could look at the first page of the memo, the fourth paragraph says, “Regarding my working relationship ....”

Do you see that?

A.    I do.

Q.    You wrote, “Regarding my working relationship with the executive chairman, I have remained professional in all my communications with him –despite his lack of integrity, self-serving financial motives, and attempts to prevent the LM transaction.”

What were you referring to when you talked about Mr. Lichtenstein’s lack of integrity?

A.    I would say that included a lot of things. That included, as I refer back, to the trying to do the tender offer below the offer that we already had from Lockheed Martin that I felt would be misleading the shareholders, and the lawyer said the same thing.

It also included a few other things that — you know, not to mention just the pressure

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that Mr. Lichtenstein was putting on me to not bring things forward to the board of directors. He also offered me my change of control package that I would have gotten in the Lockheed Martin transaction if I would stop pursuing that and really pursue the tender offer. And he called it leveling the playing field.

I would also say there were a few other things with Mr. Lichtenstein’s behavior that I would say was a lack of integrity. In December of 2020, we did what was called 280G considerations, which anytime you do a large transaction and people get what’s called a change of control or a parachute payment, you kind of do 280G processes, which level out your pay over the five years so that you’re not overly penalized by one large sum at the end of a transaction.

So Mr. Lichtenstein also has change of control. So one of the 280G we called it mitigation activities was to advance him his salary that he would have gotten in 2021 to 2020. And, typically, Mr. Lichtenstein’s compensation was in stock. He had requested, I’m told, because I wasn’t a part of these conversations, that he wanted it in cash. And it was $3.9 million. And that was December of 2020.

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He pursued with my tax department, my finance department, and my HR department to change the status of his employment as an executive director or executive chairman — he’s an executive or employee of the company — he wanted his employment status to be changed to a consultant. And by doing so, he wouldn’t have gotten a W-2 form. He would have gotten a 1099, which is treated differently for tax purposes.

Anytime there’s a purchase order check request that’s more than a million dollars in the company, it comes to me for approval. So I think it came to me for approval. It was close to New Year’s Eve. I think it was December 30th. I questioned that. I said, why would I be authorizing a purchase order check to Mr. Lichtenstein for $3.9 million? And then everybody explained to me that he had been working with people in the tax department, HR department, and finance department to pursue that.

I would not sign that check. I knew he was an executive of the company. And I think he put a lot of pressure on all three departments and employees to try to get that done. He never approached me to try to get that done. It just came to me for final authorization, and I wouldn’t sign it.

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As a result of that — that was December. We then went into January. And as a result, Mr. Lichtenstein said he wanted to pursue becoming a consultant, not an employee. And I think we spent 5- or $600,000 in legal fees contesting that. And it was appropriate. He’s an employee of the company.

Also, as a part of those 280G mitigation activities, many of us had to exercise stock appreciation rights prior to January 1st to mitigate this, what I mentioned, the excise tax on the parachute payment. Mr. Lichtenstein also had — I think it was SARs that he exercised, just like I did and many of my direct reports. And by doing that, that was company stock as a company employee, he owed, I think it was 3- or $4 million in taxes as a result of that.

The company paid those taxes on his behalf so we wouldn’t get sideways with the IRS, and we had to -- or the company had to pursue Mr. Lichtenstein to pay those taxes back to the point where I believe the independent board sent him several letters. One letter said, I believe, that he wouldn’t be considered for reelection if he didn’t pay his

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taxes. And then I know he finally paid the check. So it was things like this, along the way, that I saw as self-serving issues with his integrity.

Q.    Thank you, Ms. Drake.

Did you request that any action be taken in response to sending this memo?

A.    This May memo?

Q.    Correct.

A.    No, I asked that the board really have a conversation with him. You know, and I would use my words, reel him in, and just stop this behavior. And I also asked that I not be excluded from a board meeting by one of my fellow board members.

Q.    Can you take a look at Joint Exhibit 41, please.

A.    Okay. I see it, Ray.

Q.    Ms. Drake, can you tell us what this is?

A.    Yes, this is — this is a script I wrote to myself. I asked to speak to the org and comp committee on May 23rd. I believe that was on a Sunday. And I wrote out the script so that I could stay on point and so that I could make sure that I relayed my points correctly. The reason why I called

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the meeting with the org and comp committee, as a result of my May memo, Mr. Kampani suggested, if there were issues that came up along the way with me and Mr. Lichtenstein, that it would be best if I addressed it to org and comp so I had, if you will, a venue to bring these issues to.

So that’s why I asked to meet with org and comp. I relayed to them the things that had been going on, some of the things that I just spoke to you about. And in the memo, and in the conversation — this would have been with General Lord, General Chilton, and Mr. Corcoran — I asked that the board defuse this, and to have a conversation with Mr. Lichtenstein.

Q.    Did you actually read this script to the organization and compensation committee?

A.    I did. But I’m sure I ad-libbed a little bit, and I might have added a few things. But I wanted to — this is typically what I do to stay on point so that I can make sure that I get my points across.

Q.    We talked about a number of the things already that are in this script. But I want to focus on a couple that we haven’t yet.

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If you look in the middle of the first paragraph, there’s a sentence that starts, “He summoned ....”

Do you see that?

A.    I don’t see that, Ray.

Q.    Wait. Actually, let’s start a little bit higher. Do you see a reference, it’s six lines down in the first paragraph, “called me at all hours of the day and weekends ...”?

Do you see that?

A.    I see that.

Q.    So you wrote, “called me at all hours of the day and weekends to bully me into not pursuing the LM deal and rather focus on his financial re-engineering strategy ....”

Can you tell me what you are referring to, the calls at all hours of the day and weekends?

A.    Mr. Lichtenstein would call me four or five, six times a day. And this was really about — stemmed from a conversation I mentioned a little bit earlier, in July, where he had said, hey, if I can convince the board to do this tender offer, do I need a new CEO and CFO? Leading up until that October board meeting that I mentioned a few minutes ago,

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Mr. Lichtenstein would call me repeatedly to say, we need to be aligned in the board meeting. You’re not going to go against what I’m going to say, are you? And I would say, you know, Warren, I’m not conflicted. I’m going to do the right thing here. And if that means we have a difference in opinion, let’s bring it to the board for a proper board vote.

He would also, I would say — I mentioned that we started negotiations with Lockheed Martin in March of 2020, around the time the pandemic started. Really, May, June, July, August, Mr. Lichtenstein summoned me to his house. And I say summoned by. A lot of it would be last minute, and, hey, Eileen, come on over at 10:00 on Sunday. And I would always say, hey, Warren, I’m going to be in work all next week at headquarters. And he would say, no, I want to meet Sunday at 11:00 at my house. So I was going to his house constantly, where we would have these alignment discussions, he would call them.

Q.    Thank you.

Can you flip over to the second page of the script.

And do you see a paragraph that’s two before the feedback heading that says, “This is beyond

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Warren ...”?

Do you see that paragraph?

A.    Yes, I do.

Q.    Could you read that paragraph out loud to the Court, please.

A.    Sure. “This is beyond Warren and I having a difference in opinions. This is about an[] Unethical self-serving executive chairman trying to coerce me into doing what he wants that is not in the best interest of shareholders and then retaliating against me. It’s not about us meeting and clearing the air. It’s about the [board] doing their job and stopping this behavior.”

Q.    Did you read that paragraph to the organization and compensation committee?

A.    Yes, I did.

Q.    Did you get any feedback from the members of the committee?

A.    Not too much. And the reason why I wrote that was because I mentioned I went to the board in October of 2020 with my concerns. I think it was in another meeting. We had a lot of meetings in October and November leading up to the transaction signing. In one of those meetings, Mr. Corcoran said,

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you know, Eileen and Warren, can I ask you just to get together and see if this way we can work out this relationship? And I said, absolutely. So we met, I remember it was November, it was Election Day. And I said, Warren, here’s my schedule for the week. It would be great if you could come in. Perhaps we can couple it with — typically, we had — every two or three weeks he would come into headquarters, and we would have a four- or five-hour meeting where we would go through certain topics.

And he said, no, I’d like you to meet me at The Kettle Restaurant. And The Kettle Restaurant was probably halfway between Mr. Lichtenstein’s house and the headquarters. And at the time, Mr. Lichtenstein lived in California, along the beach, and it was probably, I don’t know, five miles from headquarters. So we met in between at The Kettle Restaurant.

So I was trying to tell them, this isn’t about us having a cup of coffee and getting along. This is about an executive chairman asking me to do the wrong thing that went against, you know, my core ethics as a CEO and as a director.

Q.    Let’s look at some more documents.

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And the next one I want to look at is Joint Exhibit 51.

A.    Okay.

Q.    Could you take a look at Joint Exhibit 51 and tell us what the subject matter of this email exchange is.

A.    So this was a — looks like an email from John Schumacher. John Schumacher is our senior vice president for Washington operations and communications. He lives and works in our Washington, D.C., office. He forwarded a Bloomberg article — and this was — this was while the transaction was still pending — between the FTC, that would be the Federal Trade Commission’s chairwoman, Khan, talking about blocking the Lockheed Martin deal. So he forwarded that to the board for awareness.

And as a result of that, Mr. Lichtenstein said — and I’m now on page 3 of 6 — “Thank[s] [] john. Can we have a call [on] Friday ....” And, also, can we talk about the valve situation.

I believe “the valve situation” was a design issue with a valve that we supplied to Boeing. So it was kind of two topics.

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And then John mentioned some dates. And then I mentioned, I really don’t want a call tomorrow. We already have a call set up for Tuesday.

So this was Friday. And we had already set up a meeting with Mr. Lichtenstein to bring him through where we were with the FTC, and that was specific to Ms. Khan’s note. And it was becoming, at this point, extremely distracting with Mr. Lichtenstein’s constant requests.

To put it in a bit of context, there was a lot going on at this time. We’re all trying to run the company. And that’s a full-time job being — just being the CEO. We’re managing 5,000 people through a pandemic, as well as our supply chain, to keep delivery of our products, and we have 15 factories in the U.S. We were also working on integrating the company into Lockheed Martin, which is a big job in itself. It means integrating our information technology, our supply chain, our benefits, our factories. So we’re very, very, very busy at this point.

And Mr. Lichtenstein continued to call meetings, even though we would set up very structured meetings to keep him in the loop with what was going

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on. So it was — it was becoming very chaotic. And I said, we also have a meeting set up for Tuesday. Let’s do the Tuesday meeting. But, nonetheless, we did call him and have an ad hoc meeting, and we had the Tuesday meeting.

Q.    So did the meeting that Mr. Lichtenstein requested actually happen?

A.    Yes, it did.

Q.    Did it happen when he wanted it to happen?

A.    Yes, it did.

Q.    Mr. Lichtenstein, at the time, was the executive chairman?

A.    Yes.

Q.    And was a member of the board of directors?

A.    Yes.

Q.    Can he call a meeting for whenever he wants to call a meeting?

A.    I think the executive chairman can request and call a meeting. That’s his — if he’s concerned about something. I think it’s professional to align schedules and make sure that everybody can meet at that time so that we can be prepared and be

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productive.

Q.    And the meeting he requested did actually occur?

A.    Yes, sir.

Q.    Let’s take a look at Joint Exhibit 56, please. Can you tell us what the subject matter of this exchange is?

A.    I just want to look at it for a second.

Q.    Absolutely.

A.    Yes, this is an email from Daryl, who was my chief of staff, saying that Warren’s office called to talk about the Space Symposium. And this would have been the 2021 Space Symposium, last year.

I forwarded it to Arjun, and I said, “Need to discuss his attendance ... and him talking to customers.” I also said, “I’m not having a 1:1 with him.” In the note, it had requested a one-on-one with me. And then Arjun said, “Ok, I[’ll] talk to him tomorrow.” And then I said to Arjun, “We should discuss this [in] the broader context.” I wanted to have a conversation about this.

Q. In the — you mentioned this, but in the August 18th email that you sent to Mr. Kampani,

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you wrote, “He shouldn’t” — referring to Mr. Lichtenstein — “He shouldn’t even be going.”

Why did you think he shouldn’t be going?

A.    Typically — so the National Space Symposium, I think General Chilton might have alluded to the National Space Symposium. It’s the largest venue that we have once a year where, predominantly, CEOs or industry professionals in space go. It’s kind of like the Paris Air Show for aviation. And we have very structured meetings. We have — we meet with our customers.

And what I meant by this is Mr. Lichtenstein hadn’t coordinated any schedules. He hadn’t called me to go with me to the Space Symposium. At this point, he had been talking out of turn about the Lockheed Martin transaction. We were — we were concerned that he was going to say things about the Lockheed Martin transaction at this Space Symposium, and that’s where I was going with that.

Q.    Were you refusing to meet with Mr. Lichtenstein one on one?

A.    When I — when I talked to Arjun and I said I want to talk about this in the broader context,

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this was the first time that Mr. Lichtenstein had asked to meet with me since that time that I mentioned a year prior, where Evercore came to our building in September and we had that all-day meeting. That’s the last time he came to the building. I should say, the last time I saw him was when I mentioned we went to The Kettle Restaurant for a cup of coffee on Election Day in 2020. So it’s been almost a year since I’ve seen him or he’s asked for a one-on-one.

What I explained to Arjun was — and I should say, Mr. Lichtenstein hadn’t called me since January 5th of 2020. He hasn’t called me, actually, since then to this day. I said I was uncomfortable meeting with him at his house, and I didn’t want to meet with him one-on-one at a restaurant. I had absolutely no problem, and I don’t today, if Mr. Lichtenstein wants to have a professional meeting in the office, in one of our locations, but I did not at this time, with everything that was going on, want to meet with him in his house, which I typically had to sit on the couch with him, where he would really work — work me to not pursue the transaction, or to meet him in a restaurant. But I had no issue with meeting him professionally in our corporate

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headquarters.

Q.    Has Mr. Lichtenstein requested to meet with you since August 2021, the time of this email?

A.    No.

Q.    Have you refused to attend any meetings that Mr. Lichtenstein has asked you to attend?

A.    No.

Q.    Have you ever refused to take a call from Mr. Lichtenstein?

A.    No. He hasn’t called me.

Q.    When is the last time he called you?

A.    I remember specifically. It was January 5th. It was 2021. And it was the day we came back. We shut down for two weeks. And I mentioned that December 30th I wouldn’t sign the check — the purchase order check request for the $3.9 million. So he called me on January 5th and was a little bit sarcastic about that. That’s how I remember the call. And he hasn’t called me since.

Q.    Let’s take a look at Joint Exhibit 58, please.

A.    I’m sorry, 58?

Q.    58, 5-8.

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A.    Okay. I see it.

Q.    Can you tell us the subject matter of this exchange?

A.    This is an email from Mr. Lichtenstein to the board. And this is again referring back to Senator Warren’s letter to Chairwoman Kahn that I had just mentioned. And he’s asking questions about, you know, the FTC/DoD process. That would have been the Federal Trade Commission with the Department of Defense process to approve the transaction.

I forwarded that to Joe Gromacki, who, at the time, was our lead M&A attorney for Jenner & Block for the transaction, as well as Arjun and General Lord. And I said, unfortunately, Warren continues to ignore requests to put information like this in emails. Mr. Kampani had, by email, probably four times, asked Mr. Lichtenstein not to put sensitive information about the transaction, specifically the DoD/FTC communication process, in unsecured emails that include Gmail, AOL, and Yahoo! accounts. We really wanted all of these communications filed in what we call Diligent. And Diligent is our board book where we upload any type of communications so the board can go in there and

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they’re secure.

Another item is, as we went through this process with Lockheed Martin, the FTC was monitoring to see if they were going to approve this process. As a part of that, they picked five custodians at Aerojet Rocketdyne, and I was one of them, where they would sweep my email, you know, just look in my email every two weeks. So we continually told Mr. Lichtenstein — and Mr. Kampani and I were two of the five custodians — we had to be very, very careful with putting these type of things in email.

Q.    You also wrote in your email, “I’m unavailable for his requested meetings on Thursday and highly encourage [that] they don’t take place.”

Were you refusing to meet with Mr. Lichtenstein?

A.    I wasn’t. I was saying on here that I wasn’t available on Thursday; I was actually traveling. And I encouraged them not to take place if I couldn’t be there as a part of this conversation. I will say that although I was traveling, we did hold a meeting, as Mr. Lichtenstein requested, and we presented the information. However, we uploaded it in Diligent and pointed him to the Diligent material, and

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we did have the call.

Q.    Ms. Drake, do you believe you’ve ever been insubordinate to Mr. Lichtenstein?

A.    No, I don’t.

Q.    Have you ever denied Mr. Lichtenstein any information that he’s requested?

A.    No, I haven’t.

Q.    You’ve complained about it sometimes, haven’t you?

A.    I have. I vented.

Q.    But you never denied it to him, did you?

A.    I didn’t.

Q.    Let’s take a look at Joint Exhibit 70, please.

A.    Okay. I see this.

Q.    Can you tell us what this document is, Ms. Drake?

A.    This was a memo I wrote to Mr. Kampani on September 2nd, ‘21. And I had mentioned previously that Mr. Lichtenstein went to the National Space Symposium. I went to the National Space Symposium as well, but I believe I went like Sunday through Tuesday, and he went Tuesday through Friday. We had a

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different schedule.

And when I went, I referenced some conversations that happened at the National Space Symposium. One was when I talked to Fatih Ozmen, who is the CEO of Sierra Space, who is one of my customers. And you can see in here, I relay a conversation that Warren told him at the symposium that he brokered the Lockheed Martin transaction, it was with Rick Ambrose, which was incorrect.

Greg Jones — I mentioned that was my senior vice president of business development — relayed a conversation that you can see in here, where Mr. Lichtenstein approached the CEO of Leidos, while we were under the definitive agreement with Lockheed Martin, to see if they were receptive of doing a transaction with Aerojet Rocketdyne. The CEO mentioned in here that Warren had talked to their board. They thought Warren was a dangerous person.

There’s also a conversation in here where John Schumacher relayed to me — and I mentioned Mr. Schumacher runs my D.C. office — that Mr. McAleese, who everybody knows Jim McAleese in the industry. He is a — he reports on company financials for companies at the end of quarters. I’m told

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Mr. McAleese is one of those people that can walk in to see any CEO or the Secretary of the Air Force. He’s very well respected in the industry. And he relayed a conversation, and if you want me to go through it in detail, I can, but it’s in here.

So this was very concerning, because underneath the Lockheed Martin transaction, if we didn’t work with them very cooperatively to complete the transaction, we could have been fined. I think the fine was about $200 million. So I was very concerned in here. And I also relayed as a part of Mr. McAleese’s conversation back to Mr. Schumacher when Mr. Lichtenstein mentioned if the transaction doesn’t go through, I’m just going to run the company myself and dig into the financials and learn more about the company.

So it was disturbing to me, it was disturbing to Mr. Schumacher and Mr. Jones when they came to me with this information, because they knew about the sensitivity around the Lockheed Martin transaction. He also, unfortunately, talked negatively about Jim Taiclet, who is the CEO of Lockheed Martin, and said in here, I think he’d be more conscious of his F-35, which is a fighter jet,

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his F-35 contract and he wouldn’t jeopardize that with DoD by trying to pursue the Lockheed Martin transaction to completion.

And he also talked negatively about Frank St. John. Frank was the COO or is the COO at Lockheed Martin that was my colleague on working the transaction to be completed. So it was very disturbing to me, and I thought I should relay it to Arjun.

Q.    One more thing I want to focus on in this memo. You’ve testified about most of it. But if you look at page 2, in the first full paragraph you write, “Warren continues to distract the management team with his increasingly aggressive focus on deal termination scenarios, premature contingency planning requests and blatant disregard of numerous requests for him to refrain from sending non secure emails regarding the transaction.”

The part of that sentence I want to focus on is where you wrote “premature contingency planning requests.”

What did you mean by that?

A.    So by that, I meant that Mr. Lichtenstein would call around to a lot of my

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direct reports, and he would ask questions, especially to the general counsel, could we just sue Lockheed Martin and stop this transaction? Give me some case law where anybody has ever sued a suitor and stopped the transaction. Give me scenarios. You know, he would call my senior vice president of space, Jim Maser, and say, give me five scenarios that if they were to occur, the Lockheed Martin transaction wouldn’t go through.

He wanted Mr. Jones, who ran business development, to come up with other M&A targets that we could look at or other suitors of the company, and we couldn’t do that underneath the merger agreement. So Mr. Lichtenstein’s — when I call it “contingency,” that’s how he phrased contingency. It was different than how I would consider contingency if the transaction didn’t go through.

Q.    Were you opposed to contingency planning?

A.    No.

Q.    Did management actually engage in contingency planning at this time?

A.    Yes.

Q.    What did you do for contingency

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planning?

A.    So we had a board meeting in October of 2021 where contingency planning came up. And we were saying that the FTC approval went much longer than what we had expected. Our benchmark was — our one big competitor was Orbital ATK in the industry that also makes solid rocket motors. They were bought by Northrop Grumman, and they are today part of Northrop Grumman. So everybody in the industry assumed that the regulatory approval of our transaction with Lockheed Martin would follow the same type of flow or timeline as Northrop Grumman and OATK, but it was taking a little bit longer.

So when we got into the October board meeting, we were talking about contingency planning. And Mr. Lichtenstein never articulated what contingency planning he wanted to see. So Mr. Corcoran said, how about if I take a stab at it? I will suggest ten items that we should review as a board when it comes to contingency planning. Everybody on the board agreed, and I believe there were a few members of management there as well.

Then Mr. Corcoran generated an email to all of us about his thoughts for contingency

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planning, and we all agreed with him. The management team, to include myself, my CFO, business development, senior VP of space and defense, we then created a presentation called contingency planning that included those items that Mr. Corcoran suggested and the board approved.

We, as I always do, presented it to Mr. Lichtenstein first. We presented it to him in November of 2021, as well as a prebrief of our five-year strategic plan.

When we then went into our December 2021 board meeting — we always review our five-year strategic plan, which is looking forward to five years, in our December board meeting. So we presented that. And the legal counsel was to put that contingency planning presentation as an appendix. So it was very separate from the five-year plan, so if it was ever reviewed by Lockheed Martin, it didn’t look like we were planning not to support the transaction. It was truly contingency planning if the transaction didn’t happen.

So we put that in the board book as an appendix. Although we reviewed it with Mr. Lichtenstein in November, we never got the

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opportunity to present it at the board meeting.

Q.    Why didn’t you get the opportunity to present it at the board meeting?

A.    The board meeting went very long. I think it was seven hours. It was by Zoom. I think many of the members were on the East Coast. It was getting late. Also, in that board meeting there was a contentious discussion about the management team’s, it’s called STIP, short-term incentive plan, which is a bonus. And it was a contentious conversation brought up by Mr. Lichtenstein, which was already approved on in the org and comp committee in the previous October. So Mr. Lichtenstein spent about an hour, an hour and a half of that strategic planning session going through that, and we ran out of time.

I then said, there’s been so much discussion on contingency planning, I would like us to present the package, even if we do it quickly. And Mr. Lichtenstein said, no, it’s getting late. There’s people on the East Coast. We’re not going to go through it.

So it’s in Diligent. As I mentioned, our Diligent board, it’s there today. It’s been there since November of 2021. And we never had the

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opportunity to present it to the board.

Q.    I want to read you something else from plaintiffs’ pretrial brief. This is on pages 18 and 19. And in reference to the contingency plan that you just testified about, plaintiffs’ counsel wrote in the brief, “Trial testimony will confirm that the directors concluded management’s plan was inadequate and disappointing.”

What’s your reaction to that statement?

A.    So I’m not sure if management’s plan means our five-year strategic plan. I assume that’s what that means. But any time we go through the five-year plan, all seven years that I’ve been here, we take a board vote. And we took a board vote after this December meeting, and the plan was approved by the board.

Q.    Ms. Drake, were you here in court yesterday?

A.    Yes, sir, sitting next to you.

Q.    Did you hear Ms. McNiff testify?

A.    Yes, I did.

Q.    I want to read you a portion of her testimony from yesterday. This is from page 171 of

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the trial transcript. And this was on cross-examination by Mr. Lutz.

Mr. Lutz asked:

“Question: Well, when you testified at your deposition, you told me that when you called him, you said ‘And so I said you know what, just be very careful with this woman.’

“Is that right?

“Answer: That’s — yeah, I’m sure that’s similar, just be very careful with her, that woman, Eileen, something to that effect, yes.

“Question: You were being truthful at your deposition; right?

“Answer: I was, yes.

“Question: And the reason you told him to ‘be very careful with this woman’ was because you had seen other men go down a path where they didn’t think they were doing anything wrong, and they weren’t, in your view, but where women had tried to suggest things —

“Answer: Yes.

“Question — isn’t that right?

“Answer: Uh-huh.

“Question: That’s what you told

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Mr. Lichtenstein?

“Answer: Absolutely.”

Did you hear Ms. McNiff testify to that yesterday?

A.    Yes, I did.

Q.    What was your reaction to that testimony?

A.    I was a bit taken back by it. I’m not going to say I was offended by it. This has nothing to do with me being a woman. I’ve never brought the woman card into anything. This is really about an executive chairman asking me to do things that I didn’t feel was appropriate for the shareholders. It’s disappointing that Ms. McNiff said that or feels that, but I’ve never turned this into a female issue, and I am super proud of where I am today and all of my accomplishments, and I believe it has nothing to do with me being a female.

Q.    Did any of the memos that you wrote to Mr. Kampani or the members of the board complain that Mr. Lichtenstein treated you improperly because you were a woman?

A.    Never.

Q.    Did you also hear Ms. McNiff testify

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that you were dismissive of her?

A.    I don’t remember the word “dismissive,” but I think she said something about I was nice to her at the beginning, and then I wasn’t. I can’t remember the words.

Q.    Do you recall her testifying that you started board meetings by saying “Gentlemen”?

A.    I remember her saying that.

Q.    Is that true?

A.    No, I believe I always say “Members of the board.” Perhaps there was a time where I said “Gentlemen” and then “Audrey.” But if I did, I certainly didn’t mean it.

Q.    Ms. Drake, did there come a time when you became aware that Mr. Lichtenstein or Steel Partners intended to nominate a slate of directors?

A.    Yes.

Q.    When was that?

A.    That was in the January time frame. And I think I kind of have to explain it a little bit, because it’s not exactly clear in my head that it was the 24th. But —

Q.    Why don’t we put up a document that may help you, and then you can continue to explain.

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Why don’t you take a look at Joint Exhibit 126.

A.    Okay. I see it.

Q.    What is this document?

A.    So this was a document that    Mr. Lichtenstein sent Friday, the 21st, calling for a special meeting. And then I sent it to org and comp and Jeff Wolters, who we had retained for good guidance on governance, as well as Arjun and Andreas Wagner, who is my vice president of HR. And I said, “This is obviously poor governance ... he sends out a notice for a [board] meeting on a Friday afternoon for Monday [    ], no agenda, no conversation with [    ] [me], no contact or coordination with the General Council .....

“Why is he able to continually act unprofessional?”

Q.    Did you believe that Mr. Lichtenstein needed to talk to you before noticing a board meeting?

A.    We had always done that previously, except for a special meeting that he called in May of 2021. After I wrote my first memo, he called a special meeting, no notice, no agenda. And in that meeting he said, we’re here today to talk about your memo, Eileen, where you’re complaining about me.

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So this is only the second time in seven years he called a special meeting without coordinating or — you know, it’s hard to prepare as a CEO for a board meeting if you don’t know the agenda, if you don’t know if you’re available. And I just found it poor corporate governance and unprofessional.

Q.    Take a look at the notice, which is the second page of the document.

Does the notice describe what the purpose of the meeting is intended to be?

A.    No.

Q.    Did you ever learn what the purpose of the meeting was intended to be?

A.    I believe — I don’t see it attached to here, but I believe I sent an email to Mr. Lichtenstein, and I said something like, I’m surprised at this meeting. What’s the purpose of the meeting? And he responded, to talk about a slate of directors if the Lockheed Martin transaction doesn’t go through.

Q.    Take a look at Joint Exhibit 134, please.

A.    I see it.

Q.    Can you tell us what this document is?

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A.    So this was an email from Mr. Lichtenstein on the 24th. And it said, “please find [the] materials for today’s [    ] meeting.” It has an agenda, and then it has four board resolutions.

Q.    All right. Let’s take a look at the agenda. The fifth bullet point in the agenda says, “Discuss Letter Agreement Concerning Company Slate for 2022 Annual Meeting.”

Do you see that?

A.    I do.

Q.    Was there a letter agreement or a draft letter agreement attached to this document?

A.    No.

Q.    Was there a letter agreement provided to the board prior to the January 24th, 2022, meeting?

A.    No.

Q.    Did this meeting actually occur?

A.    Yes, it did.

Q.    What happened at the meeting?

A.    So the meeting was called. I started by saying — and I actually wrote an email to the board before this, and I said, I find this out of our normal nom and gov. I don’t know why the general counsel is not invited, and why aren’t we having this

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meeting on February 17th, which was just a few weeks from now. That’s the meeting where we typically talk about putting up a slate of directors for nomination or reelection with a nom and gov committee. And Mr. Lichtenstein didn’t respond to my email.

So when we opened up the meeting, I said, Warren, I have the same question before we start. And he said, we’re going to start a new process. I’m not following that process. And then he talked about the resolutions.

I questioned what the special agreement was, quite frankly, at this point. I wasn’t getting the fact that he was putting up a slate. I said, what is this agreement about? And we had had agreements with Steel Partners before. They were very limited, where we would sit on their purchasing committee, or certain things that we would benchmark, and we were very careful with Steel Partners agreements because they needed to be disclosed.

So I said, what does this mean? And that’s when Mr. Turchin spoke up, and he said, well, what Warren is saying is if we can agree on a slate of directors going forward, he won’t put up a competing slate. And I said, a competing slate for what? I

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still wasn’t getting it. And I said, Warren, does this mean that you want Steel Partners to be a consultant to help us? Because he said he wanted to fill some diversity seats on our board. I said, does that mean you want Steel Partners to help us recruit board members for the slate? And he laughed, he said, no, Eileen, I’m not looking to be a consultant. And I didn’t understand, still didn’t understand what he was talking about. He wasn’t being transparent with me.

So then we kept talking about — with these resolutions, he was quickly trying to get us to the resolutions. And I said, well, whatever this special agreement is, we would have to get this — the consent of Lockheed Martin according to the merger agreement to sign anything like this.

We also talked about — Mr. Corcoran joined the meeting, I think, 15 minutes late or 10 minutes late. And when Mr. Lichtenstein talked about the slate, it didn’t have Mr. Corcoran on it. And Mr. Corcoran, when he joined the call, said, I would like to address the board. And he said, Mr. Lichtenstein has been calling me continuously over the last few weeks. He’s asked me to resign and step off the board.

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And Mr. Corcoran said, I want everyone to know that I’m not resigning or stepping off the board. I won’t go up for reelection due to personal issues, but I’m not going to resign. I want to see this investigation through. And I also want to see the Lockheed Martin transaction through, which was pending at that time. We expected to get clarity over the next couple of weeks.

So with that, I said, Warren, this meeting is out of process. It didn’t go through nom and gov. The special agreement would have to be approved upon. Why isn’t the general counsel and secretary here? This is all out of process, and I can’t support this.

And then when I said I couldn’t support it, General Lord said he couldn’t support it, General Chilton said he couldn’t support it, and Mr. Corcoran said he couldn’t support it. We never actually took a vote. But after the — I think it was General Lord went last and said he couldn’t support it, Mr. Lichtenstein said, well, the meeting is adjourned. I want everybody to rethink their vote on this or how they think about this. And I’m going to reconvene the meeting in a couple of days.

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Q.    Did you ever receive the letter agreement that was referenced in the agenda to the meeting?

A.    We received it. I believe we received it, I don’t know if it was a day before or right before the meeting that was rescheduled on this topic for January 27th.

Q.    All right. Let’s take a look at Joint Exhibit 155, please.

Can you tell us what this document is, Ms. Drake?

A.    So this was the letter agreement we’re talking about that Mr. Lichtenstein sent to the board, as well as Mr. Kampani, on January 26th, which would have been the day before the meeting was scheduled on the 27th.

Q.    And as a general matter, what does this agreement provide for?

A.    So this agreement would have, you know, we use a word “hardwired” Mr. Lichtenstein to the board, regardless of anything. And we also interpreted that as regardless of the pending investigation.

Q.    What do you mean when you say it would

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hardwire him to the board?

A.    That he would not come off the board unless, you know, the undersigned on here, which is Steel Partners, Warren Lichtenstein, and then a member of Aerojet Rocketdyne would have to sign this.

Q.    And was there — did this meeting that was noticed or suggested for the 27th actually happen?

A.    No.

Q.    Did Mr. Lichtenstein ever explain the purpose of this agreement?

A.    He didn’t explain it or show it to us. But in the 24th meeting, he alluded to it and said, and if the company will sign this special agreement, I’ll consider not putting up a competing slate.

Q.    Were you for or against signing an agreement like this?

A.    Against.

Q.    Why?

A.    First of all, I didn’t see it, so I couldn’t agree to sign it on the 24th. But even after I saw it, I felt it was out of the normal course of business. Why would we need to sign a letter of agreement with Steel Partners that would hardwire somebody to the board? It was nothing — nothing that

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I had ever seen before.

But also, I mentioned, we were still underneath the merger agreement with Lockheed Martin. And any type of agreement like this would have had to have had the consent of Lockheed Martin. And when I brought that up in the meeting, Mr. Lichtenstein said, no, because it’s not a resolution, it doesn’t need to go through Lockheed Martin. I said, actually — I had covered this with Arjun maybe one hour before the meeting on the 24th when I saw the agenda — any type of agreement with a third party, to include Steel Partners, would have to have the consent of Lockheed Martin.

Q.    Focusing back on the resolutions that Mr. Lichtenstein had proposed at the prior meeting, who was the suggested slate that Mr. Lichtenstein was proposing?

A.    It was our current board of directors, but it excluded Mr. Corcoran.

Q.    Did you have an objection to a seven-person slate that included you, General Chilton, and General Lord?

A.    I questioned why we would go down to seven, why Mr. Corcoran would come off early. And I

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didn’t voice it, but I also was concerned that this would really give a four-to-three board composition, meaning four members that had been financially or personally related to Steel Partners.

Q.    We’ll get to it in a minute, but there came a time where Steel Partner actually gave a notice of nominations. Correct?

A.    Yes.

Q.    Prior to doing that, did Mr. Lichtenstein ever propose nominating seven or eight of the incumbent directors without the proposed letter agreement with Steel Partners?

A.    No, they were — they were tied.

Q.    Following the receipt of this letter agreement, the receipt of the resolutions on January 24th, did you have a conversation with General Chilton?

A.    I’m sorry. Could you say that again, Ray?

Q.    Sure. Following this sequence of events, receiving the proposed resolution, the proposed letter agreements, canceled meeting, did you ever have — did you have a conversation with General Chilton?

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A.    I did.

Q.    What was the topic of that conversation?

A.    So that was the evening of January 27th. I remember, because it was my birthday. General Chilton called and said, Eileen, is there a possibility or can you see a scenario where you would consider stepping off the board as we work through, you know, kind of all of what’s going on with the Steel Partners slate?

You know, I said, hey, we’re not even concluded with the Lockheed Martin transaction. What would that look like to shareholders? You’re catching me way off guard. I’m not prepared to have this conversation tonight, General Chilton.

It was a short conversation. He wished me a happy birthday, and we never talked about it again.

Q.    Were you working on your severance package at this time?

A.    No.

Q.    Let’s take a look at Joint Exhibit 171, please. Can you tell us what this document is, Ms. Drake?

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A.    Yes. This is from Steel Partners on January 28th to the company regarding a notice of stockholder nomination of individuals for election at the 2022 annual meeting.

Q.    And who were the proposed members of the slate?

A.    The proposed members were Mr. Henderson, Mr. Lichtenstein, Ms. Maguire, Ms. McNiff, Ms. Nelson, Mr. Turchin, and Ms. Wood.

Q.    Did you hear Mr. Bayliss asking General Chilton some questions this morning about tactical surprise?

A.    I do.

Q.    Were you surprised by Steel Partners’ notice of nomination?

A.    I was blown away.

Q.    Did Steel Partners nominate a slate which included four sitting directors without the other four directors knowing about it?

A.    Yes.

Q.    What was your reaction to receiving this notice of nomination?

A.    I was very surprised. I had known Mr. Lichtenstein’s past. He was an activist. So I

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can’t say I was surprised that he would do something like this. I was surprised that he would do it at Aerojet Rocketdyne, as the executive chairman, and take three board members with him without any prior conversation, any — at least with me, any discussion. It felt like a big surprise. And I felt like he was very nontransparent and misleading in our January 24th meeting about this.

Q.    Ms. Drake, I again want to read you some testimony from yesterday’s trial. This is Mr. Henderson’s testimony. You were here for that. Correct?

A.    Yes, I was.

Q.    And this is found on page 95 of the transcript. And this is on cross-examination from Mr. Grugan. Mr. Grugan asked Mr. Henderson: “You would agree with me that the company needs, upon receipt of a proxy notice like this, the company needs to formulate a plan for what the company is going to do in response to this proxy notice; correct?”

“Answer: Yes.”

Do you agree with that?

A.    Yes, I do.

Q.    Was the board of directors capable of

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formulating a plan on behalf of the company at this time?

A.    Not the full board.

Q.    Why not?

A.    They were conflicted. Three of the directors I considered as dissident directors that were now aligned with Steel Partners. I looked at it as any activist or other entity coming in to announce that they’re going to do a takeover of the company.

Q.    If the full board of directors couldn’t formulate a plan in response to the notice of nomination, who did you believe should?

A.    I believed it was my responsibility as the CEO of Aerojet Rocketdyne, along with the three non-Steel-Partner-aligned directors, which were Mr. Corcoran, General Lord, and General Chilton.

Q.    Now, we know there came a time where you nominated your own slate of directors. Correct?

A.    Yes.

Q.    Did that slate of directors exist at this time, January 28th?

A.    No.

Q.    Had you thought about nominating your own slate of directors at this time, January 28th?

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A.    No.

Q.    Now, you talked about people who would be formulating a plan in response to the notice of nominations. Did you enlist the assistance of anyone?

A.    To formulate the plan?

Q.    Yes.

A.    Yes.

Q.    Whose assistance did you enlist?

A.    For the plan that went forward, I would say Evercore, Gibson & Dunn.

Q.    Company management?

A.    Company management. Joele Frank was initially in the loop. I would say Mr. Schumacher, who was the senior VP of communications; Mr. Kampani; and Mr. Boehle, who was the CFO at the time.

Q.    And why did you enlist the assistance of those individuals and firms that you mentioned?

A.    This was a huge surprise to the company. That’s what I would have done in any scenario. I would bring in my core team, which is my CFO, my GC. I should have said my head of HR too, Mr. Wagner, and my head of communications. We worked with the other three directors. And then Mr. Kampani really assembled the legal team. And we just hunkered

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down in the boardroom to figure out what we were going to do.

Q.    Take a look at Joint Exhibit 179, please.

Can you tell us what this document is?

A.    This is an email from Joe Gromacki. Joe was, I would say, our lead attorney from Jenner & Block throughout the Lockheed Martin transaction. He sent this note — it looks like there’s a lot of attorneys on it — to include Dan Boehle and Andreas, my head of HR and CFO. And it talks about a press release.

Q.    And what was the purpose of the draft press release?

A.    The purpose of the draft press release was to work on a final press release that we would put out to communicate that we had received the notice from Mr. Lichtenstein and Steel Partners.

Q.    Let’s take a look at Joint Exhibit 207, please.

A.    I see it.

Q.    So, Ms. Drake, this is an email which you’re not on. It’s an email from Mr. Gromacki to Mr. Kampani and Mr. Moloney. And Mr. Gromacki writes,

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“Eileen called and asked why we need to disclose the investigation in the context of the press release. I walked her through our rationale and expressed my understanding that both in-house counsel (Arjun) and outside disclosure counsel (Jim) feel strongly that the disclosure of the investigation is important in order to ensure that our publicly disclosed response to the hostile proxy nominations by Warren/SP is complete and not potentially misleading.”

Do you recall having a conversation with Mr. Gromacki about that topic?

A.    I do.

Q.    Tell me what you recall about that conversation.

A.    I just remember asking Mr. Gromacki — and I had a good relationship with him. We worked day by day — day to day on the Lockheed Martin transaction. I had seen in a draft where the investigation was mentioned. I knew this was a sensitive topic. I assumed Warren wouldn’t be happy with it. And I asked him, do we think it’s important and necessary to mention that in the press release?

Q.    And what did Mr. Gromacki tell you?

A.    He said that based on his advice and

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the other legal team, that Mr. Kampani had assembled quickly to react to this, thought it was important.

Q.    Take a look at Joint Exhibit 241, please.

Can you tell us what this document is?

A.    Yes. This is the press release that went out on February 1st with the statement regarding the board nomination from Steel Partners.

Q.    Did the press release reference the investigation?

A.    Yes, it did.

Q.    Did you agree, ultimately, that the press release should include a statement about the investigation?

A.    Yes, I did, after speaking with Mr. Gromacki and the other attorneys.

Q.    And why did you agree with that?

A.    I took their counsel. Again, I’m not a lawyer. I very much appreciate their expertise and their counsel. And they were all aligned on that.

Q.    Who decided to issue the press release?

A.    I think the group decided to release it, but at the end of the day, as the CEO, I

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authorized it, to release this press release, after consulting with the attorneys, as well as the other advisors on the team.

Q.    Did the full board consider the issuance of the press release?

A.    Excuse me?

Q.    Did the full board consider the issuance of the press release?

A.    I don’t believe that we submitted this to the full board.

Q.    Why not?

A.    We looked at the other three board members as conflicted. I viewed them as dissident board members that are now aligned with Steel Partners and not nonconflicted Aerojet Rocketdyne board of directors.

Q.    When you say the three directors, what three are you referring to?

A.    Ms. McNiff, Mr. Henderson, and Mr. Turchin.

Q.    And what about Mr. Lichtenstein?

A.    Yes, Mr. Lichtenstein as well.

Q.    Take a look at Joint Exhibit 225, please.

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A.    225 or -55?

Q.    225.

A.    I see this.

Q.    So there’s an email from Mr. Lichtenstein to Mr. Kampani, and he copies all the members of the board, among others.

And Mr. Lichtenstein writes, “I write to remind you that any press releases or other public disclosures by, for or in the name of the Company should be provided to all Board members so that they may review and provide any comments that they may have before such disclosures are issued or filed.”

Did you comply with this request?

A.    No.

Q.    Why not?

A.    We saw this as a request from Mr. Lichtenstein as a part of Steel Partners’ slate. And, also, we noted at the time that he cc’d his litigators. So it kind of changed, really, the ballgame, where this wasn’t an ordinary course of the chairman asking for something. This was someone who just filed a slate with three dissident board members, cc’ing his litigators.

Q.    Did the board of directors

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historically approve press releases at Aerojet Rocketdyne?

A.    No. In my seven years, I don’t think I’ve ever had a press release approved by the board.

Q.    Do you, as chief executive officer, have the authority to issue press releases in the name of the company?

A.    Yes, I do.

Q.    What is the basis of that authority?

A.    Where is it, or what is it?

Q.    Where does that authority stem from?

A.    It stems from past practice. It stems from, I believe there’s a policy in our command media where we have all of our policies. And, also, when I joined the company, Mr. Lichtenstein said that I didn’t need to pass press releases by him because he was very confident with my judgment.

Q.    At the time the February 1st press release was issued, did the Drake slate exist?

A.    No.

Q.    Were you involved in the decision to furnish the press release to the SEC on a Form 8-K?

A.    No.

Q.    Who dealt with that?

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A.    I believe that would have been Mr. Kampani or somebody in the legal department that works for him.

Q.    Following the receipt of Steel Partners’ notice of nomination, when was the next time the board met?

A.    The full board? I believe there were meetings all throughout that weekend, but I believe the full board met I think it was February 4th.

Q.    All right. Let’s take a look at Joint Exhibit 711, please.

A.    I’m sorry, what number?

Q.    7-1-1. It should be towards the back of the binder.

A.    Okay. I see it.

Q.    Can you tell us what this document is?

A.    This is an email from Mr. Kampani to the board, talking about the agenda and the resolutions. And it has an agenda, and then it has two sets of resolutions. I believe the first set of resolutions was on behalf of Steel Partners, and the other set of resolutions was on behalf of the board of directors.

Q.    Did this meeting actually occur?

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A.    It did.

Q.    What happened at this meeting?

A.    It was a short meeting. Mr. Lichtenstein, I believe, chaired the meeting. I believe there were some lawyers, outside counsel, on the meeting. I believe it was Mr. Lichtenstein that read his — or maybe it was an attorney that read his resolutions for Steel Partners. We took a vote. It was deadlocked four to four. Then our team — the other team read the resolutions. I think it was General Chilton. We took a vote. It was deadlocked four to four. Mr. Lichtenstein, who chaired the meeting, said, meeting adjourned, and I guess we’ll let the Judge decide.

Q.    On February 4th, at the time the board of directors met, did the Drake slate exist?

A.    No.

Q.    Did there come a time when you filed a complaint against Mr. Lichtenstein, Mr. Turchin, Mr. Henderson, and Ms. McNiff?

A.    A legal complaint or a personal —

Q.    A legal complaint.

A.    Yes.

Q.    Take a look at Joint Exhibit 334.

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Is this the complaint that you filed?

A.    Yes, I believe so.

Q.    Did the company file this complaint as well?

A.    This was on behalf of myself, the two generals, and Mr. Corcoran, as well as Aerojet Rocketdyne.

Q.    Who authorized the filing of the complaint on behalf of Aerojet Rocketdyne?

A.    I did, as the CEO.

Q.    At the time this complaint was filed, did the Drake slate exist?

A.    I just have to look at the date. I’m trying to find the date on this document.

Q.    I will help you, Ms. Drake. If you look at page 46 of 56.

A.    February 11th. No, it didn’t.

Q.    Ms. Drake, do you understand that in February, the Court entered a temporary restraining order?

A.    Yes, I do.

Q.    What is your understanding of what the order prohibits?

A.    I believe the order prohibits me or

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the other three directors making statements on behalf of the company or using company resources for the proxy contest.

Q.    Have you taken any steps to ensure that you comply with the TRO?

A.    Yes, I have.

Q.    What are they?

A.    I’ve taken a lot of steps.

First, we reviewed with Mr. Kampani to my entire staff in a staff meeting what the TRO meant. I actually went and purchased a third phone. I have a personal phone, an Aerojet Rocketdyne phone, and now I have a phone dedicated to shareholders that they can call me on. I set up another email account. I have an Aerojet Rocketdyne account email. I have personal. And now I have maximizeajrd@gmail.com so that I could communicate with shareholders.

Anytime I talk to a shareholder, I start the conversation with, I’m talking to you now as Eileen Drake, a shareholder, and not Eileen Drake, the CEO of Aerojet Rocketdyne. Traditionally, I always do shareholder calls with my CFO. I had never done one alone prior to this. Now I do all shareholder calls either by myself or with a proxy solicitor, which is

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D.F. King. We now have a proxy solicitor to assist me with these things.

I worked with a lady named Kelly Moon in Texas to set up a website that I paid for. And I’ve made sure that we haven’t spent any company funds. Anything that we have had to pay out, I personally paid for, to include when we just mailed the proxy solicitation with Broadridge a week or so ago to call a special meeting of the shareholders so we could set an annual meeting date. I wired $25,000 out of my account.

That’s an example of what I’ve been doing throughout this TRO.

Q.    Has complying with the TRO been easy?

A.    Has it been easy?

Q.    Has it been easy?

A.    No.

Q.    In what way hasn’t it been easy?

A.    It’s tough. It’s not how I’m used to doing business. You know, I mentioned being the CEO is a pretty busy job. We have a lot of things going on. You know, we’re supporting the Ukraine right now with Javelin and Stinger motors, so we’re trying to double, triple production. We just flew our first

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mission with Boeing to the International Space Station last week. We’re getting ready for our first Artemis mission, where we’ll circumvent the moon. So my schedule is crazy busy now. I work 24 hours a day.

Then you put the pandemic on top of it. We have 5,000 people in 15 different states, so managing that, along with our supply chain and making sure that we stay on top of delivery and quality, and then unraveling the Lockheed Martin transaction, so a lot going on. And now I’m running a proxy contest, which I never imaged in my life I would be doing.

So it’s been — it’s been difficult. I think now, you know, we’ve — we are operating pretty smoothly, but at the beginning, it was very tough to figure this all out.

Q.    Whether it was easy or difficult, do you understand that you need to comply with the TRO?

A.    Absolutely.

Q.    Have you — you’ve talked about steps that you’ve taken. Have you taken any steps to ensure that Aerojet Rocketdyne employees comply with the TRO?

A.    Yes. They’re not included in any of — meetings that I have, whether it’s with Gibson & Dunn or the proxy solicitor. They are not involved in

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what’s going on with the proxy contest. And they’re very aware of what the limitations are.

Q.    And how did you communicate those steps to the employees?

A.    We communicated it in my staff meeting to all of my direct reports, which are the ten top leaders of the company, and then they have disseminated it.

Q.    We’ve talked a number of times about the Drake slate. When did you actually start to assemble the Drake slate?

A.    I started in earnest, I would say, February 23rd or 24th, whatever that Friday was. We had been mulling it over and thinking about, hey, are there any names out there that we would consider? But when I really got serious with developing that slate, it was that Friday, Saturday, Sunday, Monday, because I had to turn in my slate by the 28th. I think I had to turn it in, for some reason, it was 2:00 p.m. on the 28th.

I contacted Korn Ferry. Korn Ferry is probably the premier search firm in aerospace and defense for not only executives, but for board of directors. I contacted Michael Bell, who is the top

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guy there. I told them the scenario of what was going on. And I said that I wanted to make sure that I worked with a search firm versus me just calling people to see if they would be on the slate.

I lucked out, because Mr. Bell said he had already been working on a board slate for a couple of different companies, so he felt like he had a head start on some candidates or a candidate list that he could share with me.

We worked over the course of the next couple days, that Friday and Saturday, where he would share candidates with me. And then I just, I called people. He called people to kind of vet it and say, are you willing to talk to Eileen about this? I got some recommendations from the other three board members. General Chilton, General Lord, and Mr. Corcoran would say, maybe you should look at this person, look at that person. And then I interviewed.

And as I interviewed people over the weekend, I would report back to the other three directors, and we went through the process. And when we finalized it on Monday, we had, I would say, four superstar candidates that agreed to be on the list, and we also had four really great candidates as

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alternates. So we were able to get eight candidates.

Q.    Let’s back up a little bit before that weekend, Ms. Drake.

Can you look at Joint Exhibit 380, please. Do you have that, Ms. Drake?

A.    I do.

Q.    So this is a letter that I sent to the Court on February 18th, 2022. If we could look at starting on the bottom of page 2 over to the top of page 3.

So down at the very bottom of page 2, I wrote, “To ensure a neutral, fair fight, we have proposed that this Court order the Company to create a ‘common fund,’ accessible equally to both sides, to ensure stockholders will have competing slates to choose from in voting.”

Do you see that?

A.    I do.

Q.    Why were you asking for the creation of a common fund?

A.    As I quickly learned, and I had never been in a proxy contest before, all of the advisors were saying that proxy contests are very expensive. You know, you have to pay for a proxy solicitor. Most

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of them have a communications team, a PR team, and it gets very, very expensive. And they suggested that we put forward this request so it could be split — we weren’t sure exactly how much it would cost — but so that it could be split evenly with the Steel Partners slate and the Drake slate, if you will.

Q.    If we could flip back to page 1 of the letter, down at the bottom of that page, I wrote, “If Defendants are unable to use Company resources in the manner of our proposed order, they will be unable to select and present an alternative slate of nominees and mount a solicitation campaign.”

Do you see that, Ms. Drake?

A.    I do.

Q.    Did you believe that that statement was true at the time it was made?

A.    Yes, absolutely.

Q.    So how did it come about that you were actually able to assemble the slate?

A.    I didn’t think I was going to be able to do it. It was a ton of hard work. If anyone knows me, I don’t give up easy. I have a lot of perseverance. I didn’t think we were going to be able to do it until that Monday morning, because I didn’t

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have four firms yet.

You know, Michael Bell told me that this should have taken about a month, but I really worked around the clock. I was pretty fortunate that the people that we did get, it wasn’t a really hard sell when I called them. I thought it would be, because they were getting in the middle of a proxy fight, but they wanted to do the right thing by the company, by the shareholders, by the customer, by the war fighter. The situation disturbed them.

You know, if you look at the four that we put on our slate, they’re very familiar with Aerojet Rocketdyne. Some of them have been people that we have reported to. Some of them have been customers. They understood the nuances going on, and they wanted to help the company, and they wanted to help me.

Q.    Did you use any funds of Aerojet Rocketdyne to assemble your slate?

A.    No, I didn’t.

Q.    Have expenses been incurred in running the proxy contest?

A.    Yes.

Q.    Who has paid those expenses?

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A.    Anything that was due to be paid, I personally paid for it. Anything else is on a contingency basis.

Q.    Is it correct — am I correct that you hold 100 shares of Aerojet Rocketdyne stock in record name?

A.    In record name, yes.

Q.    What steps were taken to make sure that you held stock in record name?

A.    So, again, I had never run a proxy contest, and I learned from Gibson Dunn that in order to put this slate forward on February 28th, I had to do it as a shareholder. Currently, all of my Aerojet Rocketdyne stock is in UBS, in my trust, which makes me a beneficiary of that. And anything else I have is unvested in Fidelity with the company. So I learned that I had to move at least 100 shares out of my UBS account, where I have all of my vested Aerojet Rocketdyne stock, into a neutral account or Computershare so that I could file my slate.

Q.    And how did you go about doing that?

A.    So I called my financial advisor, Jesse Fable, in Connecticut, who works at UBS. I said, Jesse, I need to move a hundred shares into this

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Computershare account.

Jesse called Computershare and then he called me back and said, Eileen, the lady at Computershare won’t do it for me. I think I need you on the phone.

So then I got on the phone with Jesse, and we called the lady at Computershare. And I say “the lady.” I don’t remember her name. And she wasn’t very cooperative. And she said, Ms. Drake, I can’t unlock this account. And this is an account that was opened for me when I became an employee at Aerojet Rocketdyne seven years ago. So it wasn’t a personal account. It was something that was opened at Aerojet Rocketdyne.

I hadn’t used it, so my password expired. I didn’t know my password. I’ve had four or five admins since then. And we were trying to find the password somewhere and couldn’t find the password.

So then she told me on the phone, in order for me to give you your password, you have to submit a letter by snail mail. We’ll review it, we’ll give you your password, and we’ll mail it back. And that could have taken maybe ten days.

So she said, somebody at Aerojet

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Rocketdyne had to vouch for me that I was an employee. She couldn’t do it for me, no matter what my title was, because I was an employee.

So then I went to Andreas Wagner, who is my vice president of HR, and said, Andreas, I can’t get this account open. Can you help me unlock my password?

And then he proceeded — he had one of his employees try it. I think she still couldn’t do it. I think it was ultimately done by Dietrick Miller, who is an attorney at Aerojet Rocketdyne, called Computershare, said, please unlock Ms. Drake’s account. I believe she did.

And then Jesse Fable, my personal financial advisor at UBS, made the transaction of a hundred shares. I think he actually did 200 shares because the first transaction, there was a glitch.

Q.    Ms. Drake, since the entry of the TRO, what advisors have you used to assist your slate?

A.    I’ve used Evercore, for strategy, Gibson Dunn for legal, Ballard Spahr for legal. I’m trying to see. D.F. King, I think I mentioned, as a proxy solicitor. I think that’s everybody.

Q.    Have any of them been paid by Aerojet

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Rocketdyne?

A.    No.

Q.    Did Aerojet Rocketdyne pay a $250,000 retainer to Gibson Dunn?

A.    I’ve heard that, getting ready for this trial, that they did.

Q.    Do you know if Gibson Dunn has drawn down on that retainer?

A.    No, I believe they have not. And there’s a credit, if you will, at Aerojet Rocketdyne.

Q.    Can you take a look at Joint Exhibit 484, please. If we could just focus on the first page of the document, the email from Mr. Lynn.

Ms. Drake, were you a recipient of this email?

A.    No, I was not.

Q.    Did you authorize Aerojet Rocketdyne to retain Morrison & Foerster?

A.    No, I didn’t.

Q.    Do you know if Aerojet Rocketdyne ever retained Morrison & Foerster?

A.    I don’t believe they did.

Q.    Were you aware that this email was being sent?

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A.    No.

Q.    At the time this email was sent, did you know who Mr. Lynn was?

A.    No.

Q.    Could you take a look at Joint Exhibit 696, please.

Do you have that document, Ms. Drake?

A.    I do.

Q. So in the — you sent an email to Jim Moloney on Thursday, March 3rd and asked, “Is this for a Company lawyer or for the Independent team?”

And then Mr. Moloney responds, “company to work aside David Lynn (MoFo).”

Did you have any discussions with Mr. Moloney about his email?

A.    No.

Q.    What did you understand Mr. Moloney to be telling you in his email?

A.    When I follow the email string, it actually started from you, Ray, and it was to Mr. Moloney, and it talked about following up on our call. Here’s a couple of possibilities for Delaware counsel for the company. And I knew at this time we were looking for neutral company counsel.

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So when I saw the email string, I couldn’t imagine we were hiring another law firm for the Drake slate. So I responded, is this company lawyer or independent team?

And then Mr. Moloney said, “company to work [with] David Lynn (MoFo).”

So I said, “Is Arjun in the loop?” Because Arjun should have been in the loop on this neutral company counsel.

Q.    Did you know what the reference to “MoFo” was?

A.    No. Without sounding silly, I thought it was a curse word.

Q.    Now, you mentioned the retention of company neutral counsel. Is the company currently represented by neutral counsel?

A.    Yes, we have two law firms.

Q.    And what firms are they?

A.    We have Debevoise, which I believe is the firm that will work the proxy. And I’m trying to remember the second firm that really deals with litigation.

Q.    Did you approve — is it Morris James?

A.    Yeah.

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Q.    Did you approve the retention as a director of Debevoise and Morris James?

A.    That was really held between the legal — both legal sides.

Q.    Did you — you were here this morning where you saw where Mr. Bayliss was asking questions about the retention of Paul Weiss.

Do you recall that?

A.    I do.

Q.    Tell me what you recall about those conversations.

A.    The conversations with Mr. Bayliss or my —

Q.    Your conversations about the retention of Paul Weiss.

A.    So I mentioned we had a February 17th board meeting. That was a regularly scheduled board meeting that we had. And we had a traditional meeting where we discussed space, defense, financials, our typical quarterly board meeting.

And I believe it’s in our bylaws that once a year the independent committee, meaning the six directors, meet independently with the CEO and then independently with the executive chairman. And this

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happened to be that one meeting where they were going to meet with me independently.

So the independents had a meeting. I was called back in, and they asked if I had anything to discuss. I can’t remember if we really had any topics, or I didn’t. And then I believe it was Mr. Corcoran — I might be wrong — that said, and, by the way, Eileen, General Lord’s going to get with you later today on something that we want to discuss with you. And everybody was on Zoom, but I was in my boardroom. And I said, well, I have time today. Would you like to just talk about it now? And then Tom Corcoran said, well, what we want to talk to you about, Eileen, is hiring a separate counsel to assist Mr. Kampani with his job.

And at this point, it had become very contentious between Mr. Kampani and Mr. Lichtenstein. I think Mr. Lichtenstein at this point had written a note to Mr. Kampani suggesting he should resign. There were a lot of issues with the two of them. And I think it was really based on Mr. Lichtenstein thinking that Mr. Kampani was somehow taking my side in some of these issues.

So then I said, well, this isn’t the

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neutral company counsel. What is this role? And that’s when I think it was Tom Corcoran said, well, Audrey, why don’t you explain, since this was your idea. And then Ms. McNiff said, well, I think there’s been some issues with Arjun. He hasn’t gotten out the meeting minutes on time. He’s getting upset in meetings. We’re having some issues. We think we need to hire someone to assist Arjun.

And in the back of my mind, I could imagine this wasn’t going to help with the dynamics, telling Arjun I’m going to bring somebody in to baby-sit him. I said, well, Arjun has a deputy general counsel. It’s Joe Chontos. And if there’s things that I need to tell Arjun he needs to fix or work on, I’d like that list. I’m really trying to understand where we’re going with this.

And that’s when Ms. McNiff said, well, I’m kind of caught off guard. I wasn’t expecting to go through these type of details. I think she was traveling internationally. And she said, you know, give me some time. I’ll write down what I think this person should do to help out Arjun, and I will get back to the team.

And then she did mention, and, Eileen,

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we’re going to hire Paul Weiss. And I said, you know, if we’re going to hire somebody to come in and baby-sit, if you will, Arjun — this had nothing to do with neutral company counsel as a result of the TRO. This was very separate — I said, then this should be a board discussion. And she said, no, we’ve made the decision, Eileen. It’s our decision. And that’s when Mr. Corcoran said, no, this, actually, Audrey, is a board decision. We should have Mr. Lichtenstein and Eileen together, and we should vote on this.

In the meantime, Audrey said she would get back to us and let us know what she thought this person should do working with Arjun side by side. And that was the conversation at that executive committee meeting.

Q.    Thank you, Ms. Drake.

ATTORNEY DiCAMILLO: Your Honor, I think we’re at our lunchtime, maybe past it.

THE COURT: We are. Thanks very much. Why don’t we take our lunch recess, and I will see you back in an hour.

ATTORNEY DiCAMILLO: Thank you, Your Honor.

(Lunch recess taken at 12:34 p.m.)

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THE COURT: Please be seated.

Before we resume, are there any housekeeping matters that we should attend to after our lunch recess?

Mr. DiCamillo?

ATTORNEY DICAMILLO: Nothing from defendants, Your Honor.

THE COURT: Anything from plaintiffs?

ATTORNEY BAYLISS: Nothing from us.

THE COURT: Great. You may proceed.

ATTORNEY DICAMILLO: Thank you, Your Honor.

BY ATTORNEY DICAMILLO:

Q.    Ms. Drake, as the chief executive officer of Aerojet Rocketdyne, did you believe that you had the authority to issue the February 1st press release at the time it was issued?

A.    Yes, I did.

Q.    Did any of the company’s legal advisors suggest that you did not have that authority?

A.    No, they did not.

Q.    Why did you authorize the issuance of the February 1st press release?

A.    We thought it was important, after

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advising with our legal counsel and our other advisors, that it was important to let the shareholders know that Steel Partners had put a slate to compete against our company in the proxy contest.

Q.    Why did you authorize the issuance of the February 1st press release with the disclosure of the investigation?

A.    As we talked about a little bit ago, it was at the advice of counsel, and we thought it was important to disclose that to the shareholders.

Q.    Did you ever intentionally violate the TRO?

A.    No.

Q.    Did you ever instruct anyone to violate the TRO?

A.    No.

ATTORNEY DICAMILLO: I have no further questions at this time.

Thank you, Ms. Drake.

And thank you, Your Honor.

THE COURT: Thank you, Mr. DiCamillo.

Cross-examination.

ATTORNEY MERKEL: Thank you, Your Honor.

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May we hand up binders?

THE COURT: You may.

ATTORNEY MERKEL: Thank you.

CROSS–EXAMINATION

BY ATTORNEY MERKEL:

Q.    Good afternoon, Ms. Drake.

A.    Hi, Ms. Merkel. It’s nice to see you in person.

Q.    You as well.

You testified a little bit today about various concerns you had about Mr. Lichtenstein’s behavior and interactions you had had about the Lockheed Martin merger. Correct?

A.    Yes, ma’am.

Q.    And you reported all of those observations to the board or to Mr. Kampani, including through a series of memos. Correct?

A.    Yes, I did.

Q.    And you had the opportunity to report all of those observations or concerns to Ms. Coyne, the attorney conducting an internal investigation. Correct?

A.    Yes, I did.

Q.    And so your observations or concerns

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would have been taken into account in the determination as to whether Mr. Lichtenstein’s conduct was harassing or violating of company policy. Correct?

A.    I don’t know that. I was never given the scope of the investigation. I believe Mr. Henderson mentioned yesterday that the scope was very narrow, so I’m not sure what Ms. Coyne — actually, what her conclusions were.

Q.    I see. But you brought all those concerns to Ms. Coyne’s attention. Is that correct?

A.    Yes, ma’am.

Q.    Under your employment agreement, you receive a payment in connection with any change in control of Aerojet. Right?

A.    Yes.

Q.    And you would have received such a payment if the Lockheed Martin merger closed. Right?

A.    It was a double trigger. It would have to close and they didn’t retain me at Lockheed Martin.

Q.    Okay. And you would have received that payment whether or not the terms of the deal with Lockheed Martin were actually favorable to

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shareholders. Isn’t that right?

A.    No. It would have to actually be voted on by the shareholders; and the shareholders, Ms. Merkel, did vote for the transaction.

Q.    The value of the change in control payment that you stood to earn was around $20 million. Is that right?

A.    Yes, I believe that’s right.

Q.    Okay. Ms. Drake, you testified that you were blown away when you received the Steel slate nomination on January 28th.

Do you recall that testimony?

A.    Yes, ma’am.

Q.    But you also described a January 24th board meeting that was held to discuss Steel’s proposal to nominate seven existing directors in exchange for Steel not nominating a proxy slate. Isn’t that right?

A.    Not exactly. Mr. Lichtenstein, as I mentioned, was not very transparent.

I kept asking what this agreement was about. I actually said, is this for Steel to be a consultant with us, to look for diversity candidates? Because in one of the sentences he said we would also

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look for diversity candidates.

And he kind of said, no, Eileen, I don’t want to be a consultant.

So it wasn’t extremely forthcoming and transparent in the meeting.

Q.    You received a copy of the agreement that Steel Partners was proposing two days later, on January 26. Correct?

A.    I believe that’s when I received it.

Q.    And you reviewed that agreement, didn’t you?

A.    I reviewed the agreement, and I actually asked my general counsel, Mr. Kampani, to look at it.

Q.    And the agreement set out the terms by which Steel Partners would agree not to nominate a proxy slate in exchange for agreement that those seven directors would be on the slate going forward. Correct?

A.    Yes.

Q.    You didn’t reach agreement on that proposal. Right?

A.    No. We never met to vote on it.

Q.    So your testimony is that it was,

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nonetheless, a surprise to you when Steel Partners went ahead and nominated its own slate.

Is that your testimony?

A.    Yes. It was a surprise.

Q.    Let’s take a look at the February 1st press release, which we’ve talked a lot about. It’s JX 241, please.

A.    Okay. I have it.

Q.    You recognize this as the press release that the company issued on February 1, 2022. Correct?

A.    Yes, ma’am.

Q.    And it was issued in the name of the company. Right?

A.    Yes, ma’am.

Q.    And you testified earlier that you authorized its issuance. Correct?

A.    Yes, I did, with consultation with my legal counsel and other advisors.

Q.    But as CEO, you were ultimately responsible for authorizing its issuance. Right?

A.    Yes, ma’am.

Q.    Let’s take a look at JX 235, which you testified a little bit about this morning.

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A.    I’m sorry. What number?

Q.    235.

This is an email from Mr. Lichtenstein to Mr. Kampani on the morning of February 1, 2022. Correct?

A.    Yes, it is.

Q.    And it copies the full board, including yourself. Right?

A.    As well as Mr. Lichtenstein’s litigators, yes.

Q.    And it requests “that any press releases or other public disclosures by, for or in the name of the Company should be provided to all Board members so that they may review and provide any comments that they may have before such disclosures are issued or filed.”

Do you see that?

A.    I do.

Q.    And that’s an email that you received on February 1st at 7:39 a.m. Correct?

A.    Yes.

Q.    Before the press release went out later that same day?

A.    I believe so, yes.

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Q.    And then you, in fact, forwarded this email to Mr. Schumacher, Mr. Boehle, and Mr. Wagner, all of whom are members of company management. Right?

A.    Yes.

Q.    And Mr. Wagner responded, “Should we connect to discuss how to handle WL’s request?”

Do you see that?

A.    I do.

Q.    Ultimately, you went ahead and issued the press release without running it by the company’s board of directors. Correct?

A.    Yes, without the full board.

Q.    And that was contrary to the specific instruction that Mr. Lichtenstein had given in this email. Correct?

A.    Correct.

Q.    You also testified I think a little bit earlier that you never had the board approve a press release before.

Do you recall that testimony?

A.    Yes. That wasn’t our standard practice.

Q.    But you participated personally in numerous board meetings where the board has actually

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edited and approved press releases about the company’s financial performance. Isn’t that right?

A.    I wouldn’t call that a press release, Ms. Merkel. I think you’re talking about the 10-K or the 10-Q. That would be different. And that’s like an SEC filing. I wouldn’t necessarily call that a business press release.

Q.    The company issues a press release every time it also issues a 10-K or a 10-Q, doesn’t it?

A.    Yes, I believe so.

Q.    And that’s something that the board approves, is it not?

A.    I’m not sure they approve the press release, but they sign off on the 10-K and the 10-Q. At least the audit committee does.

Q.    And they sign off on the press releases that accompany it, do they not?

A.    I don’t know if they sign off on the press release.

Q.    Let’s look at the content of the press release for a moment. So we’re back at JX 241, if we could.

The press release in the second

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paragraph describes the Steel Partners slate as a dissident slate of directors. Correct?

A.    Yes.

Q.    And it states that the company is disappointed by Mr. Lichtenstein’s actions. Correct?

A.    Yes.

Q.    And you’re aware that this Court granted a temporary restraining order in this action in February of 2022. Correct?

A.    I’m not sure what you mean by “this action,” Ms. Merkel.

Q.    The litigation that we’re trying here in this courtroom today.

A.    I’m not sure what your question is.

Q.    You’re aware that this Court granted a temporary restraining order —

A.    Yes, ma’am.

Q.    — in February of 2022. Right?

A.    Yes.

Q.    And among other things, that TRO prevented you from continuing to speak in the name of the company. Right?

A.    Yes.

Q.    So you would not be free to issue this

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press release today, given that TRO. Right?

A.    Correct.

Q.    But you haven’t made any effort to notify shareholders that the statements in that press release were not made on behalf of the company, have you?

A.    This press release was made on behalf of the company at the time.

Q.    Right. And you haven’t corrected that impression with shareholders that the company was disappointed with the nomination of the Steel slate, have you?

A.    I haven’t — I have not, no.

Q.    The press release also disclosed the investigation into Mr. Lichtenstein. Correct?

A.    Yes, it did.

Q.    And until the press release was issued, the company had never disclosed the investigation publicly. Correct?

A.    I don’t believe so.

Q.    But you didn’t consult the full board of directors before making that disclosure. Right?

A.    Correct.

Q.    And you didn’t consult the committee

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of independent directors overseeing the investigation before making that disclosure. Right?

A.    Correct.

Q.    You consulted with three of those independent directors. Is that right?

A.    I consulted with the three independent directors at this time. I saw the other three as dissident board members aligned with Steel Partners.

Q.    You released this information in the press release because you wanted shareholders to know about the investigation of Mr. Lichtenstein when they were evaluating his proxy slate. Isn’t that right?

A.    No.

Q.    But you released that information on the same day that you issued a press release announcing his proxy slate. Right?

A.    Correct.

Q.    In the very same press release. Right?

A.    Correct.

Q.    The investigation began in October of 2021. Correct?

A.    I believe that’s when it started.

Q.    And it was ongoing as of February 1.

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Right?

A.    Yes. I believe it was concluded on March 10th.

Q.    Okay. No conclusion had been reached as of February 1st. Correct?

A.    I don’t know. Nothing was briefed to me.

Q.    Okay. But the fact that you revealed it publicly for the first time the day that Steel Partners announced its proxy slate is just a coincidence.

Is that your testimony, Ms. Drake?

A.    No. I wouldn’t say it was a coincidence. As I mentioned before, this was a consultation with Mr. Gromacki and the other legal advisors who thought it was important, and I concurred, to put that in the press release. So it was purposeful.

Q.    But those same legal counsel were actually using the threat of disclosure of the investigation to try to get Mr. Lichtenstein to back down from nominating a slate. Isn’t that true?

A.    I don’t know that’s true.

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Q.    Let’s take a look at JX 856. Do you see it in your binder, Ms. Drake?

A.    Yes, ma’am.

ATTORNEY MERKEL: Unfortunately, we’re not able to put it up on the screen, Your Honor. Do you have access to that document?

THE COURT: What was the JX number? Did you say 56?

ATTORNEY MERKEL: 856.

THE COURT: 856. I do have it. Thank you.

ATTORNEY MERKEL: Great. Thanks very much.

BY ATTORNEY MERKEL:

Q.    You can see that this is a January 31, 2022, email from Arjun Kampani to two attorneys at Gibson Dunn and Mr. Wolters at Morris Nichols. Correct?

A.    Correct.

Q.    And Mr. Kampani says, “FYI - ask them to retract the notice or we [will] tell them Warren is under investigation.”

Do you see that?

A.    I do.

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Q.    Were you aware Mr. Kampani was making these threats?

A.    No, ma’am.

Q.    All right. Let’s take a look at JX 305, please. This is an email chain beginning with an email from Mr. Boehle to Jennifer Walsh dated February 7, 2022.

Do you see that?

A.    I do.

Q.    And Jennifer Walsh is Mr. Boehle’s administrative assistant at Aerojet. Correct?

A.    Correct.

Q.    Mr. Boehle’s email includes a draft of a message to shareholders.

Do you see that?

A.    I do.

Q.    The draft email says, “As you may have seen, Steel Partners has publicly announced their intention to nominate a slate of seven directors at our 2022 annual meeting, including Steel Partners founder Warren Lichtenstein (who is currently serving on our board as its Executive Chairman).”

Do you see that?

A.    I do.

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Q.    It adds, “Please see attached our press release from February 1, 2022, regarding [the same] matter, which includes our announcement of an internal investigation of Mr. Lichtenstein by an independent committee of the board.”

Do you see that?

A.    I do.

Q.    So this draft email would highlight for recipients that Mr. Lichtenstein was under investigation. Correct?

A.    Yes.

Q.    It continues in the email, “As one of our top shareholders, we would like to connect with you and obtain your input at this important time,” and it requests to arrange a call.

Do you see that?

A.    I do.

Q.    And this email is drafted to come from you in your role as CEO and president of the company. Right?

A.    Yes, it was.

Q.    Below the draft email is a slide entitled “Key Index Funds to Contact.”

Do you see that?

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A.    I do.

Q.    And on that slide are eight index funds with ownership in the company ranging from 1 percent to — under 1 percent to about 15 percent. Correct?

A.    Correct.

Q.    And it has the contact information for those funds. Right?

A.    It does.

Q.    The draft email and contact list is forwarded to you by Daryl Baldemor. Correct?

A.    Correct.

Q.    And he’s your chief of staff at Aerojet. Right?

A.    Right. He was. He resigned, but he was at the time.

Q.    “Dan has asked me to send on your behalf emails to the top shareholders.”

“Ok to send on your behalf?”

Do you see that?

A.    I do.

Q.    And you respond “ok.” Right?

A.    Correct.

Q.    So you reviewed Mr. Boehle’s email and

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authorized Mr. Baldemor to send it to the key index funds on this list. Correct?

A.    Correct.

Q.    And you knew Mr. Baldemor was going to send this email from your company account. Right?

A.    Yes.

Q.    And if you flip through the exhibits, we’ll try to put them up on the screen to make it easy, but we’ve got JX 304, 306, 307, 308, 309, 310, 312, and 313.

You can confirm that you did send this email from your company email account to all eight of these index funds, including Vanguard, State Street, BNY Mellon, BlackRock, Charles Schwab, Northern Trust, Geode, and Dimensional. Right, Ms. Drake?

A.    I just want to check the last two.

Yes, it looks like that’s correct.

Q.    You haven’t made any efforts to inform those shareholders or correct their impression that this email and press release were the official views of the company, have you, Ms. Drake?

A.    At the time, I did it on behalf as the CEO of the company, and I thought I was doing the right thing on behalf of the shareholders.

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Q.    And you have not corrected their impression of that since. Correct?

A.    I don’t know what their impression is or how to correct that.

Q.    Korn Ferry is an executive search firm. Right, Ms. Drake?

A.    Yes, ma’am.

Q.    They also run searches for directors to sit on boards of directors. Right?

A.    Correct.

Q.    Korn Ferry has a longstanding relationship with Aerojet. Correct?

A.    I’m not sure how long it is. I think it’s hit or miss when we need to hire an executive, yes.

Q.    The company had certainly used their services before. Right?

A.    Yes.

Q.    And you testified a little bit earlier, you used Korn Ferry to assist you in assembling your slate in the proxy contest that’s going on right now. Right?

A.    Yes, I did.

Q.    Now, you testified a little bit

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earlier that you assembled the Drake slate over the weekend of February 23rd and 24th. But, in fact, you first reached out to Korn Ferry about assembling your slate on February 1st of 2022, didn’t you?

A.    I had mentioned we had conversations and we noodled over names, but I started in earnest over that weekend where I was calling, recruiting, trying to fill out paperwork, and it was really — that was where the hard work started.

Q.    Let’s take a look at JX 285, please. This is an email reflecting your outreach to Michael Bell at Korn Ferry that you testified about earlier today. Correct?

A.    Let me just look at it.

Yes, it is.

Q.    You used your company email to contact Korn Ferry. Right?

A.    On February 1st, yes, I did.

Q.    You were doing it the same day that the press release went out from the company that we just looked at. Right?

A.    Yep. I believe it was the same day.

Q.    The person you were reaching out to at Korn Ferry, Mr. Bell, he knew you were the CEO of

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Aerojet. Right?

A.    Yes.

Q.    And you didn’t say anything on February 1st to indicate that you were not reaching out in your capacity as CEO of the company. Right?

A.    On that day, I was reaching out as CEO of the company.

Q.    Right. And he responded to you and proposed a team to work on your need for board candidates, didn’t he?

A.    Let me just look. Yes, he did.

Q.    And in reaching out to Mr. Bell initially, you went ahead and put the company’s head of human resources in charge of interfacing with Korn Ferry on this project. Right?

A.    Yes, I did.

Q.    Mr. Andreas Wagner?

A.    Yes.

Q.    And, in fact, as a result of this outreach, Korn Ferry ultimately produced a 100-page-plus dossier of potential board candidates to you. Correct?

A.    I’m not sure how many pages it was, but I know they did submit a board candidate list.

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Q.    Okay. Let’s look at JX 376. This is an email from Mr. Bell to yourself and Mr. Wagner on February 18, 2022. Correct?

A.    Correct.

Q.    And it attaches a number of documents which are lengthy. Right?

A.    Yes. It’s lengthy.

Q.    February 18, 2022, was the same date as the letter to the Court that we looked at a little bit earlier from Mr. DiCamillo indicating that you didn’t believe you would be able to put a slate together. Isn’t that right?

A.    Correct.

Q.    This was also three days after the Court had granted a TRO in this action, isn’t it?

A.    I believe so, yes.

Q.    Korn Ferry, in fact, continued to reach out to candidates on this list on your behalf including on February 24, 2022. Correct?

A.    I believe so, yes.

Q.    And two of the candidates on your current slate were proposed to you by Korn Ferry. Isn’t that right?

A.    I can’t remember exactly which ones

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were and which ones were not.

Q.    You have not personally paid Korn Ferry for the work that it did to compile your slate. Correct?

A.    No. And they have not been paid for this work.

Q.    No one on your slate has personally paid them. Right?

A.    Nobody has paid them.

Q.    You might pay Korn Ferry using company funds if you win the proxy contest. Isn’t that right?

A.    That could be a possibility, but we don’t have any engagement letter or agreement on that.

Q.    Let’s talk about another one of the company’s advisors. Joele Frank is a communications consulting firm. Right?

A.    Correct.

Q.    And the company has used them in the past. Right?

A.    I think we used them during the Lockheed Martin transaction for communications.

Q.    They also helped you draft the February 1st press release. Right?

A.    Yes. They were part of that advisory

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team that worked on it.

Q.    Okay. And around the same time, they also prepared talking points for the company’s CFO, Mr. Boehle, to use in conversations with shareholders. Right?

A.    I believe so.

Q.    Well, let’s look at JX 236, please. The first bullet point in these talking points states, “We confirmed that: The Executive Chairman of our Board of Directors, Warren Lichtenstein, is involved in an ongoing internal investigation, which is being conducted by a committee of independent directors.”

Do you see that?

A.    I do.

Q.    Ultimately, Joele Frank stopped advising you on the proxy contest. Right?

A.    They did, yes.

Q.    And that’s because the company couldn’t promise to indemnify them after the TRO was issued. Right?

A.    They pulled out as a result of the TRO.

Q.    All right. Let’s look at another one of the company’s advisors.

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Evercore is an investment bank. Right?

A.    They are, yes.

Q.    You testified about them a little bit earlier today, didn’t you?

A.    That they’re an investment banker, yes.

Q.    And they advised the company in connection with the Lockheed Martin merger. Right?

A.    Yes, ma’am.

Q.    And through that advising process, they obtained nonpublic information of the company, didn’t they?

A.    I believe they would have during the transaction process.

Q.    And Evercore’s engagement with the company had a tail period. Correct?

A.    So Evercore was used for the transaction of Lockheed Martin, and I believe they, as well as Citi, have what’s called a tail. If we sold the company, again, we would use them in conjunction with selling the company, but it wasn’t for any other work.

Q.    Well, the tail period, in fact,

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provides that whether you use them or not, if the company gets sold during the tail period, they get paid. Right?

A.    Right, because the incentive is that if you go through all that work, you would want to continue to work with them if you sold the company within 12 months.

Q.    We’re still in the tail period of Evercore’s engagement. Correct?

A.    It terminated in January, so I think the tail would be, if we sold the company, until January, but I’m not sure of the exact dates.

Q.    So you would agree that we’re still in the tail period of their engagement. Correct?

A.    I believe we are, as far as for selling the company.

Q.    If the company were to be sold now, Evercore would need to be paid by the company. Right?

A.    Correct. To be used as an advisor in the sale of the company.

Q.    Well, you wouldn’t have to use them; you would just have to pay them. Right?

A.    Correct. It’s an incentive to use them.

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Q.    Evercore helped you devise your strategy for this proxy contest. Right, Ms. Drake?

A.    They did.

Q.    They didn’t stop advising you after February 15th. Right?

A.    Correct.

Q.    In fact, Evercore continued devising an action plan for the proxy contest well after the TRO was issued. Right?

A.    Correct.

Q.    Let’s look at JX 426. This is an email from David Cahoy at Evercore to you, Mr. Boehle, and Mr. Kampani. Correct?

A.    Correct.

Q.    And it’s dated February 25, 2022. Correct?

A.    Correct?

Q.    And it sets out an action plan for the proxy contest.

Do you see that?

A.    I do.

Q.    The action plan includes Gibson Dunn preparing D&O questionnaires, legal agreements for director candidates, and nomination paperwork.

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Do you see that?

A.    I do.

Q.    It says, “[Dennis] Bovin [from Evercore] connected with Debbie James and Larry Prior about their interest in joining the slate.”

Do you see that?

A.    I do.

Q.    So Evercore was reaching out to potential candidates on your behalf?

A.    Not so much on my behalf. I think people were all volunteering, calling to see if people wanted to be considered on the slate.

Q.    They were reaching out to them for purposes of determining if they would join your slate. Right?

A.    Yes, ma’am.

Q.    This action plan also indicates “Awaiting feedback from AE, TPG and KKR.”

Do you see that?

A.    I do.

Q.    Those are investment funds. Correct?

A.    I believe they are.

Q.    And it says, “Strawman terms:

[    ]1 million for proxy fight, [1] board seat,

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indemnification of director nominees.”

Do you see that?

A.    I do.

Q.    So your advisors were suggesting offering a board seat in exchange for providing $1 million in funding for your slate in the proxy fight. Isn’t that right, Ms. Drake?

A.    I believe at the time this was an idea a lot of people used during a proxy contest if they want somebody to help fund that, and perhaps they would get a seat on the board. So I think they were kind of brainstorming ideas.

Q.    That was part of the action plan that they had devised for you on February 25, 2022. Correct?

A.    Yes, ma’am.

Q.    You haven’t personally paid Evercore for any of its work on your proxy slate. Correct?

A.    Correct.

Q.    And no one else on your slate has personally paid them?

A.    Correct. And nobody from the company has paid them.

Q.    But if your slate wins the proxy

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contest, you’ll pay Evercore using company funds. Right?

A.    We don’t have an agreement with — we don’t have an engagement letter. I’m sure they would like to get paid, but we don’t have that agreement.

Q.    Under Evercore’s tail period, if the company is acquired before January 2023, then Evercore will be paid their success fee. Right?

A.    They would be paid in conjunction with selling the company. That would have nothing to do with this proxy contest.

Q.    Let’s take a look at another advisor. You mentioned Citibank also advised the company —

A.    Ms. Merkel, may I make a comment on this —

Q.    — in connection with the Lockheed merger.

I’m ready to move on, if you don’t mind, Ms. Drake.

Citibank also advised the company in connection with the Lockheed merger. Right?

A.    Citibank, at the beginning. Not as much as Evercore.

Q.    And you just mentioned that Citibank’s

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agreement with the company also has a tail period. Right?

A.    I believe it does.

Q.    Under the company’s agreement with Citi, if the company is acquired, it will have to pay Citi a success fee. Right?

A.    Correct.

Q.    And Citi also provided you with advice in the proxy contest. Right?

A.    A little bit. Not as much as Evercore.

Q.    It advised you on interactions with shareholders about the proxy contest. Right?

A.    I can’t remember. If you could draw me to the document, I could review it.

Q.    Sure. I’d be happy to.

Let’s take a look at JX 357. You can see this is an email exchange with numerous advisors on February 15, 2022. It discusses conversations, I believe, with BlackRock.

And then Mr. Edelman writes back, on the evening of February 15th, and says, “We should prep prior to that conversation[.]

“Guided by what we can/cannot say, we

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will need to have plan on positioning slate.”

Do you see that?

A.    I do.

Q.    So you’d agree that Mr. Edelman was providing you with advice in talking to shareholders about the proxy contest. Correct?

A.    Can I just read this for a second? I don’t remember this. I don’t remember exactly what he was talking about, but it’s in the flow of talking to shareholders. I’m not sure what he meant by “we will need to have [a] plan on positioning slate.” I don’t remember this, but it looks like it is in relationship to the slate and to talking to shareholders.

Q.    Let’s talk a little bit about your lawyers as well.

Gibson Dunn was the company’s longtime general outside counsel. Correct?

A.    I’m not sure how long it was. I do know at this point that we had been working with some of them. And the only one that I really know of was Jim Moloney, who advised us on SEC matters.

Q.    Mr. Moloney described Gibson Dunn as the company’s general outside corporate counsel under oath, and you don’t have any reason to dispute that,

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do you?

A.    No, I don’t.

Q.    Gibson Dunn advised you throughout the proxy contest. Right?

A.    Yes, ma’am.

Q.    And they advised you about the February 1st press release. Right?

A.    Yes.

Q.    They helped you prepare your slate?

A.    Yes.

Q.    And they helped prepare D&O questionnaires for your candidates. Right?

A.    Yes, I believe so.

Q.    Now, you and Gibson Dunn executed a joint representation agreement with the company and the other directors on your slate. Isn’t that right?

A.    Yes.

Q.    Let’s look at that document. It’s JX 328. The agreement begins by saying, “As you know, Gibson, Dunn & Crutcher LLP ... currently represents Aerojet Rocketdyne ... in connection with the case captioned In re Aerojet Rocketdyne Holdings ....”

Do you see that?

A.    I do.

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Q.    And it goes on to say, “You have indicated that you would like the Firm to also represent you, individually, in addition to Aerojet, in connection with responding to the Litigation and in connection with the Disputes. Aerojet has agreed to such joint representation and to pay the Firm’s fees for all such work.”

Do you see that?

A.    Yes. And I know that this was before the TRO.

Q.    Well, let’s take a look. Turn to page 10 of the exhibit. You can see you signed the engagement letter. Correct?

A.    Yes. That’s my electronic signature.

Q.    But you didn’t date it. Right?

A.    I don’t see a date on it here.

Q.    And if you turn to page 13 of the exhibit, you can see that Mr. Kampani signed the letter on behalf of the company. Correct?

A.    Page 13, yes, I see that.

Q.    He didn’t date it either, did he?

A.    I don’t see a date on here.

Q.    But he was committing the company to joint representation with you. Correct?

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A.    Yes, I believe so.

Q.    And for the company to pay the fees in connection with that representation. Correct?

A.    Yes, I believe so.

Q.    In fact, both you and Mr. Kampani, on behalf of the company, signed this agreement after the TRO was granted in this matter. Isn’t that right?

A.    I don’t see a date on mine, so I’m not sure.

Q.    Let’s look at JX 367, please.

The subject line of this email chain is “Joint Retention Letter for Tom, Eileen, Kevin and Lance.” Correct?

A.    Correct.

Q.    On the second page, the email at the bottom is from Mr. Kampani to you on the afternoon of February 15, 2022.

Do you see that?

A.    I do.

Q.    And he is requesting your signature.

A.    Correct.

Q.    And you provided it to Mr. Kampani on the morning of February 16th. Correct?

A.    It looks like he — I said, “Can this

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be signed electronically?” And then he said, “Yes.” And then it looks like it was signed electronically by Daryl, my chief of staff.

Q.    Okay. And that was done on the morning of February 16, 2022. Correct?

A.    Correct.

Q.    Mr. Kampani then forwards it in an email that says, “Please see attached with Eileen’s electronic signature.” Correct?

A.    I don’t see where it says electronic signature, but “Here[‘s] [    ] Eileen’s signed engagement letter ...,” yes.

Q.    I believe it’s one or two emails up from that. “Please see attached with Eileen’s electronic signature.”

It should be highlighted on your screen, if that helps.

A.    I see it. I’m sorry. Yes, it was on the page before that. Yes, I do see that.

Q.    He’s forwarding it to Mr. Moloney at Gibson Dunn, who then forwards it on and says, “Here’s Eileen’s signed engagement letter (joint retention agreement). I believe all we need now is Arjun’s signature on behalf of the company to close [it] out.”

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Do you see that?

A.    I do.

Q.    And we —

ATTORNEY DICAMILLO: Your Honor, objection. I apologize. I think she’s confusing who is sending things, but I think she just said that it was forwarded to Mr. Moloney, but then she read what Mr. Moloney said.

ATTORNEY BEAUDIN: I said, who then forwarded it on and said, here’s Eileen’s signed engagement letter.

ATTORNEY DICAMILLO: And the — I apologize if I missed that. But, also, before that, the thing that was attached with Eileen’s electronic signature, that was from Mr. Baldemor, not Mr. Kampani.

So I just want to make sure we’re getting clear on who is sending things and not sending things.

THE COURT: Thank you. We can note that for the record.

You can proceed.

ATTORNEY MERKEL: I think that is consistent with what I said.

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BY ATTORNEY MERKEL:

Q.    Mr. Kampani received your signature and forwarded it to Gibson Dunn. Correct?

A.    Yes. I believe I knew what you were talking about, Ms. Merkel.

Q.    Thank you, Ms. Drake.

And Gibson Dunn then forwards it on and says, “I believe all we need now is Arjun’s signature on behalf of the company to close [that] out.”

Do you see that?

A.    I do.

Q.    As we just saw, Mr. Kampani did sign the agreement on behalf of the company. Right?

A.    Yes, he did.

Q.    And so based on this email from Mr. Moloney, he must have signed the agreement after this point on February 16th. Correct?

A.    I’m not sure.

Q.    You’re not aware of him having signed it any earlier than this email. Right?

A.    I’m not aware of that.

Q.    And, in fact, he was soliciting your signature as of February 15th. Correct?

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A.    Correct. It generated before the TRO. It was probably caught up in my email queue. When it was flagged to me, I asked if my COO or my chief of staff could electronically sign it. And then he forwarded it to Arjun. It seems like that was the flow.

Q.    It was flagged to you by the company’s general counsel on the afternoon of the day that the Court granted the TRO in this action. Correct?

A.    Yes, ma’am.

Q.    So Mr. Kampani committed the company to pay all of your and Gibson Dunn’s fees for representing the company and your slate after the Court granted the TRO?

A.    That’s what the dates show, but I’ll tell you, we never paid it. It was paid and it was credited back. I think this was caught up in the 24 to 48 hours after the TRO, where there was a lot of confusion.

Q.    Well, there is one payment that Gibson Dunn received that hasn’t been credited back. Correct? The $250,000 retainer.

A.    I believe that has been credited back, or it’s on account. That means credited.

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Q.    It’s on account with Gibson Dunn. Correct?

A.    I’m not sure where it’s on account with.

Q.    If Mr. Moloney testified under oath that it’s still on retainer at Gibson Dunn, you have no reason to dispute that testimony, do you?

A.    I would not dispute that.

Q.    And, in fact, the company paid Gibson Dunn that retainer on February 9, 2022. Right?

A.    I don’t know.

Q.    Gibson Dunn requested that retainer specifically to work on the proxy contest and this litigation. Right?

A.    I don’t know.

Q.    Let’s take a look at JX 324, please.

On the second page of this document, you can see Mr. Moloney writes to Mr. Kampani, and he states, “As we discussed, our representation of and work for the Company (Aerojet) has taken on several significant and dynamic aspects in just the last few weeks. Specifically, we have been asked to advise on and provide legal services to Aerojet and its independent directors in connection with: (i) the

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hostile proxy contest initiated on January 28 by Steel Partners (a 5% stockholder)/ [and] Warren Lichtenstein (your executive chair) and several other conflicted directors; (ii) the Delaware litigation filed on February 7 by Steel Partners / Warren Lichtenstein and these same conflicted directors; and (iii) the company’s general response to all [of] the above ...,” and it continues.

Do you see that?

A.    I see that and note that this was dated before the TRO.

Q.    Consider the next paragraph says, “As a result of the substantial amount of time and additional work related to these matters ...,” and it continues, “I am providing the attached letter summarizing our understanding and agreement that Aerojet will provide us with an advance payment of [$250,000].”

Do you see that?

A.    I do see that.

Q.    You have not personally paid any legal fees to Gibson Dunn. Right?

A.    I have not.

Q.    And neither has anybody on your slate?

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A.    They have not.

Q.    Eventually, you reached an express contingency fee agreement with Gibson Dunn. Right?

A.    I’m not sure what you mean by “express contingency fee.”

Q.    You reached an agreement with Gibson Dunn by which the company will pay their fees if you’re successful in the proxy contest. Correct?

A.    It says that if this slate is — I’ll put it in my own words, how I understand it — that this slate, if they are successful in the proxy contest, will work with whatever board is there to try to get them paid, but we couldn’t promise it.

Q.    Let’s take a look at JX 641, please. This is a letter to you and the three — three of the other directors on the Aerojet board from Gibson Dunn.

A.    I’m sorry, Ms. Merkel. What number?

Q.    I’m sorry, it’s JX 641.

THE COURT: I don’t believe I have that in my binder.

THE WITNESS: I don’t either.

ATTORNEY DICAMILLO: I don’t either.

THE WITNESS: It’s out of sequence a little bit. It goes from 589 to 682.

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ATTORNEY MERKEL: It may be at the end of your binders. Apologies.

THE WITNESS: Oh, I do see it. 643?

ATTORNEY MERKEL: 641.

THE WITNESS: I don’t have it.

BY ATTORNEY MERKEL:

Q.    Can you take a look at it on the screen, Ms. Drake?

Do you recognize this to be the letter agreement with Gibson Dunn that you described?

A.    I do.

Q.    And if you take a look at the second paragraph of the letter, it states, “We hereby offer to provide our services pro bono with compensation paid only after the contest is won.”

Do you see that?

A.    I do.

Q.    Thank you. You can put that aside.

After the Court granted a TRO on the record at a hearing in this matter, both parties submitted proposed written orders for the Court to adopt. Are you aware of that?

A.    Yes.

Q.    Let’s take a look at JX 380, please.

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Do you recognize this as the proposed order submitted on your behalf and those of your fellow defendants?

A.    I do.

Q.    And you expressly requested in paragraph 9 that the Court permit the parties “to work with advisors (including counsel, financial advisors, and public relations firm[s]) that may have represented the Company prior to the date hereof.”

Correct?

A.    Correct.

Q.    The Court did not adopt your proposed language in this paragraph. Right?

A.    I’m sorry. Could you say that again?

Q.    The Court did not adopt your proposed language in this paragraph in its final order. Correct?

A.    I don’t know about this paragraph.

Q.    The Court’s final order did not contain this language at all. Right?

A.    I don’t know.

Q.    Even though the Court did not include this language in its final order, you went ahead and worked with Gibson Dunn and Evercore and Citibank and Korn Ferry and Joele Frank on your slate. Isn’t that

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right, Ms. Drake?

A.    I worked with all of them, and I saw them as a free agent, a typical vendor that anybody could call and work with.

Q.    They were all company advisors when you first reached out to them to work on your slate. Isn’t that right, Ms. Drake?

A.    Most of them. Mr. Anderson at Evercore, I had never met him before this. He’s — predominantly serves as a proxy advisor, so I hadn’t met him before this. And he’s predominantly the person I work for at Evercore. I had never met D.F. King that we were using as a proxy solicitors, so he was not an advisor of the company.

Q.    I focused my question on the company advisors, so that’s Gibson Dunn, Evercore, Citibank, Korn Ferry, and Joele Frank. All those advisors you reached out to, you did so in your capacity as CEO of Aerojet. Isn’t that right?

A.    At the beginning, yes, before the TRO.

Q.    All right. I’d like to take a look now at how the proxy contest was handled inside of the company. So let’s take a look at JX 682, please. This is an email from Mr. Schumacher to you on

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February 29, 2022. Correct?

A.    Correct.

Q.    And that’s after the Court’s ruling on the TRO in this matter. Right?

A.    Correct.

Q.    The email says, “Attached for your review are remarks and slides for your Q1 2022 CEO leadership call.” Right?

A.    Correct.

Q.    That’s a call for leadership within    Aerojet. Right?

A.    Yes.

Q.    And it notes that the remarks were prepared by the internal team and Joele Frank. Right?

A.    Correct.

Q.    If you turn to page 3 of the exhibit, you can see that the script says, “I want to touch on the news we shared on February 1st, when I sent a memo to all employees about a press release we issued regarding our Board of Directors.”

        Do you see that?

A.    I do.

Q.    It continues by saying that “attorneys for Steel Partners filed a lawsuit with the Delaware

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Court of Chancery in an attempt to prevent Aerojet Rocketdyne from communicating with its stockholders. We believe this would deprive our stockholders of important information, so we have responded and filed our own complaint with the Court. We will continue to take the steps necessary to protect our company.”

        Do you see that?

A.    I do.

Q.    And then it continues by saying, “To give you some background on the situation,    Mr. Lichtenstein has been involved in an ongoing internal investigation ....”

        Do you see that?

A.    I do.

Q.    This is a script that you used in a call with your company leadership. Correct, Ms. Drake?

A.    This was, but we ended up taking that part of the conversation out.

Q.    This is not the company remaining neutral. Correct?

A.    Every quarter, I do a leadership call with all of the executives, and Mr. Schumacher creates the comments. That was put in there, and I asked him

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to take it out. I did not read it to the employees.

Q.    Which part did you not read, Ms. Drake?

A.    I didn’t read anything to do with the proxy contest.

Q.    Joele Frank was still preparing remarks for you as of February 19, 2022. Isn’t that right?

A.    I’m just trying to see if they’re on here. He said that these remarks were worked on with the team and Joele Frank, so I’m not sure if Joele Frank created these before the 19th, but I knew — do know that Joele Frank was not working with us after the TRO. So I’m not sure when these comments were prepared. Normally, they’re prepared a week prior to when I do my presentation.

Q.    Is there any recording or transcript of your presentation to employees?

A.    I don’t think we record it. It’s on a Zoom. I’m not sure.

Q.    Were Mr. Schumacher or Joele Frank aware at this time that the company was intended to remain neutral as a result of the Court’s TRO?

A.    I believe so, yes. But, again, I

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don’t know when these comments were created. I do know Joele Frank never worked with us after the TRO was put in place.

Q.    Well, they were working with you on February 19, 2022. Correct?

A.    This was sent to me on the 19th,    Ms. Merkel, but I don’t know when they created these comments. They typically do it a week before my meeting.

Q.    When exactly did they withdraw?

A.    Excuse me?

Q.    When exactly did they stop working    with you?

A.    I’m not sure of the exact day.

Q.    When you nominated your slate, you did so in your capacity as a shareholder. Right?

A.    Yes, on February 28th.

Q.    And as you went over with your counsel, to do so, you had to transfer a portion of your shares in the company from your brokerage account to a Computershare account. Right?

A.    I had to actually move them from — you’re right — from UBS to my trust to a Computershare account that I opened up as an employee.

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Q.    The transfer was necessary in order for those shares to be registered directly in your name. Correct?

A.    Yes, ma’am.

Q.    And the shares had to be registered in your name for you to nominate a slate. Right?

A.    Correct.

Q.    When you tried to do the transfer with your broker, you were unable to. Right?

A.    Correct.

Q.    And that was around February 25th of 2022 that you tried to do that. Isn’t that right?

A.    That sounds about right. I know it was between the 24th and the 28th, so it had to be somewhere in there.

Q.    So after the Court issued a TRO in this case. Right?

A.    Correct.

Q.    And after the written order illuminating the TRO. Right?

A.    Correct.

Q.    And just three days before your February 28th deadline for nominating a slate. Right?

A.    Correct.

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Q.    You had asked Andreas Wagner for assistance in transferring your shares to a Computershare account. Right?

A.    I didn’t ask for help to transfer the shares. I asked for help to simply unlock my Computershare account password that had expired since I joined the company seven years ago. My broker at UBS actually transferred the shares.

Q.    I see. And so your testimony is that the only action the company needed to take to facilitate that was unlocking your account?

A.    I believe so.

Q.    Did you instruct Mr. Wagner that no company resources should be used for purposes of putting your shares in record name to nominate a slate?

A.    I asked him simply to unlock my account. I didn’t ask him to transfer shares on behalf of my name.

Q.    But, in fact, numerous employees of the company did actively assist you in transferring your shares to Computershare’s account. Right?

A.    They assisted in unlocking my password for the Computershare account.

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Q.    Okay. Let’s take a look at JX 437. Page 1 of this document is an email from Andrea Holton to Audrey Matheny of Computershare. Do you see that?

A.    I do.

Q.    Ms. Holton is asking Computershare if you have an account because your broker wants to transfer shares from your brokerage to your Computershare account.

        Do you see that?

A.    I do.

Q.    Ms. Holton’s signature indicates that she is a senior specialist in SEC reporting at Aerojet. Right?

A.    It does.

Q.    And she copies three other employees of Aerojet in her email. Right?

A.    She — it looks like they must be. I don’t think they’re Computershare people. I think they’re Aerojet Rocketdyne employees.

Q.    You can see on page 2 that those same individuals all have Rocket.com email addresses.

A.    Looks like Audrey is — Audrey is Computershare.

Q.    And the other three individuals copied

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on the email are all different Aerojet employees. Right?

A.    I see that now, yes.

Q.    On pages 3 and 4, there is another email exchange between Ms. Matheny and Mr. Moloney, a partner at Gibson Dunn. Right?

A.    Yes.

Q.    Mr. Moloney writes, “Can you give me a call back at the number below. Alternatively, please reach out to Andreas Wagner at Aerojet.

        ” Do you see that?

A.    I don’t. What page are you on?

Q.    Sure. I believe that’s on page 4 of the document, if you look at the bottom right.

A.    Yes. I see it.

Q.    Okay. All right. Let’s listen to a couple clips of a recording that Computershare produced to us of a call between an Aerojet employee and Computershare.

        Let’s play the first clip, please. And for the record, this is JX 589.

(An audio clip was played as follows:)

        Thank you for calling Computershare. My name is Diane Kane. How can I help you today?

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Hi, Diane. My name is Roula Jackson. I’m actually not a broker. I work for Aerojet Rocketdyne, and we hold a relationship with Computershare. We are trying to help our CEO with an activity, whom I’m told she just called this line with her broker trying to obtain her Computershare account number, but yet she was told that they can’t give it to her over the phone, and that the company, meaning us, (inaudible) self in the compensation department would have that information. And I don’t.

Okay. So —

(Overlapping speakers)

— if we can locate an account, we can always mail out a statement, but we cannot give account numbers out over the phone.

For you to this is for Aerojet Rocketdyne?

Aerojet Rocketdyne. It’s for Eileen Drake.

Okay.    So give me one moment here.

Okay.    All right. We might be on to something here.

Like I said, this is our CEO, and this is a very important matter, so I don’t want to lose my

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job over this. So bear with me. Just give me a second.

Yes, ma’am. Okay.

    (End of audio clip.)

BY ATTORNEY MERKEL:

Q.    So as of February 5, 2022, when this call was placed, your employees were treating this as an urgent matter that they had to resolve for their CEO. Correct?

A.    Yes. It sounds like she was trying to    get it done.

Q.    And let’s listen to the second clip from the same audio file, please. It’s, again, JX 589.

        (An audio clip was played as follows:)

And send out a statement with the account number to the address on record.

        How long would that take?

        It just depends on how fast the work would get initiated. It’s usually settled within two days. With today being Friday, it won’t be till probably Tuesday or Wednesday of next week.

        Oh, God. Can I — is there a way for me to get an email with this information so I can

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share it with the 75 people who are running around with their hair on fire thinking they’re going to make this happen today?

(End of audio clip.)

BY ATTORNEY MERKEL:

Q.    Ms. Drake, you don’t have any basis to deny that there were numerous Aerojet employees running around, working on this issue for you on an urgent basis on February 25th, do you?

A.    I don’t believe there was numerous. I asked Mr. Wagner, and I think he asked one of his associates to try to get my Computershare account unlocked.

Q.    Well, so far we’ve seen at least four other Aerojet employees besides Mr. Wagner copied on emails. Right?

A.    Yes, they were copied on emails. I don’t know if they were working on it, but they were copied.

Q.    Let’s take a look back at JX 437. And turn to page 21 of that document.

Mr. Wagner writes to Ms. Matheny and Jesse Fable from your broker, UBS, and says, “I would appreciate, if you both could please compare the entry

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for the transaction so that we ensure that there is absolutely no error in the DRS request.

        “If there is, I would recommend to wire another 100 shares.”

        Do you see that?

A.    I do.

Q.    DRS is the share transfer process you were trying to use. Right?

A.    I think so. I’m not sure what the acronym is.

Q.    But the concern was that that process would take several days, wasn’t it?

A.    Correct.

Q.    All right. Let’s look at page 22, a little bit later. Dietrick Miller from the company writes and says, “I have a few thoughts onto help[ing] this along. I can send a webex for 12:30 pm. Would like to get the collective team on to solidify the next steps.”

Do you see that?

A.    I do.

Q.    Mr. Miller is the company’s associate general counsel and assistant secretary. Right?

A.    He is.

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Q.    And you can see that the collective team, at least in his email, includes Mr. Miller, Mr. Wagner and Ms. Jackson. Right?

A.    As well as Jesse Fable, my financial advisor at UBS.

Q.    Okay. All of these people who are helping you transfer your shares were actually too late to get them transferred to Computershare by that Monday morning, February 28th. Right?

A.    They weren’t helping to transfer. They were trying to unlock my account.

Q.    Okay. Well, let’s take a look at page 40, please.

Ms. Matheny writes to Mr. Fable and Mr. Moloney, and a number of other recipients, including three employees of Aerojet and says, “I checked with the back office. The shares have not transferred in. We will need to do the DWAC.”

Do you see that?

A.    I do.

Q.    “Please let me know when it is initiated and I will reach out to the processing team.”

Do you see that?

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A.    I do. And Jesse Fable did the DWAC, or he did the process of transferring my shares.

Q.    A DWAC is a deposit/withdrawal at custodian. It’s a transfer processing that can occur on the same day. Right?

A.    I’m not sure what it stands for.

Q.    The DWAC is a transfer process that operates faster than the DRS that you were trying to do. Right?

A.    I have no idea.

Q.    A DWAC requires an authorization letter from the company. Right?

A.    I don’t know.

Q.    Well, let’s look at page 17, please.

A.    17?

Q.    Yes. Ms. Matheny had written to Mr. Dietrick Miller of Aerojet on February 25th and stated, “I confirmed that we can accept a DWAC withdrawal instruction letter from an authorized signer from Aerojet.”

Do you see that?

A.    I do.

Q.    “The letter would need to include the broker initiating information (name and DTC number)

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number of shares we are receiving and the account information where the shares are to be deposited.”

Do you see that?

A.    I do.

Q.    And Mr. Miller, in fact, wrote such a letter from Aerojet authorizing the DWAC. Right?

A.    I don’t know. I never saw the letter.

Q.    Let’s look at page 61. This is a February 25th letter on Aerojet Rocketdyne letterhead saying, “You are hereby instructed to accept the DWAC withdrawal of 100 shares of Aerojet Rocketdyne Holdings ... sent from Eileen P Drake’s account [] and delivered by UBS Financial Services ....”

Do you see that?

A.    I do.

Q.    And gives the transfer details. Right?

A.    It appears to, yes.

Q.    So as of February 28th, you learned from Computershare that the DRS transfer had not gone through and they would need to do a DWAC. Right?

A.    I was actually not aware of it. Jesse Fable was kind of managing the process, but I knew he was struggling to get this done. He couldn’t get the

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password unlocked.

Q.    And once a DWAC transfer was arranged on that Monday, the share transfer went through. Right?

A.    I’m not sure of the process. I’ve never seen these emails. I just know that it did happen and I could submit my document.

Q.    Let’s look at page 59, please.

This is an email from Monday, from Ms. Matheny. She writes to the collective team at Aerojet and notes, “The DWAC has been completed and the shares are deposited into the account.”

Do you see that?

A.    I do.

Q.    “Someone at Aerojet can pull a balance statement for the account from our secure online portal if that is needed.”

Do you see that?

A.    I do.

Q.    Ms. Drake, let’s look at another email. This is JX 446.

On page 4, this is an attached email, which is a January 25, 2022, email from Jack Howard at Steel Excel, which is a subsidiary of Steel Partners,

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to Mr. Kampani.

Do you see that?

A.    I do.

Q.    And in it, Mr. Howard requests that Mr. Kampani execute a letter to authorize a DWAC transfer to transfer Steel shares into its own name.

Do you see that?

A.    I do.

Q.    And he attaches a letter, which is on page 5, just like the one Mr. Miller signed for you.

Do you see that?

A.    I see the letter. I don’t know if it’s the same.

Q.    It requests approval for a DWAC withdrawal of shares of Aerojet Rocketdyne stock. Correct?

A.    I’m just looking at it. I’ve never seen this. It looks like it’s asking to approve a withdrawal of 1,000 shares from Steel into Computershare.

Q.    It’s giving Computershare direction from the company to approve the DWAC withdrawal of shares. Right?

A.    I assume so.

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Q.    Let’s look at page 3 of this email. You can see when the request came in from Steel, Mr. Miller — Mr. Miller who had been helping you with your DWAC — wrote to Computershare and said, “I am not sure why we would need such a letter, can’t shareholders just work through Computershare to make transfers?”

Do you see that?

A.    I do see that.

Q.    And then he drafted a response email to Mr. Howard at Steel saying, “Share transfers to Computershare by shareholders can be processed by your broker via the DRS system.”

Do you see that?

A.    I don’t see that.

Q.    Okay.

A.    Oh, on page 1?

Q.    Correct.

A.    I see that.

Q.    So Mr. Miller proposed that Steel use a DRS transfer rather than agreeing to execute a DWAC authorization that Steel had requested. Is that right?

A.    I don’t know what the conversations

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were. I’ve never seen the emails or talked to anybody about what this process was.

Q.    You can see that’s what he’s doing in this email, can’t you?

A.    I can read what he wrote.

Q.    The DRS system is the transfer system that you had tried and failed to use to transfer your shares because it was too slow. Right?

A.    I don’t know. The people in HR kind of handled it, so I’m not sure what the transfer was, of what system to the other.

Q.    So Mr. Miller had previously refused to authorize the same kind of DWAC transfer that he executed for you for Steel Partners. Right?

A.    I don’t know. I don’t know if it was the same because I was an employee and that was a shareholder. I had an existing Computershare account; I just needed it to be unlocked. So I’m not sure if it was the same type of process.

Q.    Well, you can see from the email exchange we just looked at that it was a whole lot more than unlocking an account that the company executed for you. Right?

A.    They unlocked the password, and then

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they made sure that, after my financial advisor transferred the shares, that it took place. And it seems like they issued a short letter to enable that.

Q.    When the transfer that your broker tried to execute didn’t go through in time, they executed a same-day DWAC on your behalf, the same kind of DWAC that Steel Partners had requested they execute and they refused to execute just a month prior. Isn’t that right, Ms. Drake?

A.    I don’t know if it was the same process. I just know what they did for me. I don’t know if it’s more complicated or different when it’s a shareholder. I don’t know.

Q.    Well, you can see, at the top of this chain, Mr. Moloney is forwarding this exchange with Steel Partners to Mr. Wagner on February 25th, 2022, the same day they were helping you with your Computershare transfer, and using it to obtain contact info for Computershare.

Do you see that?

A.    I see where Mr. Moloney forwarded a note to Andreas to say see below the contact for Computershare.

Q.    Okay. So your counsel used the letter

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from Steel Partners requesting a DWAC, which the company refused to do, to get the very contact information that they used to execute your share transfer. Isn’t that right?

A.    I don’t know if that’s right or not.

Q.    Ms. Drake, you would not have been able to accomplish the transfer of your shares into your Computershare account without the assistance of these company employees. Right?

A.    Correct.

Q.    All right. Let’s take a look at JX 470, please. We looked a little bit earlier at emails that Mr. Boehle had drafted for you and that you sent to shareholders attaching the February 1st press release.

Do you remember that discussion?

A.    Yes, I do.

Q.    And Mr. Boehle, in fact, continued to assist you in communications with your shareholders about your slate even after the TRO was granted. Right?

A.    No, he didn’t.

Q.    Okay. Well, let’s look at JX 470, please. This is an email chain beginning on March 1,

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2022, with a message from Matt Martinek at Reinhart Partners. Do you see that?

A.    I do.

Q.    Reinhart Partners is an investor in Aerojet. Right?

A.    They are.

Q.    A shareholder of the company. Right?

A.    They are.

Q.    And March 1st is after the entry of the TRO in this matter. Right?

A.    It is.

Q.    And Mr. Martinek’s email asked for an “opportunity to speak with you to better understand the dynamics at play in this unusual situation.”

Do you see that?

A.    I do.

Q.    The “unusual situation” refers to a proxy contest in which the CEO and executive chairman are on opposite sides. Right?

A.    I believe so.

Q.    Mr. Martinek wrote to you at your personal Gmail account. Right?

A.    That was the one I set up for the shareholders, yes.

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Q.    And then you forwarded that message from your personal account to your company account. Right?

A.    I did.

Q.    And then you forward the email from your company account to Mr. Boehle’s company account. Right?

A.    I did.

Q.    And Mr. Boehle responds to you, “I would like to get this shareholder and Blackrock scheduled tomorrow so we can talk about your new slate.”

Do you see that?

A.    I do.

Q.    And he says, “Jennifer can work with Daryl to get them on your calendar.”

Do you see that?

A.    I do.

Q.    Jennifer is his assistant, and Daryl is your assistant. Right?

A.    Correct.

Q.    Both Aerojet employees. Right?

A.    Correct.

Q.    And they’re going to schedule a

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meeting for you to discuss your slate with shareholders. Right?

A.    She scheduled a meeting, but when I talked about the proxy contest. Mr. Boehle left the room — I’m sorry, Mr. Boehle left the room.

Everybody is calling him “Bowli.” I’m starting to call him that.

Q.    Is it “Bailey”?

A.    Yes, ma’am.

Q.    Okay. Thank you.

Let’s look at JX 477. This is an email from that same day between Mr. Boehle and employees at BlackRock. Right?

A.    If I can just read it for a second.

Q.    Sure.

A.    Yes.

Q.    And it comes from Mr. Boehle’s company email. Right?

A.    Yes.

Q.    And he writes, “We now have clarity on the TRO and Eileen and the independent directors have nominated a director slate.”

Do you see that?

A.    I do.

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Q.    “We would like to continue our conversation tomorrow if you have some time available.”

Do you see that?

A.    I do.

Q.    So Mr. Boehle was writing from company email, in the middle of his workday, to set a shareholder call to discuss your slate. Right?

A.    No. This was a follow-up from the original email that we sent to the shareholders before the TRO. BlackRock was reaching out. So I believe Mr. Boehle was saying, we now have clarity on the TRO. We can set up the meeting.

When we set up the meeting, we did our typical shareholder presentation, because I’m still the CEO. And then I asked Mr. Boehle to leave the room so I could answer any questions on behalf of myself when it came to the proxy contest.

Q.    So instead of correcting the earlier communications you had had in the name of the company, you doubled down on that, set up another meeting to discuss your slate using your company email address. Isn’t that right?

A.    No, ma’am.

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Q.    Is your testimony that Mr. Boehle is simply facilitating conversations with the shareholders about your slate but not participating in them?

A.    This was one of very few meetings that we did together this year. And this was a result of sending out that initial correspondence. Shareholders always went to Mr. Boehle and his admin, Jennifer, to set up meetings. So they were still following up. Not all the shareholders knew the do’s and don’ts. That’s why Mr. Boehle said, we understand the TRO. And I believe we had one or two meetings that were joint, where I asked Mr. Boehle to leave. And then every other shareholder meeting since then has just been with me and the shareholders.

Q.    This email came from Mr. Boehle, not from BlackRock. Right?

A.    Yes.

Q.    Let’s take a look at another email, JX 478. This is an email chain between you and Mr. Boehle.

Do you see that?

A.    Yes, I do.

Q.    Mr. Boehle sent the first email to you

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on Tuesday, March 1, 2022. Right?

A.    Yes.

Q.    That’s the same day as the other emails we were just looking at?

A.    Yes.

Q.    And again, after the TRO in this matter was issued. Right?

A.    Yes.

Q.    And in that email, Mr. Boehle provides a draft email to shareholders. Right?

A.    He did.

Q.    And the email reports that “Aerojet is in the midst of a proxy fight,” and says, “we believe ... Steel Partners’ actions threaten to undermine the execution of the business and continued profitable growth, and dissuade potentially interested parties from considering a strategic transaction with the Company.”

Do you see that?

A.    I do.

Q.    He writes, “It is time for the Steel Partners Directors to be removed from Aerojet Rocketdyne’s board.”

Do you see that?

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A.    I do.

Q.    And the next paragraph identifies your slate of nominees. Right?

A.    Yes.

Q.    And he says, “We believe the Independent Directors and Nominees are far more qualified than the Steel Partners Directors to lead the company forward in the best interest of Aerojet Rocketdyne shareholders.”

Do you see that?

A.    I do.

Q.    And Mr. Boehle also provides a list of shareholder email addresses to send that note to. Right?

A.    He does.

Q.    These are the email addresses for large institutional shareholders. Right?

A.    Yes.

Q.    So, again, Mr. Boehle was providing you with assistance and communicating with shareholders about the proxy contest after the TRO. Right?

A.    I believe here, Mr. Boehle was forwarding a draft that he had probably worked on

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prior, forwarded it to me from his personal email to my personal email, so I would have that draft.

Q.    At 4:30 p.m. on a Tuesday. Right?

A.    Yes. Tuesday, 4:25.

Q.    Okay. And you responded to Mr. Boehle’s email, “Looks good.” Right?

A.    Yes.

Q.    And Mr. Boehle actually sent these emails directly from your Gmail account to these contacts. Right?

A.    I believe I sent these emails, not Mr. Boehle.

Q.    Well, let’s look at JX 479.

In this email on March 2nd, you asked Mr. Boehle, “Did these go out? I didn’t notice them in my sent file?”

Do you see that?

A.    I do.

Q.    And you’re referring to the email that we just looked at to shareholders. Right?

A.    Yes.

Q.    And Mr. Boehle writes back, “Yes, they went out at 5:07 p.m. yesterday.”

Do you see that?

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A.    I do.

Q.    He says, “I just changed the view in your gmail account so that it’s not grouped anymore. You can see this in your sent emails now.”

Do you see that?

A.    I do.

Q.    So Mr. Boehle sent the emails from your Gmail account. Right?

A.    Yes. That’s what it looks like.

Q.    Ms. Drake, on February 3rd, Randy Mastro at Gibson Dunn sent a letter accusing four of the members of the Aerojet board of directors of breaches of fiduciary duties. Right?

A.    Yes.

Q.    And he sent that on your behalf. Right?

A.    Yes. On behalf of me and the other three directors.

Q.    And he purported to do so on behalf of the company as well. Right?

A.    I believe so, but I can’t remember.

Q.    Let’s take a look at that, JX 287, please.

A.    I don’t see 287.

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Q.    I’m very sorry about that, Ms. Drake. Can you take a look at it on the screen? It should be highlighted there for you.

You can see this is Mr. Mastro’s February 3rd letter.

A.    Yes, ma’am.

Q.    And he writes, “I write in my capacity as litigation counsel for Aerojet Rocketdyne Holdings, Inc” — right?

A.    Yes.

Q.    — “to address the reckless [and] bad-faith actions your clients have undertaken in breach of their fiduciary duties to the Company in connection with the proxy contest recently initiated by Steel Partners Holdings, LP.”

Do you see that?

A.    I do.

Q.    Did you authorize Mr. Mastro to send this letter on behalf of the company?

A.    I’m sure I reviewed it, yes.

Q.    And let’s look at JX 334, please. This is a complaint that was brought on your behalf as well as on behalf of the company. Right?

A.    Yes.

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Q.    And you signed a verification of this complaint. Correct?

A.    I believe I did, yes.

Q.    You can turn to page 47 of this document.

A.    Yes.

Q.    In your verification you stated that you are authorized to execute this verification on behalf of Aerojet Rocketdyne Holdings, Inc. Correct?

A.    Correct.

Q.    The board never authorized you to file this complaint in the company’s name. Right?

A.    Not the full board, but the board that was independent of Steel Partners did.

Q.    The three board members who are on your slate are the only ones who authorized it. Correct?

A.    Yes. At this time, I did not have a slate.

Q.    At this time, you didn’t have a slate, but you had already been working with Korn Ferry, Evercore, Gibson Dunn, Citibank, Joele Frank, and numerous company employees to work on a slate, hadn’t you?

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A.    No, I didn’t work with all of those advisors for a slate.

Q.    This document was filed on February 11th. Isn’t that right?

A.    Yes, ma’am.

Q.    And you had reached out to Korn Ferry on February 1st to start compiling a slate?

A.    To start talking about it, yes.

Q.    And Mr. Wagner began interfacing with Korn Ferry for that purpose as well?

A.    Correct.

Q.    The company’s head of human resources?

A.    Yes.

Q.    And Evercore was already working with you at that time to try to put together a slate. Isn’t that right?

A.    I wouldn’t say to put together a slate. They were brainstorming ideas if we put together a slate, who might be good candidates.

Q.    And that’s true of Gibson Dunn as well. Right?

A.    I think a few people from Gibson Dunn gave names as well.

Q.    And Evercore and Gibson Dunn were both

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having conversations with candidates on your behalf at this time. Right?

A.    I’m not sure if they were, but I’m not sure if it was at this time, but I know they have.

Q.    The only members of the board of directors who approved the filing of this management complaint are the ones who are ultimately included on the slate that you nominated. Correct?

A.    Correct. The three independent directors.

Q.    And you excluded the four directors on the Steel slate. Right?

A.    We did not have the Steel Partner slate review this.

Q.    Okay. Three of the members of the existing directors sitting on the — who are nominated on the Steel slate have been deemed independent in the company’s filings for many years. Right?

A.    Yes, I believe so.

Q.    And you’re not saying that’s something that needs to be restated by the company, are you?

A.    Today, I don’t see them as independent board members.

Q.    You had actually concluded, yourself,

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that they were not independent back in September of 2021. Isn’t that right?

A.    I’m trying to think of what September 2021 was. I’m not sure what you’re referencing, Ms. Merkel.

Q.    Had you begun to share your complaints about Mr. Lichtenstein with some members of the board of directors to the exclusion of others as of September of 2021?

A.    I wouldn’t say to the exclusion. I would — if I could explain, when I sent my first memo in May, I felt retaliation against Mr. Lichtenstein for sending that. So when I sent my second memo in September, I asked Mr. Kampani not to forward it out of fear of retaliation and just to share it with the org and comp committee.

Q.    The org and comp committee were all the three directors who you ultimately nominated on your slate. Correct?

A.    Org and comp is General Lord, General Chilton, and Mr. Corcoran.

Q.    So the three directors that you ultimately nominated on your slate. Is that right?

A.    Correct. Those were the same three.

CHANCERY COURT REPORTERS

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Q.    And you excluded the three directors who ultimately were included by Mr. Lichtenstein on the Steel slate from your memo. Correct?

A.    Correct. It was just to org and comp.

Q.    And you subsequently had numerous communications with Mr. Kampani that excluded those three directors as well as Mr. Lichtenstein. Correct?

A.    I’m not sure what communications you’re referring to.

Q.    Did you have communications — withdrawn.

You testified a little bit earlier about some discussions that were held at the board level about selection of Paul Weiss as a law firm for the company. Do you recall that testimony?

A.    Yes, ma’am.

Q.    Was it your understanding at the time that those discussions were ongoing that the Court had directed the company to retain neutral counsel?

A.    I knew we had to retain neutral counsel, but the conversation, as I mentioned, around Paul Weiss was to bring somebody in to be Mr. Kampani’s assistant, as Ms. McNiff described it, not what the judge had asked us or ordered us to do

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for neutral company counsel. This was something very different.

Q.    So the board had selected Paul Weiss to be neutral company counsel and proposed that to you, and you rejected that suggestion. Isn’t that right?

A.    No, ma’am.

Q.    Your understanding was that the proposal was to bring in an outside law firm completely independent of the requirement that had been put in place just a few days earlier by the Court to select neutral counsel.

Is that your testimony?

A.    Yes, ma’am. And that was what was so confusing to me. In the executive session, when Ms. McNiff suggested that we bring in Paul Weiss and somebody to work alongside of Mr. Kampani, I had asked, is this for the neutral company counsel related to the TRO? And it was no, this is somebody to help Mr. Kampani with getting the minutes out, diffusing the situation.

As I mentioned, there was some — a lot of confrontation between Mr. Kampani and Mr. Lichtenstein at the time. Mr. Lichtenstein had

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called for Mr. Kampani’s resignation.

So this was more about, Eileen, you need to go sit down with Arjun and tell him we’re going to bring somebody in to be his assistant. So it was a very different concept than neutral company counsel that we have today.

Q.    Weren’t many of those tasks the tasks for which neutral company counsel was intended to be brought in?

A.    No, ma’am.

Q.    And isn’t it the case that Ms. McNiff attempted to describe for you her understanding of what neutral company counsel would be brought in to do?

A.    No, ma’am.

Q.    Did you work with the board to select neutral company counsel at that time?

A.    We didn’t discuss it at the board level. It was always between the lawyers for both of the slates had discussed it. I think they went through a list of 10 or 15 different law firms before they selected the two that we have today.

I really let the lawyers do that. I didn’t get involved in selecting neutral company

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counsel.

Q.    Subsequently to their selection of Paul Weiss. Correct?

A.    Any time.

Q.    You don’t deny that you were involved in the decision not to hire Paul Weiss as company counsel, do you?

A.    I’m sorry. Could you ask that again?

Q.    You were involved in the decision not to hire Paul Weiss as company counsel, weren’t you?

A.    I was a party to a conversation where I know our side, I think it was even Ray that suggested that we don’t use them.

Q.    As neutral counsel. Right?

A.    Correct.

Q.    And so you went ahead and told the board you didn’t think they should be selected as neutral counsel. Right?

A.    No, ma’am. What I mentioned about Ray was after the executive committee meeting where Ms. McNiff mentioned that we should bring in Paul Weiss, and she didn’t really focus so much on Paul Weiss. She said Paul Weiss would be good to do this. But we want to bring somebody in to be like a deputy

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to Arjun, and could I please sit down with him and kind of tell him we’re going to do this.

And I said, I need to know what I’m going to tell him, and what do we think he needs to do.

And Ms. McNiff said, I wasn’t prepared to go through those details today. I’m going on vacation, I think out of the country. I’ll work on what I think that person should do, and then I’ll forward it to the board.

Q.    Why was Mr. DiCamillo advising you as to whether Paul Weiss would be appropriate as neutral counsel to the company if that wasn’t the proposal under discussion?

A.    We never had — I never heard why, but I do know that I kept on hearing Paul Weiss, Paul Weiss, Paul Weiss, a lot. And I know the other side suggested a lot of different law firms. And the two sides had to agree. And I just remember Ray saying, we’re not going with Paul Weiss.

Q.    As neutral counsel for the company. Right?

A.    As neutral company counsel. Not for this position, to bring in to assist Arjun in his

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day-to-day job. It was something very different.

Q.    But you kept hearing the name Paul Weiss because the directors had selected Paul Weiss as neutral company counsel until you came in and said that was not a good idea. Isn’t that right?

A.    No. I actually heard Paul Weiss before that. I think it was when — I’m trying to remember, back in October of last year, when the independent counsel decided to bring in Jeff Wolters, there was conversation about who should come in to assist him at that time. And I think that’s the first time I remember hearing Paul Weiss. So I heard Paul Weiss a lot.

THE COURT: Is this a good time to take our afternoon recess?

ATTORNEY MERKEL: Absolutely, Your Honor.

THE COURT: Why don’t we do that.

I’ll see you back in 15 minutes.

(Recess taken from 3:00 p.m. to 3:15 p.m.)

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(Resumed at 3:15 p.m.)

THE COURT: Please be seated.

Ms. Merkel, you may proceed.

ATTORNEY MERKEL: Thank you. BY ATTORNEY MERKEL:

Q.    Ms. Drake, you filed a declaration in this case on March 17th. Right?

A.    I’m not sure what March 17th was.

Q.    Okay. Let’s pull up your declaration. We can look at it. It’s JX 865.

This declaration was submitted in support of our opposition to plaintiffs’ motion to enforce the TRO in this matter. Correct?

A.    Correct.

Q.    And the declaration was sworn under oath. Right?

A.    Yes.

Q.    And in it, you swore under oath that you were “unaware that Morrison & Foerster had been asked or would seek to serve as Company counsel in connection with Aerojet’s 2022 annual meeting.” Right?

A.    Yes, ma’am.

Q.    And you go on to say that you “learned

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after the fact that on March 5, 2022, a Steel Partners attorney objected to Morrison & Foerster serving as Company counsel ....” Correct?

A.    Correct.

Q.    And at your deposition in this matter, you testified under oath that you did not know that Morrison & Foerster had been retained by the company. Right?

A.    Correct, I believe I did.

Q.    And you also testified under oath that you had never had a conversation about Morrison & Foerster being retained by the company. Correct?

A.    Correct.

Q.    But on March — okay.

And on March 4th of 2022, David Lynn of Morrison & Foerster sent an e-mail to counsel for Steel Partners purporting to speak on behalf of the company.

Do you recall that?

A.    I don’t.

Q.    Okay. Let’s look at JX 484.

This is a March 4, 2022, email from David Lynn of Morrison & Foerster that you looked at

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with your counsel a little bit earlier today. Right?

A.    Correct.

Q.    And this is the document where you say in your affidavit that you learned after the fact that Steel Partners objected to Morrison & Foerster serving as company counsel. Right?

A.    Correct.

Q.    Now let’s take a look at JX 696, please.

A.    I don’t think I have 696.

Q.    I’m sorry about that. Can you see it on the screen?

A.    I can.

Q.    This is an email your counsel just produced to us last week, which you also looked at a little bit earlier. It may be in your direct binder, if you would like to look at it there.

A.    It’s okay. I can see it on here, Ms. Merkel.

Q.    You can see this is an email chain between yourself and attorneys at Gibson Dunn beginning March 3rd, 2022. Right?

A.    Yes.

Q.    Mr. Moloney tells you, “We got some

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referrals from Ray on [Delaware] firms.” Right?

A.    Yes.

Q.    And you reply, “Is this for a Company lawyer or for the Independent team?”

Do you see that?

A.    I do.

Q.    Mr. Moloney responds, “company to work aside David Lynn (MoFo).”

Do you see that?

A.    I do.

Q.    And you respond to ask, “Is Arjun in the loop?”

Do you see that?

A.    I do.

Q.    You didn’t respond to ask who is David Lynn. Right?

A.    I did not.

Q.    As of March 3rd, your counsel had, in fact, made you aware that Morrison & Foerster had been asked or would seek to serve as counsel to the company. Right, Ms. Drake?

A.    No.

Q.    You had received an email from your counsel referencing the role that Morrison & Foerster

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was going to play. Isn’t that right?

A.    Are you referencing this email, Ms. Merkel?

Q.    Yes, I am.

A.    No.

Q.    It refers to David Lynn from Morrison & Foerster. Correct?

A.    I didn’t know who David Lynn is, and I said before, not to be sarcastic, I thought they were calling David Lynn a “mofo” and a curse word, and I didn’t put two and two together.

Q.    You thought your counsel was telling you that a company lawyer was going to be working along side an anonymous “mofo.” Is that your testimony?

A.    My testimony is I had no idea what this was about. Probably super busy, and said — you know, I think this was at midnight, you know, at 12 in the morning. And I said, “Is Arjun in the loop?” Let Arjun handle this if it has to do with talking about company counsel.

Q.    And you didn’t seek to clarify any of that before signing an affidavit and submitting it to the Court, indicating you had no knowledge of

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E. Drake - Cross	615

Morrison & Foerster being hired by the company. Is that right?

A.    I had no knowledge when I signed that, and never put two and two together, that David Lynn is at that company and “MoFo” is that company.

Q.    Let’s take a look at JX 14, please.

A.    I’m sorry, what number?

Q.    JX 14. It should be right at the front. You recognize these as the company’s corporate governance guidelines. Right?

A.    It looks like they are, yes.

Q.    And if you look at paragraph 17, it’s entitled “Board Access to Management and Employees.” Right?

A.    Yes.

Q.    And it provides that “[d]irectors will have complete access to management and employees of the Company .....”

Do you see that?

A.    I do.

Q.    Paragraph 18 is entitled “Board Access to Independent Advisors.”

Do you see that?

CHANCERY COURT REPORTERS

E. Drake - Cross	616

A.    I do.

Q.    And that provides, “Directors will have complete access, as necessary and appropriate, to the Company’s outside advisors as they deem necessary and appropriate.” Correct?

A.    Correct.

Q.    Now let’s look at JX 23, your employment agreement. You can see the first paragraph of this agreement defines you as “Executive” for purposes of the agreement. Right?

A.    I’m just trying to find my name on here. Yes, I see that.

Q.    And Section 1(b) of the agreement provides that “[e]xecutive agrees to carry out and abide by all lawful directions of the Board and the Chairman of the Board that are consistent with her position as Chief Executive Officer.”

Do you see that?

A.    I do.

Q.    But you authorized the February 1st press release, in violation of this provision in your employment agreement, didn’t you, Ms. Drake?

A.    No, I did not.

Q.    You gave testimony this morning

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claiming that you had never refused a call from Mr. Lichtenstein.

Do you recall that testimony?

A.    Yes, I’ve never denied a call from him.

Q.     When you gave testimony under oath at your deposition, you had — you said that you had refused to schedule calls that Mr. Lichtenstein had requested.

Do you recall that testimony?

A.    No, I don’t.

Q.    Okay. Let’s take a look at your testimony in your deposition. This is from 295:21 to 296:8 of the transcript.

(A video clip was played as follows:)

Question: Have you refused to schedule calls that Mr. Lichtenstein requests?

Answer: I’ve pushed back on some of the calls, yes.

Question: When you say “pushed back on some of the calls,” you mean you’ve said, no, I’m not scheduling a call that you’re requesting. Correct?

Answer: I didn’t say it to

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Mr. Lichtenstein.

Question: You’ve told other people that you will not agree to have a call that Mr. Lichtenstein is requesting?

Answer: I’ve said that.

(End of video clip.)

BY ATTORNEY MERKEL:

Q.    And, Ms. Drake, you’ve also given the direction that other members of company management should not provide Mr. Lichtenstein with information about the company that he is requesting. Right?

A.    No.

Q.    All right. Let’s take a look at that video clip from your deposition. This is 296:9 to 18.

(A video clip was played as follows:)

Question: You’ve also indicated that other members of Aerojet management should not provide Mr. Lichtenstein with information about the company that he’s requesting. Correct?

Answer: I don’t recall the exact times, but I might have.

Question: You did, in fact, do that several times over the course of 2021 and this year. Right?

CHANCERY COURT REPORTERS

E. Drake - Cross	619

Answer: I believe so.

(End of video clip.)

BY ATTORNEY MERKEL:

Q.    Ms. Drake, is your testimony truthful today or was it truthful at your deposition?

A.    I believe what I said is I’ve pushed back, and I have pushed back. But I’ve done every meeting that Mr. Lichtenstein has asked for, and we’ve also given him information. I have pushed back in the past.

Q.    In fact, you’ve done that several times in the past two years. Isn’t that right, Ms. Drake?

A.    I’m not sure if it was several times.

Q.    You testified under oath at your deposition that it was several times over the past two years. Are you amending that testimony now?

A.    No, I’m just not sure how many exact times. I mean, I’m sure it was a few that I’ve pushed back. But I’ve always had the meeting — when I say “pushed back,” I might have vented about it because I felt like it was cumbersome and exercising me. But I’ve had every meeting that Mr. Lichtenstein has ever requested, and I’ve given him all information that

CHANCERY COURT REPORTERS

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he’s ever requested.

Q.    Many of Mr. Lichtenstein’s requests for information related to the possibility that the FTC might not approve the transaction with Lockheed Martin. Right?

A.    I’m not sure if that’s exactly true.

Q.    He’s requested information from you relating to FTC approval of the merger repeatedly, hasn’t he?

A.    I’m not sure that’s true.

Q.    Some of the examples of his information requests that you looked at with your counsel related directly to the FTC’s approval of the merger. Isn’t that the case?

A.    He wanted a — I believe that that was the one where Senator Warren wrote to the FTC chairwoman. He wanted a meeting about that, not necessarily to send in information. And we had that meeting.

Q.    Senator Warren was writing a letter opposing FTC approval of the merger. Is that right?

A.    She was, I believe so. And she was writing on behalf of Raytheon’s thoughts on it. And he wanted a discussion on it, and we held that meeting

CHANCERY COURT REPORTERS

E. Drake - Cross	621

and we discussed it.

Q.    And several of the communications that Mr. Lichtenstein had with third parties that prompted the investigation conducted by the company also related, in part, to the merger with Lockheed Martin. Right?

A.    Correct.

Q.    And, in fact, the FTC did not approve the merger with Lockheed Martin. Right?

A.    They did not.

Q.    They, in fact, sued to stop it. Right?

A.    I believe so, yes.

Q.    And the Department of Defense declined to intervene. Right?

A.    I don’t know if they declined, but I do know they didn’t intervene.

Q.    And as a result, Lockheed Martin terminated the transaction. Right?

A.    Yes, Lockheed Martin had the option to contest it, and they decided not to contest it.

Q.    You assured the board that that wouldn’t happen. Isn’t that right?

A.    No, ma’am.

CHANCERY COURT REPORTERS

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Q.    Didn’t you tell the board in the fall of 2021 that press reports saying the deal wouldn’t be approved were inaccurate?

A.    I don’t recall that.

Q.    Mr. Lichtenstein was ultimately right to be concerned that the deal wouldn’t be approved. Isn’t that right, Ms. Drake?

A.    Not to the point that he was. I think it’s a bit out of context the way that you phrased it.

Q.    Ms. Drake, we looked at a number of emails and communications that you had postdating the TRO in this action. Right?

A.    Yes.

Q.    But you were well aware of the TRO in this action. Right?

A.    Excuse me? I’m not sure what you’re asking.

Q.    You were aware that the TRO was granted. Right?

A.    Yes, I was.

Q.    You watched on Zoom the hearing at which the TRO was initially granted?

A.    I believe I did.

Q.    And then you also read the

CHANCERY COURT REPORTERS

E. Drake - Cross	623

February 23rd order elaborating on the TRO. Is that right?

A.    I’m not sure if I read it or the lawyers explained to me what was in it.

Q.    Okay. Well, let’s look at JX 643, please.

This is an email chain on February 23rd and 24th of this year that starts with an email from Mr. Davis at Gibson Dunn to yourself, copying another of — a number of other attorneys, giving you a summary of the Court’s decision and TRO. Correct?

A.    I’m just going to read it quick. It’s not in the book. Yes, and what was your question?

Q.    This was an email from Mr. Davis, summarizing for you the Court’s order and TRO. Right?

A.    Yes.

Q.    He indicates that “[t]he following rules apply under the TRO:” including “The Company cannot make any statement in support of any candidate for election or expend Company resources in support of any candidate.”

Do you see that?

CHANCERY COURT REPORTERS

E. Drake - Cross	624

A.    I do.

Q.    You were well aware of that requirement of the TRO. Right, Ms. Drake?

A.    I was.

Q.    You then forwarded that summary to Mr. Boehle, Mr. Kampani, and Mr. Schumacher at the company. Right, Ms. Drake?

A.    I did. I forwarded it to them so that they knew what the TRO was about.

Q.    And Mr. Boehle writes back, “I’m speechless on this. She doesn’t realize what she is doing.”

Do you see that?

A.    I do.

Q.    And you responded, “Exactly[●]”

Do you see that, Ms. Drake?

A.    I do.

ATTORNEY MERKEL: Thank you, Your Honor. I’m done.

THE COURT: Thank you.

Mr. DiCamillo, any redirect?

ATTORNEY DiCAMILLO: Yes, Your Honor. Thank you.

May I proceed, Your Honor?

CHANCERY COURT REPORTERS

E. Drake - Redirect	625

THE COURT: You may.

REDIRECT EXAMINATION

BY ATTORNEY DiCAMILLO:

Q.    Ms. Drake, do you recall Ms. Merkel asking you some questions about the Evercore tail period?

A.    I do.

Q.    If the company is sold before the end of the tail period, Evercore is entitled to be paid no matter what happens in the proxy contest. Isn’t that right?

A.    It has nothing to do with the proxy contest.

Q.    Ms. Merkel also asked you a number of questions regarding the signing of the February 10th Gibson Dunn joint representation letter.

Do you recall that?

A.    I do.

Q.    Plaintiffs argued in their pretrial brief, and suggested in their questions today, that you intentionally did not date your signature, so that people would not realize the electronic signature was placed on the document after the TRO ruling was made.

Is that true?

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E. Drake - Redirect	626

A.    No.

Q.    After the TRO ruling, did you enter into another engagement letter with Gibson Dunn?

A.    Yes, I did.

Q.    Did that engagement letter provide that the company would pay any fees?

A.    No.

Q.    Can we take a look at Joint Exhibit 306, please.

A.    Is that in this book that I have right here?

Q.    It’s in the binder that Ms. Merkel provided. It may be in the binder that I provided too.

This is an email that you sent to State Street Global Advisors on February 7th. Is that correct?

A.    Yes.

Q.    And did you send a similar email to a number of other stockholders on or around the same day?

A.    Yes. I believe they were the ones that Ms. Merkel pointed out.

Q.    Had the TRO ruling been — had the

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Court given its TRO ruling as of February 7th?

A.    No.

Q.    Did the Drake slate exist as of February 7th?

A.    No, it didn’t.

Q.    Take a look at Exhibit 285 in the same binder, please. This is an email exchange with Korn Ferry and company personnel, among others. Correct?

A.    Yes.

Q.    And what’s the subject matter of this exchange?

A.    The subject matter was profiles for board members, and then Michael Bell sending a note about who the team would be to help me.

Q.    And what are the dates of these emails in Exhibit 285?

A.    The dates are February 2nd and February — February 1st, February 2nd, and February 3rd.

Q.    Did the Drake slate exist at that time?

A.    No.

Q.    Was there a TRO at that time?

A.    No.

CHANCERY COURT REPORTERS

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Q.    Are you aware of any prohibition in the TRO on using advisors who previously represented the company?

A.    No.

Q.    Ms. Drake, the TRO prohibits company resources from being used in support of either your slate or Mr. Lichtenstein’s slate. Is that correct?

A.    Yes.

Q.    Does the TRO prohibit you from working on your slate in your personal capacity?

A.    No.

Q.    Does it prohibit Mr. Boehle from providing assistance to your slate in his personal capacity?

A.    No, I don’t believe so.

Q.    Why did you set up a personal email account?

A.    I’m not sure, Ray, if you mean “personal” by the third email. I wouldn’t say it was personal. It was so I could communicate with the shareholders. I didn’t want to use my own personal email, and I didn’t want to use my company one, so I set up a third one, which was maximizeajrdvalue@gmail.com.

CHANCERY COURT REPORTERS

E. Drake - Redirect	629

Q.    And why did you set up these separate email accounts?

A.    So I could keep meetings straight with them, so I could keep the communications straight with them, so I could keep it clear from my work email and comply with the TRO to the best of my ability.

Q.    Was it easy for you to manage running the company as the CEO and running the proxy contest in your personal capacity?

A.    Yes, it’s very — it continues to be very difficult. I should be at work right now.

Q.    So it was not easy. Right?

A.    No, it’s not.

Q.    Did you at all times do your best to comply with the terms of the TRO?

A.    Yes, I did.

ATTORNEY DiCAMILLO: I have no further questions, Your Honor.

THE COURT: Thank you.

I have no questions for you myself, but I appreciate your testimony, Ms. Drake.

THE WITNESS: Thank you, Your Honor.

THE COURT: You’re excused.

(Witness excused.)

CHANCERY COURT REPORTERS

M. Turchin - Direct	630

ATTORNEY WALSH: Good afternoon, Your Honor. Plaintiffs would call Mr. Martin Turchin to the stand at this time.

THE COURT: Thank you.

MARTIN TURCHIN, having first been duly affirmed, was examined and testified as follows:

ATTORNEY WALSH: May I proceed, Your Honor?

THE COURT: You may proceed.

DIRECT EXAMINATION

BY ATTORNEY WALSH:

Q.    Good afternoon, Mr. Turchin.

There should be water on the stand if you need it. Is there some? Very good.

Are you a current director of Aerojet?

A.    Yes, I am.

Q.    And when did you join the board?

A.    In 2008.

Q.    And before we talk a little bit about your role as a director, what is your educational background?

A.    I graduated from law school in 1965, and prior to that, I graduated from The City College of New York.

CHANCERY COURT REPORTERS

M. Turchin - Direct	631

Q.    And can you briefly describe for us your professional work history.

A.    Starting in 1965, I was retained as assistant general counsel at a firm called Western Union International. Six months later, I became assistant to the president. A year later, I became vice president for administration. I remained there until the end of 1969, when I entered the real estate business.

Q.    And prior to your service on the Aerojet board, had you served on other boards of directors, either for public or private companies?

A.    Yes.

Q.    And can you tell us which ones?

A.    I was on the board of Boston Properties, which is a New York Stock Exchange company. And I’m also on the board of a small family foundation.

Q.    And how did it come to pass that you became a member of the board of Aerojet?

A.    In 2008, Mr. Lichtenstein had apparently initiated a proxy fight against Aerojet, which, at the time, was under the name GenCorp. And there apparently was an agreement between the

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management and Mr. Lichtenstein whereby he had the right to appoint three directors to the board, as well as naming a new CEO. And he asked me if I would be a candidate with him if — on that board.

Q.    And do you have an understanding of why Mr. Lichtenstein thought you would be a good candidate for the board?

A.    Yes. Aerojet had a significant inventory of excess real estate, which it had acquired many years ago, and he felt it would be very important that there be a board member who had real estate expertise to oversee how the company would best be able to maximize the value of that excess real estate in a pragmatic way.

Q.    Thank you.

And do you serve on any committees of the board?

A.    Yes.

Q.    And which ones?

A.    I serve on the governance and nominating and on audit.

Q.    And we’ve heard a little bit about the governance and nominating. Who else serves on that committee?

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A.    Mr. Corcoran is the chairman. I serve on it, Jim Henderson serves on it, and Audrey McNiff serves on it.

Q.    Thank you.

So I want to ask you a little bit more about your relationship with Mr. Lichtenstein and/or Steel Partners.

How do you know Mr. Lichtenstein?

A.    He is a friend of my son’s from an early age.

Q.    And have you ever been employed by Mr. Lichtenstein or any company associated with him?

A.    No.

Q.    And are any members of your family, your immediate family, employed by him or Steel Partners?

A.    Yes.

Q.    And tell us who that is.

A.    My grandson is his chief of staff.

Q.    And what is your grandson’s name?

A.    Coulter Turchin.

Q.    Do you have any ownership interest in any business or entities in which Mr. Lichtenstein or Steel Partners is invested?

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A.    Yes.

Q.    And can you tell us what that is or what they are?

A.    We, along with a third party, own a company in California called California Waste Services.

Q.    And is your — are there any other entities in which you have co-investments with Mr. Lichtenstein?

A.    No.

Q.    Or Steel Partners?

A.    No.

Q.    Or is it just the —

A.    Just.

Q.    — the California Waste company?

A.    Yes.

Q.    Is that interest in the California Waste company, the amount of the interest you have in that, is that at all material to your overall personal financial wealth?

A.    No.

Q.    Okay. Do you know whether you are classified as an independent director of Aerojet?

A.    Yes.

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Q.    And how long have you been designated by the company as an independent director?

A.    Since 2008.

Q.    Who makes the determination regarding director independence at Aerojet?

A.    Each year, we submit a detailed questionnaire describing our related business activities to the extent they involve Aerojet. That’s reviewed by our general counsel and by the governance committee to determine whether or not we comply with the New York Stock Exchange rules as to whether or not we are independent.

Q.    Thank you.

So do you receive fees for your services as an Aerojet director?

A.    Yes, I do.

Q.    And how do you take those fees? Is that cash? Stock?

A.    Totally in stock.

Q.    Okay. And are those fees at all material to your personal financial well-being?

A.    No.

Q.    Let me ask you a little bit about the relationship between — first of all, let me step

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back. And we’ve heard testimony already about the Lockheed merger, but let me ask you a few questions about that.

Did you have any concerns with Ms. Drake’s handling of the negotiations with respect to the Lockheed deal?

A.    Yes.

Q.    Can you tell us what those were.

A.    From my experience in negotiations, I felt that Ms. Drake did not have sufficient experience or expertise, in terms of how to negotiate a transaction of that type and magnitude. It appeared to me that she perceived Lockheed Martin as our major customer and, therefore, felt subordinated and was unwilling to challenge them in connection with the negotiation.

I also felt that her — the process that was being used was a very linear process in what is basically a dynamic process; whereby we would suggest a particular course of action, and she would go to Lockheed, ask them to accept it. They would say no, and she would just come back and say, they said no.

Q.    And what concerns did you have about

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that?

A.    In my experience with negotiations, there are a lot of dynamics that take place, and a simple yes or no is not the best vehicle for achieving an objective.

Q.    And were you ultimately sufficiently satisfied with the terms of the merger?

A.    Yes.

Q.    Okay. Prior to the Lockheed merger, do you believe Mr. Lichtenstein and Ms. Drake had a well-functioning relationship as CEO and executive chair?

A.    Yes.

Q.    Did that change at any time?

A.    Yes.

Q.    And can you tell us when you began to observe change?

A.    In the fall of 2020.

Q.    And what did you observe in the fall of 2020?

A.    It initially started during the negotiations for the Lockheed Martin merger. We had — sometime, I guess it was in the early fall of 2020, had a number of meetings where we discussed the

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parameters that we thought would be acceptable for a transaction. And it was generally agreed that we thought that the value of the company was around $60 a share, and those were the parameters under which we started to pursue the negotiations.

And the transaction was going forward on that basis, and Lockheed Martin was resisting the number. And they came in with a lower number, and we were continually pressed by management to reduce our number to a number that they thought would be ultimately acceptable to Lockheed.

There was a point in time when our shares — a period prior to that where the stock was selling in excess of $57 a share. And because of the time constraints imposed upon us by management in terms of what they feel was the necessary window in which to respond to Lockheed, we had very little time to pursue other analyses that would enable us to come to a judgment as to whether or not this was the appropriate transaction.

And that was primarily spearheaded by Mr. Lichtenstein, who had substantial expertise in this area. And he continued to ask and probe questions of management in order to feel comfortable,

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for us as a board to feel comfortable, that, at the end of the day, we were achieving the best transaction for the shareholders. And he continually pressed management on alternative scenarios that might present opportunities to see and substantiate whether or not this was the best course of action we should take.

Q.    Thank you.

And let me move forward in time a little bit to 2021. And you’ve heard, I believe, or were in the courtroom when Ms. Drake testified with respect to certain communications and responsiveness to Mr. Lichtenstein.

Do you recall, in early 2021, whether there was any kind of communication breakdown as between Mr. Lichtenstein and Ms. Drake?

A.    Yes.

Q.    And can you tell us about what you recall about that?

A.    It was clear that Ms. Drake had felt that Mr. Lichtenstein was putting too much pressure on the — on her and management. She also felt that he was being disrespectful. And, therefore, she felt it would be inappropriate for her to have one-on-one conversations with Mr. Lichtenstein unless someone

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else was present, and continued to express her displeasure with Mr. Lichtenstein in terms of how he acted as the chief executive officer.

Q.    And as an independent board member, did you believe it was appropriate, the way in which Ms. Drake was acting with respect to Mr. Lichtenstein?

A.    Under our organization chart, Ms. Drake was to report directly to Mr. Lichtenstein. He, therefore, was the most-senior employee of the company, as the executive chairman. And from my perspective, if you report to someone, you can’t make decisions that you’re not going to speak to them or that you’re going to conduct your interrelationship with him on your terms and disregard his requests. From my perspective, that’s insubordination.

Q.    Thank you.

And with respect to whether Ms. Drake would continue at the company, to the extent the merger did not go through, did you have any discussions with anyone about that subject?

A.    There were a number of discussions among board members as to whether or not she would be willing to remain, in the event the transaction didn’t go through, given her repeated expressed displeasure

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at having to work with Mr. Lichtenstein.

Q.    And did you personally believe at the time, in early 2021, that Ms. Drake should step down as CEO if the merger did not go through?

A.    Can you repeat that.

Q.    Sure. Did you personally believe, at or about this time, where there was discussions among board members, that to the extent the Lockheed merger didn’t go through, Ms. Drake should step down or resign?

A.    No.

Q.    What was your view about that, to the extent the merger did not go through, whether she should continue or whether it might be appropriate for her to step down?

A.    All I can do is make an assumption, based upon her repeated accusations, that she found it impossible or difficult to work with Mr. Lichtenstein. So I could — I can’t conclude whether or not she would make the decision to stay. I do know that she was asked that question by the org and comp committee, and apparently she had told them that she was not prepared to make a decision one way or the other.

Q.    In the course of your dealings with

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Ms. Drake, do you recall her raising issues or concerns about potential stockholder litigation on occasions?

A.    Yes.

Q.    And what do you recall in that regard?

A.    The first I recall of it is in a letter that she wrote for the record in May of 2021, where she said that Mr. Lichtenstein’s conduct and his — apparently, some claim about his self — his self-financial interest, which was disparate from other stockholders, could lead the company to have a stockholder derivative suit because of his behavior and positions.

Q.    Any other instances you recall of raising this issue about litigation?

A.    There were other correspondence from her where she made similar statements.

Q.    Okay. I want to turn to certain allegations that we’ve already heard about with respect to what Ms. Drake raised with the board and members of the board.

And there’s a number of documents. We’ve seen and talked about some of them, so I want to proceed fairly quickly. But let me ask you to turn

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first to JX 71. That should be in your binder, and it should also appear on the screen before you.

Mr. Turchin, you will see that this is a memo for the record dated September 2nd, 2021.

Do you see that?

A.    Yes.

Q.    This is directed to Mr. Kampani.

Do you recall or do you know whether, at the time, Mr. Kampani shared this memo with you when it was sent by Ms. Drake?

A.    He did not.

Q.    I’m sorry, repeat that.

A.    He did not.

Q.    He did not. Okay.

And let me ask you to turn to the next exhibit, JX 77. And if you look at the bottom email, it is an email from Ms. Drake to Mr. Kampani.

Do you see that? Dated September 2nd?

A.    Yes.

Q.    And that’s the date of the memo we just looked at. Right?

A.    Yes.

Q.    Do you see that?

A.    Yes.

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Q.    Okay. And you’ll see Ms. Drake says, “Arjun, Attached is a memorandum summarizing our conversation. Out of concern for retribution and further harassment, I ask that you handle this memorandum in a confidential manner and it not be sent to the non-independent board members or the Executive Chairman.”

Do you see where I’ve read from?

A.    Yes.

Q.    Do you have an understanding of who Ms. Drake is referring to as the nonindependent directors?

A.    I assume, from this document and the course of conduct that transpired, she was referring to myself, Audrey McNiff, and Jim Henderson.

Q.    Were you aware that Ms. Drake referred to you as a “nonindependent director”?

A.    I see that here.

Q.    And let me ask you to turn to JX 88. For the record, this is a memo we’ve looked at before. It is dated September 10, to Mr. Lichtenstein. And we’ve called this “the memo” or “the guidance memo.”

Did you see this memo before Mr. Kampani sent it on?

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A.    No.

Q.    And did you review or approve a draft of the memo?

A.    No.

Q.    Let’s turn to the events of October 20, 2021.

Do you recall, in October of 2021, there were further complaints from Ms. Drake?

A.    Yes.

Q.    What do you recall in that regard?

A.    There was a letter that she wrote to the board where she stated that she received a telephone call from an undisclosed person claiming that Mr. Lichtenstein had approached that person in connection with possibly retaining that person, that individual, to replace Mr. Lichtenstein — Ms. Drake.

Q.    Okay. And was a committee of the nonmanagement directors formed in response to Ms. Drake’s memo?

A.    Yes.

Q.    And did the nonmanagement committee, as you recall, have a subcommittee?

A.    Yes.

Q.    And what do you understand the purpose

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of that subcommittee was?

A.    We decided that six of us could not effectively manage the process, so we designated a subcommittee to handle the procedural aspects of the investigation, such as retaining outside counsel to do the investigation and coordinating with outside counsel to facilitate their access to whoever they believed would be necessary for them to interview, and also to gain access to whatever documentation they thought was necessary to complete their investigation.

Q.    Thank you.

And was the nonmanagement committee represented by counsel?

A.    Yes.

Q.    And who was that?

A.    Jeff Wolters.

Q.    What was your understanding as to whether the work of the nonmanagement committee was supposed to be confidential or not?

A.    We had an agreement at the very first meeting that we would all maintain absolute confidentiality with respect to the investigation, that we would not discuss it or disclose any of the actions that were taking place to anybody who was not

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on the committee or retained by the committee, and that there would be no communication until the investigation was completed and the report was rendered. And every one of the members of the committee agreed to abide by those rules and conditions.

Q.    And did you, as a member of that committee, abide by those rules and conditions?

A.    Yes, I did.

Q.    Did the nonmanagement committee eventually issue a report?

A.    Yes, it did.

Q.    And when did that come out?

A.    In May of this year.

Q.    Let’s turn to December 2021. And let me ask you to turn to JX 117 in your binder.

Mr. Turchin, this is an email from you, dated December 15th, to Eileen Drake, and it appears that you copied the rest of the other board members. And the subject is “BOD Communication.” Do you see that?

A.    Yes.

Q.    Have you had a chance to look at the email, or are you familiar with it?

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A.    Yes, I am.

Q.    Can you tell us what this email was all about and why you sent it?

A.    There was an org and comp meeting, which, although I am not a member, I attended, as did Mr. Lichtenstein. And I heard that at that meeting, when they were discussing the incentive bonuses for certain executive employees, relating to the cash component, that because of the fact that the company, by reason of a law that was enacted in 2021, did not have to make a pension payment, that the company was able to retain 50 — roughly $50 million in cash that it otherwise would have had to make as a pension contribution. And as a result of that, there was approximately an additional $5 million of incentive bonus that was going to be paid to certain employees.

Q.    And was your concern with this the fact that there was a $5 million bonus pool for the employees, or was it the fact that you were not told about this?

A.    Initially it was raised by Mr. Lichtenstein, who was — as well as myself — who was surprised to hear that there was a $5 million bonus that was going to be paid in connection with

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this matter. And as I mentioned in the letter, the recognition of the savings of the $5 million occurred approximately in the first quarter of 2021.

And the — and management did report in the quarterly report that there was a savings but never mentioned to us that there would be an additional $5 million bonus, by reason of this fortuitous event, that would be paid to certain employees; which, from my perspective, was not contemplated when the company had formulated its incentive program.

It was my understanding that the incentive programs connected with cash bonuses were predicated on operating performance and the increase in cash flow generated by operations of the company, not by a fortuitous circumstance by reason of law which postponed a payment that we otherwise would have had to make.

Q.    And when you said “it was never mentioned to us,” when you say “us,” are you referring to —

A.    Referring to the board.

Q.    — the members of the board?

A.    Yes.

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Q.    Thank you. Okay.

Let’s turn to the events of 2022. And let me first ask you about the board meeting of January 24th. It’s been the subject of prior testimony.

Did you attend that board meeting —

A.    Yes.

Q.    — on January 24th?

A.    Yes.

Q.    If you could just lean in when you speak; you’re very soft-spoken.

And we’ve heard testimony about Mr. Lichtenstein’s proposal and the suggestion by defendants that they believed it was out of order.

Did the corporate — let me strike that.

You mentioned you serve on the corporate governance and nominating committee?

A.    Yes. Yes.

Q.    And to your recollection, did the corporate governance committee historically meet to screen current members of the board in connection with upcoming annual meetings?

A.    No.

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Q.    Do you have any reason to think that, if presented to the nominating committee, the committee would have recommended the exact same slate that Mr. Lichtenstein proposed?

A.    I see no reason why not.

Q.    Okay. What was your understanding as to why Mr. Corcoran was not included on the seven-member slate proposed by Mr. Lichtenstein?

A.    I was told by Mr. Lichtenstein that he received an email from Mr. Corcoran that, for personal reasons, he would not stand for reelection.

Q.    And is that a subject that you had separate discussions with Mr. Corcoran about?

A.    Yes.

Q.    That is, his willingness to stay on the board?

A.    Yes.

Q.    And what do you recall in that respect?

A.    For a period of about nine months to a year, he and I occasionally would talk, and we would commiserate about the burdens and responsibilities of being on the board. And he had said to me that his wife was very concerned with his health and the amount

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of time he was spending on business matters and that he would probably welcome not having to be — to work less and not be on the board.

Q.    So was it any surprise to you that he was not included on the slate?

A.    No.

Q.    Just make sure you give me a minute so the court reporter can — your answer was no?

A.    No.

Q.    Okay. And would you have approved the slate proposed by Mr. Lichtenstein on the 24th?

A.    Yes.

Q.    And did you believe he was trying to take over the company by proposing a slate on January 24?

A.    No.

Q.    Do you recall any discussions of the then-ongoing investigation at the meeting of January 24?

A.    I don’t know if it was that meeting or a subsequent meeting, but there were conversations about it in connection with proposing a slate, yes.

Q.    Do you recall whether Mr. Corcoran said anything about his willingness to continue to

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serve on the committee in connection with the investigation?

A.    Yes.

Q.    And what do you recall in that regard?

A.    He said he — my recollection is that he said that he would continue the negotiations, and that — I don’t know if it was that meeting or another meeting, but that everybody would be bound by the results of that investigation, whenever it was completed, notwithstanding what the time frame was and whether the board was constituted as proposed or otherwise.

Q.    In connection with the January 24 meeting, or at any time before that meeting or after, did Mr. Lichtenstein ever suggest or request or demand that the investigation cease?

A.    No.

Q.    Do you believe Mr. Lichtenstein was trying to interfere in any way with the investigation by making this proposal as to the board slate?

A.    No.

Q.    And was your expectation at the time of the January 24 proposal that the investigation would continue and be completed?

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A.    Yes.

Q.    Okay. Let me direct your attention to the Steel nomination notice that would have come out a few days later.

You agreed to serve on the Steel slate. Is that correct?

A.    Yes.

Q.    And can you tell us why you were willing to be on the Steel slate?

A.    Well, if Mr. Lichtenstein was not the executive — was not the executive director of the firm, I’m not sure I would want to stay on as a board member because of the risk associated with being a board member under those circumstances.

Q.    And can you elaborate on that?

A.    Yes. My primary consideration in being a board member is to always function in what’s in the best interest of the stockholders. And I had a high degree of confidence that the company was being managed appropriately, and that from a board perspective, we had eyes and ears actively involved in a knowledgeable way in the operations of the company. That made me comfortable that there would not be surprises that would cause me embarrassment.

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Q.    Okay. I want to now take you to the meeting of January 30th. Again, it’s been the subject of testimony here.

Did you attend that meeting?

A.    Yes.

Q.    And was there an executive session at the January 30th meeting?

A.    Yes.

Q.    And to refresh your recollection, do you recall a meeting at which there was a discussion among the independents as to how there could be a potential resolution to avoid a proxy battle?

A.    Yes.

Q.    Okay. And who else was on the call among the independents when that discussion was held?

A.    All of the six independent directors.

Q.    Was counsel on the call as well?

A.    Mr. Wolters was on the call.

Q.    And to your recollection or understanding, were any agreements reached among the independents at the January 30th meeting?

A.    Yes.

Q.    And can you tell us generally what you recall being discussed and agreed upon?

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A.    We recognized that there were a number of issues that were separating the company and Steel Partners from concluding an agreement, one of which was the composition of the board. And we agreed, for the six of us, that we would be willing to have a slate of five — the five independent directors, excluding Mr. Corcoran, who, again, reiterated that he would not stand for reelection, along with Ms. Drake, and that we would advise both the counsel to the company and the counsel to Steel Partners that if they could work out their other arrangements, they could include this aspect of the — as part of their agreement.

Q.    Do you recall whether there were any board resolutions either discussed or proposed at the January 30th meeting?

A.    No. This was not a board meeting, and there was never any discussion about — it was only a question of whether or not there would be a communication to both of the parties, the company’s attorneys and Steel’s attorneys, as to what we were willing to do in the event that they could reach an agreement.

Q.    Okay. Let me ask you to turn to

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JX 194.

A.    104?

Q.    194.

A.    Okay.

Q.    And you’ll see that in the middle of the page there’s an email from Audrey McNiff to Jeff Wolters. But if you go down below that, you’ll see that Mr. Wolters is circulating resolutions.

Do you see that?

A.    Yes.

Q.    And if you turn to the next page, you’ll see the resolution itself.

Do you see that?

A.    Yes.

Q.    Did you agree with the resolutions that Mr. Wolters had circulated the next day?

A.    Never agreed to a resolution in the first case.

Q.    Okay. You will see in the email from Ms. McNiff she says, “Jeff, This is not what the 6 of us agreed to last night. We agreed that we would have an agreement not a resolution.”

Do you see that?

A.    Yes.

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Q.    Was that consistent with your agreement?

A.    Yes.

Q.    Or your understanding?

A.    Yes.

Q.    If you turn to Exhibit 180 in your binder, you will see that’s an email from Mr. Wolters, dated January 29th. So this would have been the day before your meeting with him among the six independents.

Do you see that?

A.    Yes.

Q.    Okay. And you will see that Mr. Wolters has sent an email, and the subject being a “Draft Press Release.”

Do you see that in the subject line?

A.    Yes.

Q.    And his email is being sent to, among others, Mr. Kampani and a long list of lawyers, and then management, including Andreas Wagner and Dan Boehle, down at the bottom of the cc list.

Do you see that?

A.    Yes.

Q.    Were you aware when you spoke to

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Mr. Wolters the night of January 30th that he had been corresponding and communicating with management, lawyers, and others about a draft press release?

A.    When I recently saw this document, I was absolutely surprised by the fact that an attorney that I thought was working on my behalf, along with the other independent directors, was having independent conversations with other lawyers and members of the company, in the first case, and never disclosing it to me or maybe to other members, in the second case.

Q.    Let me ask —

A.    Even though he was retained by the independent directors special committee and, therefore, was representing all of us in connection with that matter and not in any other capacity.

Q.    Let me ask you about the press release.

Did you come to learn that on February 1st a press release was issued announcing the fact that there was an investigation?

Do you recall that?

A.    Yes.

Q.    And if you could just look at Exhibit

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241.

Do you recognize that as the press release that was issued on February 1st?

A.    Yes.

Q.    Did you have any prior knowledge that the press release was going to be issued?

A.    No.

Q.    And did the board at Aerojet typically review or authorize press releases in advance?

A.    Press releases that were associated with announcing contracts that we had secured or other aspects related to the operations of the company in the normal course of business, the answer is no.

Any meaningful communications to stockholders always went to the board for approval, including all of the quarterly press releases in connection with the filing of our 10-Q.

Q.    Did you believe this particular press release should be approved by the full board?

A.    Absolutely.

Q.    And why is that?

A.    Because it went to stockholders and was not in the ordinary course of operating the business.

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Q.    Were you aware that the press release had been shown in advance to the other members of the board; that is, Generals Lord and Chilton, as well as Mr. Corcoran?

A.    I am not aware.

Q.    You were not aware of that?

A.    No.

Q.    Mr. Turchin, let me ask you to turn to JX 296.

A.    2 what?

Q.    296. And can you tell us what this is?

A.    Apparently, it’s a letter from you to an attorney at Gibson Dunn.

Q.    And for the record, this is the response to JX 287 that Ms. Drake was asked about, which was the letter from Randy Mastro at Gibson Dunn to myself and Mr. Wolosky.

And my first question is, did you authorize your lawyers to send this letter?

A.    This letter?

Q.    Yes.

A.    Yes.

Q.    And I want to direct your attention to

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the second page. If you go all the way down to the bottom, you’ll see, and I will read it to you, it says, “Finally”— and this is directed to Mr. Mastro and Gibson Dunn. “Finally, your letter indicates that you are litigation counsel for the Company, but it does not identify the litigation to which you refer. To the extent Gibson Dunn intends to pursue litigation concerning the allegations made in your letter, my clients are unaware of any authority granting your firm the power to act on behalf of the Company in such capacity.”

Do you see that?

A.    Yes.

Q.    And it goes on, and you will see the last line, it says, “Please also identify who reviewed the letter and authorized you to send it on behalf of the Company.”

Do you see that?

A.    Yes.

Q.    Did Gibson Dunn ever respond to this letter?

A.    Not to my knowledge.

Q.    And do you recall that a week later they proceeded to file suit against you in the name of

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the company after having been told they did not have authority to do so?

A.    Yes.

Q.    Mr. Turchin, was there any doubt in your mind that this letter should have put Gibson Dunn on notice that it was not authorized to speak for the company?

A.    Yes.

Q.    So you agree that they had been given prior notice that they should not be acting on behalf of the company?

A.    Yes.

Q.    Now, you also attended a February 4 board meeting at which there were competing resolutions.

Do you recall that?

A.    Yes.

Q.    And, generally, what do you recall about that meeting?

A.    There were two resolutions. One by Steel Partners through Mr. Lichtenstein, which basically stated that the company would remain neutral and that neither — and we would not use the resources of the company in connection with the proxy contest.

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And the resolution that was proposed by the company stated that we were to give up — that myself, Audrey McNiff, and Jim Henderson would abrogate and give up all of our powers as board members and delegate those responsibilities to General Chilton, General Lord, Tom Corcoran, and Eileen Drake.

Q.    How did you vote with respect to that proposed resolution —

A.    No.

Q.    — that would have given power?

No?

A.    No.

Q.    And can you tell us why you opposed that?

A.    Because I believed that I was acting in the best interest of the stockholders, and I was not prepared to allow someone else to act on my behalf who had viewpoints that were contrary to mine.

Q.    Thank you.

Let me ask you about the meeting that we’ve already heard testimony about, which was the one in which the independent directors discussed the retention of Paul Weiss.

You were in the courtroom when

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Ms. Drake testified about that. Were you at that board meeting?

A.    Yes, I was.

Q.    Can you please tell us what you recall happening with respect to the discussion about Paul Weiss?

A.    Yes. We had for a long time felt it was necessary for the company to retain outside counsel to act as general counsel for the firm. It became clear from the Court’s oral judgment that the Court also felt that it would be appropriate for us to hire counsel. Given the urgency of the situation, as it was developing, we thought that one way to expedite it was to retain counsel that the company had previously vetted as acceptable to perform that service, but because of a conflict of interest, we could not hire them at the time because it was during the period of the — when the merger was still outstanding, and they had had a relationship with Lockheed Martin, which precluded them from acting on our behalf.

So the thought process was that since they had already been vetted and — as an acceptable firm, in order to expedite the matter, we should

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consider retaining them at that time.

And we had a vote at the board meeting, at the executive session of the board meeting, where we unanimously agreed to hire Paul Weiss. I was designated to inform Mr. Lichtenstein of that, and Mr. — General — the General was instructed that he would communicate that with Ms. Drake.

It turned out Ms. Drake was still generally available and returned to the meeting. So Mr. Corcoran advised her of the decision that was made, and her reaction was that she thought that — she asked if we were firing Mr. Kampani and replacing him with Paul Weiss, which we told her no. And then she said that — well, she didn’t know how — is he being demoted? And we said no. And then she said, well, how do I explain this to him? And we said, look, we had agreed that Audrey McNiff and Tom Corcoran, they both volunteered that they would be the ones to contact Paul Weiss. So it was agreed that to facilitate Ms. Drake’s ability to communicate the decision to Mr. Kampani, that we would prepare an outline of the services that — the scope of the services that they would perform, and she could then use that as a communication tool to advise Mr. Kampani

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of the conclusion that we made.

Q.    And do you know whether Ms. McNiff passed that information along?

A.    Yes, she did.

Q.    And just very quickly, if you could look at Exhibit 487.

A.    Exhibit what?

Q.    487.

A.    487? I don’t have a —

Q.    It may not be in your book. But if you could just look on the screen. All I want you to do is look at the email from Ms. McNiff and tell us whether that is, in fact, the email that she followed up with after the meeting?

A.    Yes.

Q.    And this was on February 21. So this would have been after argument was made to the Court with respect to the TRO?

A.    Yes.

Q.    And you’ll see in her first line she says, “Below is a recap of the decisions made by the independent directors during the executive session following the February 17 Aerojet [    ] board meeting.”

Do you see that?

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A.    Yes.

Q.    So the meeting you just discussed was on February 17. Correct?

A.    Yes.

Q.    Okay. Thank you.

And did any of the independents at    that meeting object to the retention of Paul Weiss?

A.    It was unanimously agreed.

Q.    And did the company ever retain Paul Weiss?

A.    No.

Q.    Why not?

A.    I believe that Audrey got an email back within a short period of time from General Lord saying let’s hold off. And then, ultimately, if I recall correctly, there was another email where two of the other directors denied ever making the agreement.

Q.    Okay. Thank you.

ATTORNEY WALSH: Your Honor, I have no further questions at this time.

THE COURT: Thank you, Mr. Walsh.

Mr. Offenhartz.

ATTORNEY OFFENHARTZ: Yes. Can I take my mask off, Your Honor?

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THE COURT: You may.

CROSS-EXAMINATION

BY ATTORNEY OFFENHARTZ:

Q.    Good afternoon, Mr. Turchin. How are you, sir?

A.    Good, thank you.

Q.    So you’ve been friends with Mr. Lichtenstein for about 30 years now. Correct?

A.    I’ve never been his friend.

Q.    I’m sorry?

A.    I’ve never been his friend. He’s a friend of my son’s.

Q.    A friend of your son’s. A very good friend of yours son’s. Correct?

A.    He’s a very good friend of my son’s, yes.

Q.    In fact, I think they’ve been described as very, very close friends. Correct?

A.    Well, they lived — up until fairly recently, they lived 3,000 miles apart. But, yes, they are good friends, and they’ve been friends for 30 years.

Q.    And your grandson is employed, as you’ve mentioned earlier, by Mr. Lichtenstein.

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Correct?

A.    Yes, he is.

Q.    And, sir, you own shares in Aerojet, don’t you?

A.    Yes, I do.

Q.    And I take it perhaps your grandson owns shares in Aerojet. Does he?

A.    He doesn’t directly. I have a trust account in which he owns — in which I gave him a thousand shares.

Q.    All right. And I am guessing, and I’m sure you will tell me one way or the other, if you know, that your son, Mr. Lichtenstein’s dear friend, has shares in Aerojet. Correct?

A.    Not to my knowledge.

Q.    I’m sorry?

A.    Not to my knowledge.

Q.    Sir, earlier today, earlier in your testimony, about 45 minutes ago, you indicated dissatisfaction with Ms. Drake’s handling of the negotiations of the Lockheed Martin deal. Correct?

A.    Correct.

Q.    And, sir, you said she had insufficient negotiating experience. Is that a fair

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summary?

A.    In negotiating merger and acquisition transactions.

Q.    So that was a fair summary?

A.    Sorry?

Q.    You agree with me; that was your testimony?

A.    That was my testimony, correct.

Q.    And, sir, you do know that Lockheed Martin’s initial bid was $47.50. Correct?

A.    Yes. Correct.

Q.    And you do know that Ms. Drake successfully negotiated Lockheed Martin up to $56 a share. Correct?

A.    That was the price we agreed to for the sale.

Q.    And, sir, you would agree with me that an $8.50 increase in the share price from the initial bid was a good constructive move. Correct?

A.    From my perspective, the initial bid was just a lowball, having no serious recognition.

Q.    So you don’t think the 20 percent increase in price that Ms. Drake was able to achieve was meaningful, do you, sir?

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A.    From my perspective, the meaningful differentiation would be from the stock price prior to the negotiation and the stock price when the negotiation was completed.

Q.    So you think she did a bad job. Correct? You think the price was inadequate?

A.    No, I thought the price was adequate.

Q.    So, sir, if the price was adequate, Ms. Drake did a good job negotiating an adequate price. Correct?

A.    She did a good job adequate — at negotiating an adequate price.

Q.    And, sir —

A.    But not the best price.

Q.    Well, sir, you’re convinced you would have gotten a better price. Right?

A.    I don’t know that for a fact.

Q.    Sir, what steps did you take to insert yourself in the negotiations to ensure that you would have been able to get a much better price?

A.    Sir, I did not say I would — I would be assured to get it, okay. That’s pure speculation. I have no idea what I would have been able to achieve.

Q.    And, indeed, you did not take any

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steps to insert yourself in negotiations —

A.    It was inappropriate.

Q.    — to take over and get that highly speculative price, correct, sir?

THE COURT: Mr. Turchin, please let him finish so that we can have a clear record of the trial.

THE WITNESS: Sorry.

THE COURT: Thank you.

A.    It would be inappropriate for me to interject into a negotiation. I’ve learned in the past from negotiations that the person that starts the negotiation generally finishes the negotiation.

Q.    Well, certainly, sir, if you thought the stockholders, whom you have expressed such concern for as a director, were getting a horrible deal, you would have said something. Correct?

A.    I said it was adequate.

Q.    And, sir, did you vote in favor —

A.    Yes.

Q.    — of the Lockheed Martin deal?

A.    Yes.

Q.    Did the shares you held in trust for your grandson, did you vote those shares in favor of

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the Lockheed deal?

A.    Yes, I did.

Q.    Did — do you know if Mr. Lichtenstein at Steel Partners voted all of Steel Partners’ shares in favor of the deal?

A.    As far as I know, yes.

Q.    I’m sorry, sir?

A.    Yes. Yes, as far as I know.

Q.    And do you know if Mr. Lichtenstein voted any shares he held outside of Steel Partners in favor of this deal?

A.    As far as I know, he voted all his shares.

Q.    And the board was unanimous in voting in favor of the Lockheed Martin deal. Correct?

A.    That’s correct.

Q.    I’m sorry, sir?

A.    That’s correct.

Q.    And, sir, you also referenced that you thought that perhaps Ms. Drake, as a woman, was just under too much pressure. Correct?

A.    I never — I never make a gender decision. For me, there’s no gender decision.

Q.    No gender decision?

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A.    No.

Q.    Okay. Sir, you also testified on your direct that in 2021, you did not think Ms. Drake should be replaced as CEO. Correct? Do you remember that about 20 minutes ago?

A.    Yes.

Q.    And you stand by that testimony that during 2021, you did not think Ms. Drake should be replaced as CEO. Correct?

A.    Correct.

Q.    And, sir, do you remember being deposed on May 6th by one of my co-counsel?

A.    Yes.

Q.    And you were asked in that deposition, and we’re in the same spring of 2021 time period, you were asked did you think that Ms. Drake should be replaced as CEO. And you answered yes?

A.    Yes.

Q.    Were you telling the truth then?

A.    Well, from my perspective, it’s a different time frame. I thought the question, when it was asked of me today, was whether or not in 2021 I would have voted to replace her, as distinct from would I — was my mental framework such that under the

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circumstances would I replace her.

Q.    Sir, what I just said to you, you were clear as a bell 20 minutes, 30 minutes earlier that in 2021 —

A.    Because you didn’t reference —

Q.    May I finish, sir?

A.    Sure.

Q.    That in 2021 you did not think    Ms. Drake should be replaced. And you said, no, I did not think she should be replaced, or words to that effect.

That’s not what you meant when you said those words?

A.    I thought the question that was asked of me today was would I have replaced her in 2021.    And the answer is no, I would not have replaced her in 2021.

Q.    Okay. And then I said to you, sir, on May 6th, two weeks ago or so, you were asked under oath in your deposition, did you think that Ms. Drake should be replaced as CEO, and you answered yes.

A.    Now.

Q.    No, sir. You were asked on May 6th: Did you think that Ms. Drake should be replaced as

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CEO? Yes.

Not do you think now. You were asked did you think.

A.    No. That was a general question, okay, which I took in the context of currently, as distinct from what I thought the question today was, in 2021, would I have replaced her. And in 2021, I would not have replaced her, okay. Now — and today — today I would replace her.

Q.    So, sir — and this is at page 99 of your deposition.

ATTORNEY WALSH: Your Honor, may we ask, if we’re going to continue this line, that Mr. Turchin be permitted to see his transcript?

THE COURT: That would also be helpful to me.

ATTORNEY OFFENHARTZ: If it’s all right with the Court, I’d like to move on, and I’ll come back to this.

THE COURT: That’s fine. Thank you.

ATTORNEY OFFENHARTZ: Just to be efficient and save time, or try to be efficient. BY ATTORNEY OFFENHARTZ:

Q.    Mr. Turchin, you joined the board of

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Aerojet in 2008. Correct?

A.    Correct.

Q.    And if I recall correctly, you joined it as part of a proxy contest being run by Mr. Lichtenstein. Correct?

A.    Correct.

Q.    And the other members of that proxy contest nominated by Mr. Lichtenstein were Mr. Henderson. Correct?

A.    Yes.

Q.    And later on Ms. McNiff was brought in as well. Correct?

A.    Ms. McNiff was just brought in in the last — two years ago.

Q.    Two years ago.

And she became the fourth board seat that Mr. Lichtenstein controlled. No?

A.    Totally incorrect.

Q.    Well, sir, let me shift back a moment.

When you got involved with the 2008 proxy contest, you viewed that as a hostile takeover. Correct?

A.    I was just — you know, I was just asked by Mr. Lichtenstein, would I be a candidate for

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a director in the event that he prevailed. I had no knowledge of, nor did I participate in, the process.

Q.    Sir, but during your deposition on May 6th, you were asked if you had been involved in a takeover contest in 2008.

Do you recall that?

A.    Yes.

Q.    And do you recall what you answered?

A.    Yes.

Q.    That you were involved with a hostile takeover?

A.    Yes, I was — I was named as one of the directors on the slate that Mr. Lichtenstein put forward.

Q.    And as part of a hostile takeover. Correct?

A.    Yes.

Q.    Yes.

And, indeed, your colleague — sorry. My friend across the caption a few moments ago showed you, and I don’t have it handy, but I can certainly show it to you first thing tomorrow morning, the Steel Partners slate that was used and submitted in the last couple of months.

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Do you recall what I’m speaking of, sir?

A.    Yes.

Q.    And you were named on that slate. Correct?

A.    Yes.

Q.    So it follows, then, that you are again part of Mr. Lichtenstein’s hostile takeover plans. Correct?

A.    I’m part of Mr. Lichtenstein’s proxy, yes.

Q.    Right. And as you testified in your deposition, as you testified a few minutes ago, you are part of his proxy/hostile takeover. Correct?

A.    If you call it a hostile takeover. I don’t call it a hostile takeover.

Q.    Well, you called it a hostile takeover in your deposition two weeks ago.

A.    Which proxy fight?

Q.    The one in 2008.

A.    In 2008, yes.

Q.    Sir, in your experience on the board of Aerojet, have there been any occasions when the normal proxy contest — I’m sorry, the normal proxy

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process was not followed?

A.    Not to my knowledge.

Q.    Well, sir, haven’t you already testified that in 2008 and this year are the only two times that Mr. Lichtenstein ran a slate?

A.    Yes.

Q.    And that’s different than what happens usually. Correct?

A.    Right.

Q.    In fact, sir, do you recall testifying at your deposition that because Mr. Lichtenstein was running a slate, there was nothing the company could do in response to his slate?

A.    I don’t remember specifically that — making that — I don’t remember specifically making that comment.

Q.    As you sit here today, do you think that the company or Ms. Drake had any options open to them once Steel Partners began and nominated its specific slate to take control of the board?

A.    Yes.

Q.    What were those options, sir?

A.    They could initiate their own slate of directors and —

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Q.    I’m sorry?

A.    They could initiate their own slate of directors.

Q.    And, indeed, that’s what has happened. Correct?

A.    Correct.

Q.    Sir, you’ve indicated that you care about stockholders, stockholder interest and the like. Correct?

A.    Correct.

Q.    And you think an important part of that, no doubt, is that stockholders should gain the benefit of information on what’s happening at the company. Correct?

A.    To the extent that information is public, yes.

Q.    And, sir, who determines, in your mind, what information is public versus private and to be hidden from stockholders?

A.    I think I would rely upon the governmental obligations, as to what the government requires to be disclosed.

Q.    So if SEC regulations or other disclosure regulations, securities law regulations,

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mandate disclosure of information, you would agree that that trumps what you might call interpersonal confidentiality. Correct?

A.    To the extent that the — that there are legal requirements to produce information, then we have an obligation to produce it.

Q.    Sir, did there come a time when Ms. Drake raised concerns about Mr. Lichtenstein’s behavior in August of ‘21?

A.    Yes.

Q.    Do you recall being asked about that in your deposition?

A.    No.

Q.    No?

Would it refresh your recollection if I represented to you that your answer to the question: “Ms. Drake raised concerns about Mr. Lichtenstein’s behavior in August, correct?”

And you answered: “Repeatedly.”

A.    Okay.

Q.    Well, does that ring a bell to you, sir? Does that refresh your recollection?

A.    Yes.

Q.    Thank you.

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And then, sir, you were asked: “You say repeatedly. So generally when she would make a complaint, would you believe it?”

Do you remember being asked that, sir?

A.    No.

Q.    Well, in any event — and I promise, tomorrow we’ll have your transcript in video, in full glory.

A.    Okay.

Q.    Do you recall answering that question: “Did we believe that Ms. — Mr. Lichtenstein was hostile to her? No.”

Do you recall testifying to that effect?

A.    Yes.

Q.    And that’s because in August of 2021, you did not believe that Mr. Lichtenstein was hostile to Ms. Drake. Correct?

A.    Correct.

Q.    And in August of ‘21, sir, you did not believe any of Ms. Drake’s contentions that Mr. Lichtenstein was behaving inappropriately or unprofessionally. Correct?

A.    Correct.

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Q.    And in August of 2021, you really felt that Ms. Drake — strike that.

In August 2021, sir, you did not have an open mind, did you, about any allegations or assertions of wrongdoing by Ms. Drake on Mr. Lichtenstein?

A.    I always have an open mind, and I’m willing to listen to any rational argument. But I view activities and I make my decision.

Q.    Right. But at least with respect to everything you had learned by August 2021, Ms. Drake’s repeated assertions, you did not believe her. Correct?

A.    Correct. Let me change — let me characterize it differently. I’m sure she believed it.

Q.    Well, sir, I’m asking if you believed it.

A.    I don’t believe that they were justified.

Q.    And, sir, in August 2021, or earlier, do you recall making any efforts whatsoever to follow up on any of her allegations?

A.    In meetings I had with other board

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members, I knew that Ms. Drake’s general attitude towards me was sort of hostile, and I didn’t think I would be in the best position to do it. And I had a number of conversations with other board members, if they had the capacity because of their better relationships with Ms. Drake, to reach out to her in a way that would reduce the tensions that existed.

Q.    Well, sir, I was asking a slightly different question.

Did you —

A.    No.

Q.    — do any follow-up on any —

A.    Yes. But only with other board members.

Q.    All right. Sir, if a — if a Paul — do you know who Paul Lundstrom is, sir?

A.    Who?

Q.    Paul Lundstrom.

A.    Yes.

Q.    Who is Paul Lundstrom, sir?

A.    He is the former CFO of the company.

Q.    Did there come a time in 2021 when you learned of a report by Ms. Drake that included assertions that Mr. Lundstrom had concerns and issues

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with respect to Mr. Lichtenstein?

A.    No.

Q.    You don’t recall that, sir?

A.    No.

Q.    So you obviously don’t recall any follow-up with Mr. Lundstrom, do you?

A.    That I had?

Q.    Yes.

A.    I had none at all.

Q.    Sir, you’ve testified that Ms. Drake raised concerns about Mr. Lichtenstein’s behavior in August. Correct? And we’ve established you said, yes, repeatedly. What were the nature of those assertions?

A.    Can you repeat the question again?

Q.    What were the nature of those assertions?

A.    The nature of what?

Q.    Sir —

ATTORNEY OFFENHARTZ: Your Honor, may we go two or three more minutes?

THE COURT: That’s fine.

ATTORNEY OFFENHARTZ: Or is now a —

THE COURT: No, no. If you have a bit

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you want to finish up, I’m happy to go for a few more minutes.

ATTORNEY OFFENHARTZ: Thank you.

ATTORNEY SHERMAN: May I approach?

THE COURT: Thank you.

ATTORNEY SHERMAN: Would you like one as well, Your Honor?

THE COURT: That would be great. Thank you.

ATTORNEY OFFENHARTZ: For you, sir, I come bearing gifts.

BY ATTORNEY OFFENHARTZ:

Q.    Sir, would you please look at JX 0036, which is behind the first tab.

A.    Yes.

Q.    And to save a little bit of time, this is a May 10th note from Eileen Drake to Arjun, the general counsel.

You had received and seen this in your deposition. It was marked as an exhibit in your deposition.

A.    Yes.

Q.    Do you recall seeing this, sir?

A.    Yes.

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Q.    Do you recall seeing this more contemporaneously?

A.    I’m sorry?

Q.    Do you recall seeing this in 2021?

A.    Yes.

Q.    Sir, let me direct your attention to the bottom three sentences of the second full paragraph, please.

A.    Second full paragraph.

Q.    I’m sorry, third full paragraph.

Ms. Drake writes, “Paul commented that he is more than willing to share with the board why he left the company and suggested the board conduct an exit interview with him-which is good board governance practice and wasn’t formally done when he resigned.”

And a little above that, there’s a discussion of folks being on nonspeaking terms.

Now, sir, would you mind turning to the next page, please. In the carryover paragraph, or at least the first full paragraph, about halfway down it begins, “In a discussion ....”

Do you see that, sir?

A.    Where is this?

Q.    The carryover paragraph.

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A.    Right.

Q.    About — one, two, three, four — four lines from the right margin. “In a discussion ...,” it begins.

A.    “In a discussion with Paul Lundstrom ...”?

Q.    Yes.

A.    Yes.

Q.    “In a discussion with Paul Lundstrom and I on July 19, 2020 Warren asked if he would ‘need to find a new CEO and CFO’ in the event the company pursued his strategy (Paul resigned two weeks later).”

A.    Mm-hmm.

Q.    “I, along with the management team and outside council, have all been very transparent with Warren and the Board on the shareholder risks associated with his strategy.”

Do you see that, sir?

A.    Yes.

Q.    Sir, did you reach out to Mr. Lundstrom —

A.    No.

Q.    — to speak with him?

Do you know if anyone on the board

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reached out to Mr. Lundstrom to speak with him?

A.    No.

Q.    Did you speak with anyone on the board regarding Mr. Lundstrom?

A.    Yes.

Q.    With respect to this note?

A.    Yes.

Q.    And, sir, did you discuss this with Arjun —

A.    No.

Q.    — the general counsel?

A.    No.

Q.    And, sir, did you take any steps to explore the accuracy of what was in this letter?

A.    We were advised by Mr. Kampani that this was a letter for the record and that we should not take any affirmative action with respect to it because it was not officially communicated to the board, asking for any course of action.

Q.    And, sir, is that what — is your contention that — sir, let me put it to you this way. You stated a few times now that you did not believe any assertions by Ms. Drake in the 2021 time frame, correct, with respect to Mr. Lichtenstein?

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A.    With respect to?

Q.    Mr. Lichtenstein.

A.    With respect to Mr. Lichtenstein? I did not generally — I did not generally believe in the accusations in this letter.

Q.    Okay. Thank you, sir.

That was going to be my last question for today, was: Did you credit any of the assertions in this letter?

A.    No.

Q.    And did you undertake any independent efforts to figure out and verify if there was any truth or not to the assertions in this letter?

A.    No.

ATTORNEY OFFENHARTZ: Your Honor, may I continue tomorrow morning?

THE COURT: You may.

ATTORNEY OFFENHARTZ: Thank you.

THE COURT: Thank you.

All right. In terms of tomorrow, seeing as though it’s our last day of trial, how are we doing on time? Do you expect to finish by 4:45? Would you like to start at 9:00 tomorrow? I will be guided by you on that.

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ATTORNEY BAYLISS: Your Honor, the hope is that we will be able to finish on time. We had envisioned possibly playing some video clips, but I think that we’re going to leave those out in the interest of time. And so I’m optimistic about it.

ATTORNEY DiCAMILLO: Mr. Bayliss and I talked about the video clips, and I agree that it makes sense to skip the video clips and keep testimony. I still think we’re going to be tight. If we could start at 9:00, I think that might be helpful.

THE COURT: Okay.

ATTORNEY DiCAMILLO: But I’m optimistic that we will finish up tomorrow.

THE COURT: Okay. Why don’t we plan to start at 9:00 tomorrow morning. You can let me know how you’re doing on time when we break for lunch, and we can make any adjustments that we need to make from there.

See you tomorrow morning.

(Proceedings concluded at 4:51 p.m.)

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I N D E X

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